PROSPECTUS

                                                   FILE PURSUANT TO RULE 424(b)3
                                                      REGISTRATION NO. 333-32816

                                2,827,273 SHARES

                                     [LOGO]

                                  COMMON STOCK
                               ------------------

    This prospectus relates to 2,827,273 shares of our common stock that may be offered and sold from time to time by certain of our stockholders.

    Prior to May 23, 2000, our common stock was on the OTC Bulletin Board under the symbol "AUOR." Commencing May 23, 2000, our common stock will begin trading on the NASDAQ National Market System under the symbol "AUTH." On May 17, 2000, the last reported sale price of our common stock was $11.00 per share.

    The shares may be sold from time to time by the selling stockholders. Such sales may be made:

    - directly;

    - through agents designated from time to time;

    - through dealers and underwriters also to be designated;

    - the NASDAQ National Market System; or

    - otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions, which may include the pledge or hypothecation of some or all of the shares of common stock.

To the extent required by law, the specific shares of common stock to be sold, name of the selling stockholder, or the pledgee of such selling stockholder, as the case may be, public offering price, the names of any such agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement.

    We will receive none of the proceeds from the sale of the common stock offered in this prospectus. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

    FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OF COMMON STOCK, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                  The date of this Prospectus is May 19, 2000.

                               PROSPECTUS SUMMARY

    BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

OUR BUSINESS

    We provide a patent-pending security solution which secures corporate Web-related information while enabling businesses to provide secure access to their corporate Website and applications and to conduct secure communications over computer networks and the Internet. Our product suite and processes enable a corporation to provide secure access to the information on its Web server to its customers, suppliers, employees and public visitors from the Internet, according to their pre-determined security profile.

    We believe our solution to be innovatively different from other security solutions available today. Our solution provides security by securing a customer's Website, corporate information assets and contents off-line, making this information completely inaccessible, except through the customer's Web server. This process eliminates any direct contact between the person requesting information and the corporate information assets.

    The benefit of our product suite is that it has been designed to provide an added dimension of security to existing security products, such as:

    - firewalls;

    - virtual private networks;

    - encryptions;

    - security tokens;

    - smart cards; and

    - biometrics.

    Our customer investments in these other security technologies can be preserved and combined with our product suite.

    Our executive offices are located at 1 Justin Road, Natick, Massachusetts 01760-5565. Our telephone number is (508) 650-3916 and our Website address is http://www.authoriszor.com. The information contained on our Website is not incorporated by reference into this prospectus.

                                  THE OFFERING

    This prospectus relates to 2,827,273 shares of common stock that may be offered and sold from time to time by selling stockholders. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders purchased the shares offered by this prospectus from us in offerings exempt from the registration requirements of U.S. federal securities laws.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following selected consolidated financial data are derived from the financial statements of the Company, which have been audited by Grant Thornton, independent chartered accountants. The selected consolidated statement of operations for the nine month periods ended March 31, 2000 and 1999 are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for the Company should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this Prospectus. The results for the nine month period ended March 31, 2000 are not necessarily indicative of results that may be expected for the full year.

                              JANUARY 15,
                                 1997
                               (DATE OF
                              INCEPTION)           YEAR ENDED               NINE MONTHS ENDED
                                  TO                JUNE 30,                    MARCH 31,
                               JUNE 30,     -------------------------   -------------------------
                                 1997          1998          1999          1999          2000
                              -----------   -----------   -----------   -----------   -----------
                                                                        (UNAUDITED)   (UNAUDITED)
Statement of operations
  data:
  Net sales.................  $     3,290   $        --   $    33,711   $    32,682   $   121,186
  Operating loss............       (5,283)      (23,821)      (49,631)      (27,504)   (4,682,127)
  Other income, net.........           --            --            --            --        73,263
  Net loss..................       (5,283)      (23,821)      (49,631)      (27,504)   (4,608,864)
  Loss per common share--
    basic and diluted.......        (0.00)        (0.00)        (0.00)        (0.00)        (0.32)
  Weighted average shares
    outstanding--basic and
    diluted.................   13,765,808    13,765,808    13,765,808    13,765,808    14,462,226

                                                       JUNE 30,
                                            ------------------------------    MARCH 31,
                                              1997       1998       1999        2000
                                            --------   --------   --------   -----------
                                                                             (UNAUDITED)
Balance sheet data:
  Current assets..........................  $ 4,855    $  1,049   $  3,196   $27,863,341
  Current liabilities.....................   10,815      34,730    100,670       604,469
  Total assets............................    5,473       5,224     24,790    32,755,668
  Stockholders' equity (deficit)..........   (5,342)    (29,506)   (75,880)   32,151,199

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS BEFORE MAKING A DECISION TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK. THE RISK FACTORS BELOW DO NOT NECESSARILY APPEAR IN ORDER OF IMPORTANCE. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

WE HAVE A HISTORY OF LOSSES AND NEGATIVE CASH FLOW AND ANTICIPATE CONTINUED LOSSES.

    Since our formation, we have incurred operating losses and negative cash flow. As of March 31, 2000, we had an accumulated deficit of approximately $4,687,599. We also have experienced net losses during our entire history prior to entering the Internet security business. We anticipate that our business will generate operating losses for the foreseeable future until we are successful in generating significant additional revenues to support our level of operating expenses. We cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future. To the extent we are unable to achieve profitability in the future, our business, prospects, financial conditions and results of operations will suffer.

WE EXPECT OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE.

    We anticipate that our quarterly operating results will vary according to several factors, any of which could have an adverse effect on sales. We are a start-up operation in an immature market. Our revenues will initially tend to take the form of pilot projects with large organizations leading to full acceptance only on proof of our technology. This may tend to lead to an uneven revenue stream. This trend may potentially also be exacerbated by long sales lead times resulting in delays in receiving revenues.

    We will operate with low backlog levels for product license sales. Consequently, the volume of orders in a given quarter will have a significant impact on the revenues for that quarter. Since our expense levels are based on projected revenue expectations, if our backlog levels fall below those expectations, then losses may increase.

WE ANTICIPATE A POTENTIAL DECLINE IN MARGINS IN OUR MARKET.

    As the network management and security market matures, we anticipate that there will be a move towards packaging of multiple functional elements at "less than the sum of the parts" pricing. We believe that we will not experience a decline in earnings if we can achieve our market share objectives in the early market phase and can move towards a higher level of service based revenue streams as margins decline. Failure to achieve these two objectives would have serious, long term consequences for our profitability, if any, and our share price.

RAPIDLY CHANGING TECHNOLOGIES MAY RENDER OUR PRODUCT SUITE OBSOLETE OR
  UNMARKETABLE.

    The network management and security market is subject to rapid technological change and innovation. Customer requirements are also subject to significant short-term changes. As a result, we must continuously adapt and improve our product suite in response to changes in operating systems, application software, computer and communications hardware, network software, programming tools and computer language technology. The introduction of products embodying new technologies and the emergence of new industry standards may render some or all of our existing products obsolete or unmarketable.

    In particular, the market for Internet, Intranet and Extranet applications is very new and is evolving rapidly. Our operating results will depend upon our ability to remain abreast of these advances. We cannot assure you that we will be successful in developing new products or product enhancements that respond to technological changes and evolving industry standards. We also cannot be certain that we will not experience difficulties that could delay or prevent successful development, introduction or marketing of these products, or that the new products will adequately meet the developing needs of the market and achieve market acceptance. If we do not respond adequately to the need for developing and introducing new products or enhancements to our existing products in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition could be materially adversely affected.

OUR PACKAGE OF SOFTWARE MAY NOT BE ACCEPTED AS A PROPRIETARY STANDARD.

    Our future success will depend in part on the adoption of our software package as a proprietary standard by potential customers. This adoption may be jeopardized by a public perception that the use of client-side software results in a loss of flexibility and ease of access to software systems. Our view is that our package of software is a valuable tool for assuring and enhancing tight and continuing security, and that other commonly used Internet capabilities require the use of client software. In order to utilize our package of software to attain information security at a high level of confidentiality and integrity, we must persuade customers either to adopt our package of software as a proprietary standard or that our product suite will significantly facilitate migration to a more secure environment. If we do not achieve either of these objectives, then our business, operating results and financial condition could be materially adversely affected.

WE FACE STRONG COMPETITION, ESPECIALLY IN NORTH AMERICA.

    We face strong competition, particularly in North America where the majority of our competitors are based. We expect our revenue to be derived from sales of software security products, systems integration, consulting and support services, and sales of hardware and other products. We face and expect to continue to face competition in each of these market areas from various existing and emerging information security providers. Many of these companies have greater name recognition, longer operating histories, larger customer bases and significantly greater financial, marketing, sales and other resources. We generally do not seek exclusive relationships with our business and technology partners; these partners may also compete with us from time to time. We expect to face increasing competitive pressures from our current competitors and new market entrants.

WE CANNOT ACCURATELY PREDICT THE SIZE OF OUR MARKET, AND IF OUR MARKET IS NOT AS LARGE AS WE EXPECT, OUR BUSINESS PROSPECTS WILL SUFFER.

    The markets for our product suite is rapidly evolving and we cannot assure you that the Internet or common public protocols will continue to be used to facilitate communications or that the market for network management and security systems will continue to expand. Continued growth of this market will depend, in large part, upon the continued expansion of Internet usage and the number of organizations adopting or expanding intranets and upon the ability of their respective infrastructures or complementary products and services to be developed in a timely manner. Consequently, if the network management, security, Internet and intranet markets fail to grow at the rate that we anticipate, then our future business, operating results and financial condition could be materially adversely affected.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY.

    We rely on a combination of copyright, trademark, service mark and trade secret laws, confidentiality procedures and contractual restrictions to establish and protect the proprietary rights in our software and services. However, we will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. In addition, these legal protections only provide us with limited protection. If we litigate to enforce our rights, it would be expensive, divert management resources and may not be adequate to protect our business. Our inability to protect our proprietary technology could have a material adverse effect on our business, prospects, financial condition and results of operations.

    We may not have adequate remedies for infringement by others of our product suite. We have five patent applications pending in the U.S. for our Authoriszor product suite and we believe that such products may be patentable in the U.S. However, because patent applications in the U.S. are confidential, we cannot rule out the existence of earlier-filed patent applications for technology similar or identical to our product suite, or the possibility that another party may first secure patent protection in substantially similar technology. Therefore, we cannot guarantee that our patent applications will be successful. We may attempt to extend any successful U.S. applications into the UK and other countries through the Paris Convention and the Patent Cooperation treaties; however, patent applications for software are more difficult to obtain in some countries outside the U.S. Even where patent protection is obtained, we cannot guarantee that third parties will not oppose or otherwise challenge the patents granted. If we do not succeed in securing patents in the U.S., UK and other territories, or if any granted patent is successfully challenged, we may not be able to prevent the marketing of products similar to ours based on the underlying technology by other persons in that territory.

    We cannot assure you that others will not develop technologies that are similar or superior to our technology. Despite our efforts to protect our proprietary rights, unauthorized uses of our product suite will be difficult to prevent, and although we are unable to predict the extent to which piracy of our software products may occur, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries may not protect our proprietary rights as fully as do the laws of the U.S. and the UK. We also cannot assure you that our competitors will not independently develop similar technology.

    We may rely on technology that we license from third parties, including software that is integrated with and into our product suite and which is critical to the functionality of our product suite. Should we lose the right to incorporate such software into our product suite, we would be required to seek substitute software products, the lack of which or the use of which could negatively affect the functionality and viability of our product suite.

    We cannot assure you that third parties will not claim infringement by us with respect to current or future products. We expect that software companies will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Responding to such claims, regardless of merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect upon our business, operating results and financial condition.

    We do not have registered trademark protection for all logos we use. We do not have trademarks for any of the Authoriszor brand names/logos in the U.S. We cannot guarantee that any trademark application for the Authoriszor brand names/logos will be approved by the relevant governmental authority. Even if appropriate applications were made and approved, third parties may oppose or otherwise challenge such applications or registrations. Failure to obtain trademark registrations in the territories in which we intend to market our business could limit our ability to use the brand names/logos in those territories. While we are not aware of any encumbrances in our ownership of, or that any third parties are infringing upon our intellectual property rights and we do not believe that the Authoriszor product suite infringes upon any third party rights, the developers of the product gave no warranties of no third party infringement when they transferred the intellectual property to us.

OUR SUCCESS DEPENDS ON RETAINING OUR CURRENT KEY PERSONNEL AND ATTRACTING ADDITIONAL PERSONNEL, PARTICULARLY IN THE AREAS OF MANAGEMENT, SALES AND DISTRIBUTION, CLIENT SUPPORT AND TECHNICAL SERVICES.

    Our success will depend largely on the continuing efforts of our executive officers and senior management, especially those of Richard A. Langevin, our President, Chief Executive Officer and Interim Chief Financial Officer, and James L. Jackson, David Wray and David Blanchfield, the developers of our product suite. We have entered into employment contracts with each of these individuals. Our business may be adversely affected if the services of these officers or any of our other key personnel become unavailable to us.

    We have increased our sales and distribution and administrative staff in the UK and have built sales and distribution and administrative infrastructures in the U.S. We expect to continue to increase our staff in both the U.S. and UK in the future. We also intend to hire a Chief Financial Officer. If we fail to attract and retain qualified personnel to staff these positions, particularly in the U.S., our business and prospects will likely be adversely affected.

    We are currently expanding our technical services staff and will need to increase our staff further to support expected new clients. The initiation of new clients, the integration of our security solutions and ongoing client support can be complex. Accordingly, we need highly trained client support, technical personnel and outside consultants. Hiring client support and technical personnel is very competitive in our industry due to the limited number of people available with the necessary technical skills and understanding of our software package. Our inability to attract, hire, train or retain the number of highly qualified client support and technical services personnel that our business needs, or the inability to hire qualified outside consultants to perform these tasks, may cause our business and prospects to suffer.

OUR U.S. OPERATION MAY NOT BE SUCCESSFUL.

    We anticipate that the main market for our product suite will be the U.S. Prior to the first quarter of 2000, our operations had been based solely in the UK. We believe that our target market, the U.S., cannot successfully be penetrated, either geographically or culturally, by a small UK-based operation. Additionally, we believe that the presence of U.S.-based employees in our U.S. headquarters operation is a basic requirement for successful U.S. market penetration. Accordingly, in the first quarter of 2000, we opened a U.S. operational office which is presently staffed with 11 people. We cannot assure you that our planned U.S. operations will be successful.

IF WE FAIL TO ACCESS OUR TARGET MARKET QUICKLY, WE MAY BE AT A SIGNIFICANT COMPETITIVE DISADVANTAGE AGAINST OUR COMPETITORS.

    A significant threat to the achievement of our marketing goals is any delay in the time to market of our product suite. Currently, we have entered into only one contract for the use of our product suite. We predict that delays in the marketing program may result in an early lead being gained by one or more companies that already supply Web security products. In that case, differentiated positioning will become more important and we will need to be more explicit in our marketing or the chance of market share gain will be adversely affected. Our pricing policy will also suffer as a result of any attempt to win market share and grow brand from a weaker position. If we fail to achieve fast time to market in the U.S., our business, operating results and financial condition could be materially adversely affected.

OUR PRODUCT SUITE MAY BE DEFECTIVE AND WE MAY FACE PRODUCT LIABILITY LAWSUITS.

    Our product suite will be used for network management and security functions which may be critical to organizations and, as a result, the eventual sale and support of products by us may entail the risk of product liability and related claims. We intend to attempt to explicitly limit our liability in our contracts; however, we cannot guarantee that contractual limitations on liability will protect us from liability in any of the nations or states in which we do business. We currently have no product liability insurance. A product liability claim brought against us could have a materially adverse effect on our business, operating results and financial condition.

    Software products as complex as those we offer may contain undetected errors or failures when first introduced or when new versions are released and errors or failures may also emerge, once any version has been in use for some time. In particular, the personal computer hardware environment is characterized by a wide variety of non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time consuming. Despite our testing we cannot assure you that errors could not result in adverse publicity, loss or delay in market acceptance, or claims by customers against us, any of which could have a material adverse effect upon our business, operating results and financial condition.

WE HAVE A LIMITED OPERATING HISTORY IN THE AREA OF INTERNET AND NETWORK
  SECURITY.

    We have been engaged in our current Internet and network security business since July 22, 1999. Our activities have primarily been in research and development, and elements of our product suite are in an early stage of development. We have a limited operating history in the Internet and network security business upon which our performance and prospects can be evaluated. We face risks frequently encountered by developing businesses. These risks include our potential inability to compete with more established firms and to retain and maintain key personnel, as well as uncertainty as to which areas we should target for growth and expansion and as to the source of funding for operations and expansion.

OUR SUCCESS DEPENDS ON THE CONTINUED GROWTH IN USE OF THE INTERNET.

    Rapid growth in the use of and interest in the Internet is a recent phenomenon. We cannot assure you that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support our business. Sales of our product suite will depend largely on the widespread acceptance and increased use of the Internet as a source of information and as a vehicle for commerce and business. If use of the Internet does not continue to grow or grows more slowly than we expect, or if the Internet infrastructure does not effectively support growth that may occur, our business will be adversely affected.

    Due to the increasing popularity of the Internet, laws and regulations applicable to Internet communications, commerce, advertising and direct marketing are becoming more prevalent. The adoption or modification of such laws or regulations could inhibit the growth of Internet use and decrease the acceptance of the Internet as a communications and commercial medium, which could decrease demand for our product suite and have a material adverse effect on our business, results of operations and financial condition.

OUR ACQUISITIONS AND VENTURES MAY DISRUPT OR OTHERWISE HAVE A NEGATIVE IMPACT ON
  OUR BUSINESS.

    We intend to enter into new business opportunities and ventures to build marketing and distribution capabilities. Typically, such opportunities require extended negotiations and the investment of a substantial amount of capital and will impose substantial burdens on our management personnel and our financial and operational systems. We cannot assure you that such venture(s) or acquisitions will be appropriately integrated or ever achieve or sustain profitability.

WE FACE RISKS IN FOREIGN MARKETS.

    We own subsidiaries, conduct operations and market our product suite internationally. Conducting business in most countries will require us to become familiar with and to comply with foreign laws, rules, regulations and customs. We have limited experience conducting foreign business and we cannot assure investors that we will be successful. Moreover, our failure to comply with foreign laws, rules and regulations of which we are not aware may harm the development of our business. Further risks are inherent in international operations, including the following:

    - differing levels of Internet use in other countries;

    - customers' agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system;

    - foreign customers may have longer payment cycles;

    - foreign countries may tax our foreign income and tax rates in certain foreign countries may exceed those of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

    - intellectual property rights may be more difficult to enforce in foreign countries;

    - fluctuations in exchange rates may affect product demand and may adversely affect the profitability in US dollars of products and services provided by us in foreign markets where payment for our product suite and services is made in the local currency;

    - general economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

    - unexpected changes in foreign laws or regulatory requirements may occur, which could interfere with our business or operations;

    - compliance with a variety of foreign laws and regulations may prove difficult; and

    - an overlap of different tax structures may prove too complex to administer effectively,

    There can be no assurance that any of these factors will not have a material adverse effect on our business and results of operations.

WE MAY INCUR SIGNIFICANT COSTS TO AVOID INVESTMENT COMPANY STATUS AND WE MAY SUFFER ADVERSE CONSEQUENCES IF WE ARE DEEMED AN INVESTMENT COMPANY.

    Certain strategic equity positions taken by us and our subsidiaries in other businesses may be considered "investment securities" under the Investment Company Act of 1940, as amended. Generally, any company that owns investment securities with a value exceeding 40% of its total assets, excluding cash items and government securities, is an "investment company" subject to registration under, and compliance with, the Investment Company Act unless a particular exemption or safe harbor applies. The value of investment securities held by us may have exceeded the threshold under the 40% test on July 15, 1999 upon the closing of the sale of Mineradora de Bauxita Ltda. to Minmet Plc and at times since that date. Rule 3a-2 under the Investment Company Act, however, provides that notwithstanding a company's ownership of investment securities with a value in excess of 40% of its total assets, such a company will not be deemed an investment company for a one-year period, provided that such company has a BONA FIDE intent to be primarily engaged in a business other than that of investing or trading in securities and this intent is evidenced by:

    - the Company's business activities; and

    - a resolution of its board of directors.

    Our Board has adopted such a resolution stating that we intend to be primarily engaged in a business other than that of investing and trading in securities. Our Board further directed us to reduce the percentage of our total assets comprised of investment securities to below the 40% threshold before the expiration of the one-year period under Rule 3a-2 which will occur as early as June 30, 2000. We may accomplish this by selling investment securities or increasing our other assets. As a result, we may be obligated to dispose of assets sooner than we otherwise would at prices which could be lower than they otherwise might be. Also, we will need the consent of Minmet Plc in order to transfer the shares of Minmet Plc prior to January 6, 2001. We will also incur tax liabilities in connection with any asset dispositions. In addition, we may be forced to forego opportunities to purchase investment securities and asset purchases and this may harm our business and results of operations.

    If we fail to comply with the requirements of Rule 3a-2 or for any other reason are deemed an investment company, we would be in violation of the Investment Company Act and would be prohibited from engaging in business or selling our securities and could be subject to civil and criminal actions for doing so. In addition, our contracts would be voidable and a court could appoint a receiver to take control of us and liquidate our business. Therefore, our failure to comply with Rule 3a-2 and our classification as an investment company for this or any other reasons would harm our business and results of operations.

THE EXERCISE OF WARRANTS AND OPTIONS TO PURCHASE OUR SHARES WILL HAVE DILUTIVE
  EFFECT.

    There are currently outstanding warrants and options to purchase 1,913,410 shares of our common stock, of which 35,000 of such warrants and options are subject to certain conditions related to performance. There are additionally 400,286 shares of common stock available to be issued under our Stock Plan. These options and warrants provide an opportunity for holders to profit from a rise in the market price of our shares of common stock with resulting dilution in the ownership interest held by you. Holders of these securities may opt to exercise them and receive the underlying shares of common stock at a time when we are seeking to obtain additional capital by an offering. As a result, the terms, including price, on which we may be able to obtain additional capital could be adversely affected.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT A TAKEOVER THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

    We have 2,000,000 shares of preferred stock authorized in our Certificate of Incorporation, none of which are currently issued and outstanding. The preferred stock may be issued with such designations, rights and preferences as may be determined from time to time by our Board. Accordingly, our Board is empowered, without stockholder approval, but subject to applicable government regulatory restrictions and applicable corporate laws, including the fiduciary duties of our Directors, to issue preferred stock with dividend, liquidation, conversion, voting or other rights senior to the holdings of shares of common stock. If issued, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any additional shares of our preferred stock, we cannot assure you that we will not do so in the future.

    We are also subject to certain provisions of Delaware law (Section 203 of the Delaware General Corporation Law) which may have the effect of discouraging unsolicited takeover offers.

OUR STOCK WILL LIKELY BE SUBJECT TO SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS DUE TO A NUMBER OF FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

    The market price of our shares of common stock may be subject to wide fluctuations. See "Price Range of Common Stock." Reasons for future fluctuations may include variations in industry growth rates, general economic conditions, divergence in financial results from analysts' expectations, changes in earnings estimates by stock market analysts, our size relative to the market and other events and factors. Stock prices and trading volumes for many Internet-related companies fluctuate widely, often for reasons that may be unrelated to their businesses or results of operations. In addition, international stock markets have from time to time experienced extreme price and volume fluctuations which have affected the market prices of securities and which have often been unrelated to the operating performance of the companies affected.

    These broad market fluctuations, as well as general economic and political conditions, could adversely affect the market price for our shares of common stock.

WE ARE AT RISK OF SECURITIES CLASS ACTION LITIGATION AND REGULATORY INQUIRY DUE TO OUR EXPECTED STOCK PRICE VOLATILITY.

    In the past, securities class action litigation and regulatory inquiries have been brought against a company following periods of volatility in the market price of its securities. In the future we may be the target of similar litigation or inquiries. Even if groundless and ultimately unsuccessful, securities litigation and regulatory inquiries may result in substantial costs and divert management's attention and resources, which may seriously harm our business, prospects, financial condition and results of operations and may also harm our reputation.

WE FACE RISKS RELATED TO EXCHANGE RATES.

    A proportion of our revenues are expected to be received in non-US currencies and, in particular, we anticipate that a proportion of our revenues will be received in Euros. This may give rise to an exchange risk against U.S. dollars.

    We may engage from time to time in foreign exchange hedging in respect of the principal foreign currencies in which our receivables are denominated. There can be no assurance that such hedging activities will continue or will be effective to limit the impact of any movements in exchange rates on our results or operations.

OUR EXECUTIVE OFFICERS AND DIRECTORS IN THE AGGREGATE CONTROL APPROXIMATELY 36%
  OF OUR VOTING STOCK.

    Our Directors and executive officers will together own beneficially approximately 36% of the issued and outstanding shares of common stock of Authoriszor Inc., including options exercisable within 60 days of the date of this prospectus by such Directors and executive officers. If these stockholders were to vote all of their shares in a similar manner, they would have sufficient voting power to significantly influence the outcome of any corporate transaction or any matter submitted to the stockholders for approval, including the election of directors, mergers, consolidations or the sale of all or substantially all of our assets, and to prevent or cause a change in control.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS; MARKET DATA

    This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statement including those discussed under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform such statements to actual results.

                                USE OF PROCEEDS

    This prospectus relates to shares of common stock that may be offered from time to time by the selling stockholders. We will receive none of the proceeds from the sale of the common stock offered in this prospectus.

                          PRICE RANGE OF COMMON STOCK

    Our common stock has been quoted on the OTC Bulletin Board during the periods covered by this table, currently under the symbol "AUOR." Commencing on May 23, 2000, our common stock will be quoted on the NASDAQ National Market System under the symbol "AUTH." The following table sets forth, for the periods indicated, the range of high and low bid price information per share of our common stock. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                BID PRICE
                                                           -------------------
CALENDAR PERIOD                                              HIGH       LOW
---------------                                            --------   --------
1997
Third Quarter............................................  $  1.375   $ 0.406
Fourth Quarter...........................................     2.125     0.406

1998
First Quarter............................................      1.50     0.625
Second Quarter...........................................      1.06     0.041
Third Quarter............................................     0.875      0.08
Fourth Quarter...........................................      0.53     0.055

1999
First Quarter............................................      0.13      0.05
Second Quarter...........................................    0.0875     0.062
Third Quarter............................................      2.00     0.625
Fourth Quarter...........................................     17.00    1.3125

2000
First Quarter............................................    40.875      7.50

    On May 17, 2000, the last reported bid price of our common stock on the OTC Bulletin Board was $11.00 per share.

    As of May 16, 2000, there were 17,414,081 shares of common stock outstanding, held by approximately 388 holders of record.

                                DIVIDEND POLICY

    We have not declared or paid any dividends on our capital stock since our inception and do not anticipate declaring or paying dividends in the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business. The future payment of dividends will depend on the results of operations, financial condition, capital expenditure plans and other factors that we deem relevant and will be at the sole discretion of our Board of Directors.

                    AUTHORISZOR INC. SELECTED FINANCIAL DATA

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data are derived from the financial statements of the Company, which have been audited by Grant Thornton, independent chartered accountants. The selected consolidated statement of operations for the nine month periods ended March 31, 2000 and 1999 are unaudtied but, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for the Company should be read in conjuction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this Prospectus. The results for the nine month period ended March 31, 2000 are not necessarily indicative of results that may be expected for the full year.

                                 JANUARY 15,                                     NINE MONTHS ENDED
                                1997 (DATE OF       YEAR ENDED JUNE 30,              MARCH 31,
                                INCEPTION) TO    -------------------------   -------------------------
                                JUNE 30, 1997       1998          1999          1999          2000
                                --------------   -----------   -----------   -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
Statement of operations data:
  Net sales...................   $     3,290     $        --   $    33,711   $    32,682   $   121,186
  Operating loss..............        (5,283)        (23,821)      (49,631)      (27,504)   (4,682,127)
  Other income, net...........            --              --            --            --        73,263
  Net loss....................        (5,283)        (23,821)      (49,631)      (27,504)   (4,608,864)
  Loss per common share--basic
    and diluted...............         (0.00)          (0.00)        (0.00)        (0.00)        (0.32)
  Weighted average shares
    outstanding--basic and
    diluted...................    13,765,808      13,765,808    13,765,808    13,765,808    14,462,226

                                                                JUNE 30,
                                                     ------------------------------    MARCH 31,
                                                       1997       1998       1999        2000
                                                     --------   --------   --------   -----------
                                                                                      (UNAUDITED)
Balance sheet data:
  Current assets...................................  $ 4,855    $  1,049   $  3,196   $27,863,341
  Current liabilities..............................   10,815      34,730    100,670       604,469
  Total assets.....................................    5,473       5,224     24,790    32,755,668
  Stockholders' equity (deficit)...................   (5,342)    (29,506)   (75,880)   32,151,199

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OUR COMPANY SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE "RISK FACTORS" AND "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS; MARKET DATA" ELSEWHERE IN THIS PROSPECTUS.

    We provide a patent-pending security solution that secures corporate Web-related information while enabling businesses to provide secure access to their corporate Website and applications and to conduct secure communications over computer networks and the Internet. Our product suite and processes enable a corporation to provide secure access to the information on its Web server to its customers, suppliers, employees and public visitors from the Internet, according to their pre-determined security profile.

    We believe that our solution is innovatively different from any current security solution available today. Our solution provides security by securing a customer's Website, corporate information assets and contents offline, making this information completely inaccessible, except through the customer's Web server. This process eliminates any direct contact between the person requesting information and the corporate information assets.

    The benefit of our product suite is that it has been designed to provide an added dimension of security to existing security products, such as:

    - firewalls;

    - virtual private networks;

    - encryption;

    - security tokens;

    - smart cards; and

    - biometrics.

Customer investments in these other security technologies can be preserved and combined with our product suite.

    In order to begin our operations as an Internet-based company, on July 22, 1999 we acquired Authoriszor Ltd., then named ITIS Technologies Ltd., a United Kingdom Internet security company. Following this acquisition, the name of our company was changed to Authoriszor Inc., and the trading symbol for the company's common stock on the OTC Bulletin Board was changed to "AUOR." On
May 23, 2000 our shares of common stock commenced trading on the NASDAQ National Market System under the symbol "AUTH." In November 1999, we changed our fiscal year end from December 31 to June 30 in order to adopt the fiscal year end of Authoriszor Ltd.

    The principal elements of our strategy to achieve a leading position in the worldwide Internet security solutions market are as follows:

    TECHNOLOGICAL LEADERSHIP. We believe that we offer innovative and high quality Web security solutions. We intend to maintain this technological lead by devoting substantial resources to product research and development, and, if appropriate, by acquiring new products and technologies. In addition, we intend to increase the current functionality of our solutions which we anticipate will create further sales opportunities and additional technological barriers for others. We will continue to focus on open, flexible and scalable solutions while broadening the scope of our Web security solutions.

    GLOBAL PRESENCE. We intend to be a leading provider of Web security solutions to large enterprises in Europe and North America and other high growth markets by expanding our sales and marketing and support organizations. To this end, we have increased our staff to thirty-eight employees, including
Richard A. Langevin, our Chief Executive Officer, President and Interim Chief Financial Officer. We also intend to create a network of resellers, systems integrators and other security application vendors as clients and sales channel partners of our product suite.

    TARGET NEW INDUSTRY SECTORS AND COMMERCIAL CERTIFICATE AUTHORITIES. We plan to continue to focus our sales and marketing efforts on industries where Web security is essential. These markets are currently:

    - financial services;

    - healthcare services;

    - government branches; and

    - large enterprises.

We intend to target leading institutions in these markets and will also target digital certificate service providers, known as commercial certificate authorities or trusted third parties.

    DEVELOP STRATEGIC PARTNERSHIPS AND CUSTOMER RELATIONSHIPS. We are working to establish strategic relationships with leading partners to broaden and accelerate the market acceptance of our Web security solutions. We will strategically target relationships with companies and other organizations that we expect to play a critical role in the future of electronic business. We anticipate that these relationships should help to facilitate broad market acceptance of our Web security solutions and we believe that they will help achieve our goal of becoming a leading global provider of Web security products and services.

    PURSUE SELECTIVE GROWTH OPPORTUNITIES. We intend to grow through both organic expansion as well as through selected strategic acquisitions which we believe will accelerate product, customer and geographic penetration.

    In January 2000, we secured a contract with Univentures International Limited to implement a secure Web application for use throughout nine universities located in Northern England.

RESULTS OF OPERATIONS

    The following is a discussion of the results of operations for the nine months ended March 31, 2000 compared with the nine months ended March 31, 1999.

    The operating loss increased to $4,682,127 for the nine months ended
March 31, 2000 compared to $27,504 for the respective period in 1999. This increase was attributable primarily to the Company agreeing to reduce the exercise price on options held by certain individuals, including Robert P. Jeffcock, former officer and current Director of the Company, Robert A. Pearce, former officer and Director of the Company and L. Clark Arnold, former officer and Director, from the original exercise price of $1.00 to a new exercise price of $0.66. The Company recorded a compensation expense of $1,694,000. The Company also entered into an agreement with consultants wherein the consultants were to be issued 120,000 shares of the Company's common stock, par value $.01 per share ("Common Stock") for services rendered. At March 31, 2000, all of the 120,000 shares had been earned and expenses equivalent to the trading value of the shares of common stock at the point in time when the shares were earned has been recorded at approximately $589,100. The remaining increase is attributable to costs incurred in setting up the Company's development centers, preparing for the opening of the sales offices, recruiting employees, legal and professional fees in connection with the recapitalization transaction, as described in Note B to the Company's financial statements included in this prospectus, and costs in connection with being a public company.

    The Company had sales of $121,000 in the nine months ended March 31, 2000 compared to $33,000 for the nine months ended March 31, 1999.

    In the nine months ended March 31, 2000, the Company recognized a gain on the sale of investment securities in the amount of $199,279. These securities had been received in connection with the aforementioned recapitalization transaction. The Company also recorded a write-down of its investment in Toucan Mining Plc in the amount of $291,448 in the nine months ended March 31, 2000.

    For the period prior to July 1999, the activities of the Company were very limited. Aggregate revenues and expenses from inception through June 30, 1999, were $37,001 and $115,736, respectively.

FINANCING MANAGEMENT'S PLAN OF OPERATION

    Following the acquisition of Authoriszor Ltd. in July 1999, the Company had approximately $1,600,000 in cash and other liquid assets, including securities of Minmet Plc. ("Minmet"). Following the acquisition of Authoriszor Ltd., the Company sold in the quarter ended September 30, 1999 10.5 million Minmet shares with Minmet's consent at the price of 8 pence (sterling) per share. These transactions resulted in net cash proceeds to the Company of approximately $1,360,000. Pursuant to its agreement with Minmet, the Company may not sell any of its remaining Minmet shares until January 6, 2001 without Minmet's prior approval; provided, however, that Minmet has agreed that the Minmet Shares may be placed through Minmet's brokers with Minmet's consent at any time, and Minmet has undertaken to act reasonably in respect of any requests with regard to such sales of Minmet shares.

    The Company has provided loans to Authoriszor Ltd. and Authoriszor Holdings Limited, a wholly owned subsidiary of the Company ("AHL") through March 31, 2000 of approximately $3,600,000.

    In January 2000, the Company, in an effort to raise capital, reduced the exercise price of certain options to purchase 350,000 shares of Common Stock from $1.00 to $.66 per share if such stock options were exercised by January 31, 2000. All of such stock options were exercised by January 31, 2000.

    In addition, in January 2000 the Company sold the stock of its subsidiary Toucan Mining Plc (formerly Toucan Mining Limited) for $809,750 (L500,000) in cash. This transaction was undertaken because of the Company's need to dispose of its mining interests (except for the retained Minmet securities) in a timely fashion to be able to pursue its current Internet security business and to facilitate the Regulation S private placement that was being arranged by Beeson Gregory Limited ("Beeson Gregory"). Prior to the sale, Toucan Mining Plc transferred to the Company warrants (the "Warrants") to purchase 7.7 million shares of Minmet Plc at an exercise price of 8 pence (sterling) per share and 2 million Minmet Shares. The shares of Minmet Plc to be acquired on exercise of the Warrants are not subject to any contractual restrictions with Minmet Plc; however, the Minmet Shares cannot be sold until January 2001 without the consent of Minmet Plc. Subsequently, in May 2000, the Company exercised the Warrants and sold the underlying 7.7 million shares of Minmet Plc for sales proceeds, net of the exercise price, of $2,209,130 (L1,463,000, based upon the currency exchange rate of 1.51 British Pound per $1.00 U.S. on May 17, 2000), exclusive of brokerage commissions.

    In February 2000, the Company placed (the "Placement") 2,727,273 shares of common stock ("Placing Shares") at $11.00 per share pursuant to certain placing documents (the "Placing Documents"). The Placement was made pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act") in the United Kingdom and Europe. The gross proceeds of the Placement were $30,000,003. In addition, the Company granted an option to Beeson Gregory, the placement agent, to purchase 136,363 shares of Common Stock at an exercise price of $11.00 per share for a term of two years. The Company has granted certain registration rights to the purchasers and future holders of the Placing Shares.

    Beeson Gregory received a commission of 5% of the total gross proceeds. The Company has also appointed Beeson Gregory as its financial advisor and has agreed to pay Beeson Gregory an annual financial advisory fee of $40,000 (L25,000). The Company estimates that the proceeds of the offering, net of commissions payable to Beeson Gregory and reimbursement of Beeson Gregory's expenses and other expenses, resulted in cash available to the Company of approximately $28,015,000. Pursuant to the Placing Documents, the Company has filed a registration statement on Form S-1 ("Registration Statement") under the Securities Act to register the resale of the Placing Shares and has made application to list the Company's Common Stock on the Nasdaq National Market System. The Company has incurred approximately $375,000 as of the date of this prospectus in connection with the resale of the Placing Shares and for payment of the Nasdaq listing fee. Additional expenses will continue to be incurred in connection with the registration of the resale of the Placing Shares. Additional expenses have been incurred in connection with the Nasdaq Listing Application. The Company intends to use such net proceeds to provide working capital to the Company and its subsidiaries and to fund strategic investments, acquisitions and research and development.

    Upon completion of the Placement, the Company, through AHL, has acquired 25.1% of the stock of WRDC for an aggregate subscription price of $604,800 (L378,000). In addition, on making the subscription, AHL made a loan in the principal amount of $195,200 (L122,000) to WRDC, repayable (with interest) over a five year period beginning on the second anniversary date of the first drawdown. Authoriszor Limited has converted the terms of the existing interest free loan to WRDC in the principal amount of $160,800 (L100,000) to similar terms. The WRDC Agreement contains the terms of an option pursuant to which AHL has the right to acquire the balance of the issued share capital of WRDC after October 31, 2001, at a price based on the revenue and profits of WRDC for the previous accounting period at the relevant time.

    In the quarter ended March 31, 2000, the Company incurred expenses in setting up its interim U.S. office at the home office of the Chief Executive Officer in Natick, Massachusetts. In May, 2000 the Company signed a commercial real estate lease in order to move the Company's headquarters to a permanent location in Burlington, Massachusetts. The lease commenced on May 1, 2000, and as a result the Company will incur a rental obligation of approximately $376,000 per annum over the term of the five year lease. In preparing the new headquarters for operation, the Company expects to spend approximately $100,000 to build out the new location. The Company has entered into personal property leases for telephone systems and computer equipment for a term of three years that will cost the Company approximately $190,000 in the aggregate over the course of such leases. Additionally, the Company expects to spend approximately $200,000 in furnishings for the Burlington headquarters.

    The Company's commitments for salaries will be significantly higher subsequent to March 31, 2000. The Company has increased its U.S. staff significantly. At present, the Company has employed 11 individuals, including Richard A. Langevin in the following areas: four technology related employees, three employees and one full-time consultant in sales and marketing and two administrative employees.

    The Company's operations headquarters are currently located on the first floor of a leased facility in North Yorkshire, England consisting of approximately 1,375 square feet of office space. The rent for this facility is approximately $34,100 per year. The Company is planning to add 1,757 square feet to the North Yorkshire facility, which will increase the rent to approximately $76,633 per year. The Company maintains additional UK offices in a 400 square foot leased facility in Birmingham, England and a 3,174 square foot leased facility in Bradford, England. The rent for these office spaces is approximately $51,752 per year in the aggregate. The Company's U.K. operational office has also increased its staff. Presently, there are eight employees in sales and marketing, twelve employees in research and development, four in administration and three in professional services.

    The Company's future success will depend, in part, on its ability to attract, retain and motivate highly qualified technical and management personnel. The Company intends to increase its sales and distribution, technical services and administrative staff in the UK and to increase the sales and distribution and administrative infrastructures in the U.S. In addition the Company is actively seeking a Chief Financial Officer. As a result the Company expects to incur significant expenses related to such personnel growth in the future.

    The Company believes its future success will depend in large part on its ability to enhance and leverage its technologies. The Company intends to continue to develop new and innovative solutions to respond to the needs of its customers. The Company intends to offer products that are compatible with new and emerging operations platforms such as UNIX and to seamlessly integrate its product without the need for re-registration in the case clients require major upgrades.

    The Company aims to maintain its security software technology leadership position by continuing to enhance and broaden the Company's product offerings. Through constant monitoring of the industry, the Company plans to identify new security features and trends in the marketplace that are required to maintain its competitive edge. The research and development team has currently identified several competitive enhancements that are being considered for development, such as:

    - native code conversion to further improve system performance;

    - implementation of secure file transfer;

    - expanded user selectable encryption;

    - active lightweight directory access protocol support; and

    - the development of extended application programming interfaces.

    For the nine months ended March 31, 2000, the Company incurred approximately $529,000 related to research and development. The Company expects that it will continue to commit significant resources to its research and development team in the future, including over the course of the next 12 months.

    As of the quarter ended March 31, 2000, twelve full-time employees were engaged in research and development for the Company. In addition, most of the Company's technical staff and management team contribute to design and development activities.

    As the result of these transactions, management considers that the cash resources of the Company are adequate for its working capital requirements for approximately the next twelve months.

YEAR 2000 COMPLIANCE

    The Year 2000 issue results from the historical use in computer software programs and operating systems of a two digit number to represent the applicable year. Marketplace concerns arose as to whether certain software and hardware would fail to properly function when confronted with dates that contain "00" as a two digit year. To address the potential risk of disruption of operations, the Company reviewed its own software products and conducted an impact analysis. The Company determined that all of the Company's products were designed to record, store, and process calendar dates occurring before and after January 1, 2000 with the same full-year accuracy (i.e. four numeric characters instead of two) and the impact analysis identified no major risk of failure within the Company's in-house computer systems, which include the accounting and management information systems.

    To date, the Company has not experienced any material problems relating to the Year 2000 issue. However, the Company has not yet experienced all factors that might have Year 2000 readiness implications. The Company will continue to monitor and evaluate internal Year 2000 compliance.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE OF MARKET RISK

    The Company's primary market risk exposure is fluctuation in the value of its investment in the common stock of Minmet Plc. These securities have been classified as available-for-sale which requires that they be carried at the market price. Based on the market price at March 31, 2000, these securities have a value of approximately $1,800,000. Fluctuations in value could result both from the price of the equity securities in general as well as changes in the market's perception of the value of the shares of Minmet Plc. The Company has not deemed it prudent to enter into transactions such as various types of hedges to minimize risk. A 10% change in the market price of Minmet shares would cause a $180,000 change in stockholder's equity.

    The Company also has risk related to currency exchange rate fluctuations. A portion of its cash flows are expected to be received in non-U.S. currency. Also there are loans outstanding to the Company's UK subsidiaries of approximately $3,600,000. Based on this loan amount, a 10% fluctuation in currency rates would have a $360,000 effect on net income or loss. Although the Company may choose to do so in the future, to date, the Company has not engaged in foreign exchange hedging.

                                    BUSINESS

GENERAL

    We provide a patent-pending security solution which secures corporate information while enabling businesses to provide secure access to their corporate Website and applications and to conduct secure communications over computer networks and the Internet. Our product suite and processes enable a corporation to provide secure access to the information on its Web server to its customers, suppliers, employees and public visitors from the Internet, according to their pre-determined security profile.

    We believe our solution to be innovatively different from other security solutions available today. Our solution provides security by securing a customer's Website, corporate information assets and contents offline, making this information completely inaccessible, except through the customer's Web server. This process eliminates any direct contact between the person requesting information and the corporate information assets.

    Each request for corporate information is submitted to the server. Then, by using silent security verification not apparent to the user, the Authoriszor product suite identifies, authenticates and, if authenticated, authorizes the request to proceed. To be authenticated by a server which has our product suite installed, the end user and the user's computer or terminal must be validated. Our profile selector ensures that the person requesting information is only provided with information to which they are authorized. Validated requests for information are handled by the protected server, which creates pseudo uniform resource locators that disconnect the name of the data source and the location of the data on the corporate Web server.

    Our virtual publisher then creates a response in the form of a virtual Web page and, after ensuring that no changes have occurred in the environment or device of the person requesting information since the request was submitted, which ensures that requestor transmissions have not been intercepted nor impersonated, and that the requestor identity is still the original requestor that commenced the session, sends the requestor the Web page of information off-line, publishing it through a virtual page publishing system. Our product suite then immediately destroys the virtual Web page response that was sent to the person requesting information.

    The benefit of our product suite is that it has been designed to provide an added dimension of security to existing security products, such as:

    - firewalls;

    - virtual private networks;

    - encryption;

    - security tokens;

    - smart cards; and

    - biometrics.

Customer investments in these other security technologies can be preserved and combined with our product suite.

INDUSTRY BACKGROUND

THE GROWTH OF THE INTERNET AND ELECTRONIC BUSINESS

    The continued growth of the Internet and advances in network technologies have fundamentally changed the way business is conducted. These developments, as well as advances in broadband and wireless technologies, have allowed organizations to make available their corporate computer networks and applications to a wide range of users. This offers businesses the opportunity both to enhance revenues by more efficiently accessing existing and potential customers, and to reduce costs by removing supply chain layers and streamlining distribution through extranets and the Internet.

    Electronic business, or the ability to conduct business online, has become critical for many organizations. Examples of electronic business applications include supply chain management, online banking, document sharing, both inside and outside the organization, order-entry systems, government tax filing systems, marketing on the Internet, inventory management and Internet-based commerce--known as E-Commerce.

    Organizations are increasing their spending on solutions which provide the necessary infrastructure to allow them to develop electronic business initiatives. As businesses implement and extend their information technology infrastructures to provide increased access to their networks, databases and applications, they face significant new challenges. These challenges include management of distributed computing environments, functionality of applications and, critically, security of information and networks.

    The market for Internet related electronic security products is immature. Until recently, such security has been service-based and has primarily involved custom tailored solutions. However, we believe it will rapidly shift towards standard products.

    The following are some of the factors which may influence the growth in the market for security products:

    - the growth of network and client/server computing;

    - the rapid adoption of the Internet and Internet protocols for E-Commerce, intranets, extranets and virtual private networks;

    - the development of electronic commerce in Europe and the Asia Pacific region, which is reported to be at a slower rate than in the United States;

    - increasing awareness of the public relations and financial consequences of not having a secure network;

    - national and supranational legislation for trusted third parties;

    - national and supranational legislation for digital signatures;

    - the emergence of industry standards, enabling inter-operable security to be built into standardized products;

    - the rate of the move towards automated management of key systems;

    - the need for effective management tools to control large communities of users, including public key certificate management systems;

    - the move towards doing significant business sight unseen, in some cases across international borders, which requires non-repudiation; and

    - any change to export standards and regulations.

THE NEED FOR A SECURITY INFRASTRUCTURE FOR ELECTRONIC BUSINESS

    The continued growth of electronic business depends in large part on whether a system for secure and trusted communication can be created that is consistent with practices established in the non-electronic world. In the non-electronic world, trust is established through procedures, policies and credentials that enable people and organizations to conduct business confidently and confidentially based upon the following principles:

    - Authentication--verifying the identity of each party;

    - Integrity--preventing alteration of information by unauthorized persons;

    - Confidentiality--preventing disclosure of information in transit or in storage to unauthorized persons; and

    - Non-repudiation--preventing either party from denying the communication or transaction.

    Conventional personal identification techniques, however, cannot be used in the electronic business world and, consequently, an electronic security framework is required.

    A number of techniques have been devised which seek to address this. These may be broadly categorized as:

TECHNIQUE                                        FUNCTION             PERCEIVED PROBLEMS/LIMITATIONS
---------                              -----------------------------  ------------------------------
Firewalls............................  A firewall limits access to a  A user's identity can be
                                       Web server according to a set  "spoofed", i.e. an
                                       of rules concerning the        unauthorized user may pretend
                                       identity of the user, message  to be someone else who is
                                       content, access request type,  authorized.
                                       protocol used, etc.

Encryption...........................  A technique for "scrambling"   Encrypted messages may be
                                       a message while in transit or  created or read by non-
                                       stored such that an intruder   authorized persons if the code
                                       may not read the content of    is "broken" or the decryption
                                       the message without having     key is stolen.
                                       access to the encryption
                                       code.

Public Key Infrastructure............  Public key infrastructure is   Keys may be stolen, however
                                       a generic term which           securely they may be stored,
                                       describes the process of       with the user being unaware of
                                       managing the encryption and    the theft, allowing
                                       decryption of messages         unauthorized decryption of
                                       between server and client      messages.
                                       using complex keys stored and
                                       authenticated by a trusted
                                       authority.

Biometrics...........................  A user has many unique         Does not in itself address the
                                       biometric characteristics      issue of encrypting data
                                       (fingerprint, retinal scan,    during transmission to prevent
                                       etc.) that may be measured to  unauthorized "eavesdropping"
                                       certify the identity of a      nor of managing the level of
                                       user.                          access available to a user.

Virtual Private Networks.............  Virtual private networks are   The establishment of the link
                                       an extension of hard wired     must be based upon a highly
                                       private networks, and once     secure user identification
                                       established, a Virtual         technique, or otherwise a
                                       private network creates an     secure route to an
                                       encrypted link between two or  unauthorized person could be
                                       more computers that can be     unknowingly created.
                                       regarded as highly secure.

TECHNIQUE                                        FUNCTION             PERCEIVED PROBLEMS/LIMITATIONS
---------                              -----------------------------  ------------------------------
Smart cards..........................  Smart cards contain embedded   They can be stolen and some
                                       electronic identity            may be fraudulently
                                       information which, when used   duplicated.
                                       as part of the log-on
                                       process, can help to verify a
                                       user's identity.

The techniques listed above are embodied in a variety of products provided by many companies, a few of which are listed below:

    - Public key infrastructure--Verisign Inc., Baltimore Technologies Plc

    - Firewalls--Checkpoint Software Technologies Ltd., Ascend
      Communications Inc., Cisco Systems Inc., Raptor Systems Inc.

    - Encryption--RSA Security Inc., Verisign Inc.

    - Smart cards--GemPlus, Hewlett-Packard, Bull S.A.

    - Virtual private networks--Checkpoint Software Technologies Ltd., Intel Corporation, Microsoft Corporation, Novell Inc., Cisco Systems Inc.

    - Biometrics--Siebel Systems, Inc.

    Despite the existence of these techniques and products, there have been security breaches into company servers. Many companies have reported security breaches where people have gained unauthorized access to their server and gained access to confidential and valuable information.

    Our product suite provides an environment with strong positive identification of the user and his equipment, coupled with a set of network management tools, which allow the management of a server's security policy to determine exactly who gets access to various classes of information and/or applications by reference to the user's profile, which is itself stored in a secure location. The Authoriszor product suite may be used in conjunction with existing techniques to enhance the level of security available.

    Importantly, access to an application hosted on a server protected by our product suite requires only a Web browser at the client site together with a small Authoriszor component which may be freely downloaded from our Website or distributed through CD-ROM.

    Reviewing the requirements identified above for electronic security in business with respect to our product suite:

Authentication.......  The Authoriszor product suite has strong in-built client ID verification which may be extended to
                       incorporate other techniques.

Integrity............  All access to a Web server is managed and controlled by the Authoriszor management console.

Confidentiality......  Data and applications are stored where they cannot be accessed by the Internet, and the requested data is
                       transmitted using the user's preferred encryption
                       methodology.

Non-repudiation......  The Authoriszor product suite maintains a full audit trail of access to applications and information.

THE AUTHORISZOR SOLUTION

    We have developed a suite of software products that manages users' access to a company's Web server and the level of information that is made available to users once they have gained such access. This package of products has been approved by Microsoft as an official Microsoft Backoffice Logo product.

    Access to information is controlled as follows:

    - each user seeking access to a server protected by our product suite is positively identified as either "public" or as an individual "authorized client";

    - once an authorized client has gained access to the server protected by our product suite, the level of information made available to that authorized client is monitored according to the pre-determined security profile of the authorized client in question;

    - generic content is delivered to public users so that they are not alerted to the fact that their access to secured information has been denied;

    - a record is automatically made of any attempted unauthorized access by a public user, although again the public user will not be alerted to this;

    - the secured information delivered to authorized clients is generated from a remote protected off-line source, so that there exists no static on-line page containing the secured information which could be "hacked" and no route or portal through which a hacker may gain access to the secured information; and

    - any "alien" files deposited on the server protected by our product suite are continuously and automatically purged.

    The following paragraphs describe the products involved in this process in more detail:

POSITIVE ID

    A component of the Authoriszor software product, known as Positive ID, checks the identity of the computer seeking access to a server protected by our product suite, or to a number of different servers, according to a number of unique attributes including hardware and software parameters. In this way, each user is identified as public or as an individual authorized client. An individual authorized client is a person who the company has set up as being authorized to have a specified level of access to private company information. For example, an existing customer could be authorized to have access to stock levels and delivery schedules; whereas, the company's chief executive could be authorized to have access to all information. Identification is based upon an individual client identification key for each authorized client. If a client identification key is copied, it will automatically cause a record to be made of such event and the reason for the event. This matter can then be dealt with in accordance with defined security policy. A user is continually monitored during the period of access, as well as during initial access or re-access. Users are not alerted to this on-going authentication process.

    Once an authorized client has gained access to the server protected by our product suite, the level and type of information delivered to him or her can be varied according to the characteristics of their client identification key. Certain information can be reserved for specified groups of users or for individual users. In this way, network performance can be optimized by sending only data which is appropriate to the client in question; for example, on a simple level, an audio file will not be sent to a configuration with no sound card. In addition, the product is extendable, so that future developments in smartcards, biometrics and other technologies can be incorporated as required. The Positive ID product, therefore, specifically addresses the need for high level authentication, privacy protection and security.

PROFILE SELECTOR

    Once an authorized client has gained access to a server protected by our product suite, our Profile Selector product profiles the client to select the information appropriate for that authorized client, whether in terms of his or her level of authorization, the compatibility of his or her system and the capacity of his system to cope with the information available or his or her personal characteristics, such as the language he or she speaks. The ability to create profiles for groups and individual clients means that security is precisely configurable.

PRIVATE PAGES

    Access to standard Web pages on the Internet is gained through uniform resource locators, which are addresses for real Web content, including actual pages in static Hypertext Markup Language and scripts for dynamic pages. With a conventional Web server which is not protected by Authoriszor, hackers are able to gain access to page sources and scripts through the uniform resource locators, which, in turn, enables them to gain access to the server.

    Our Private Pages product implements pseudo uniform resource locators. A pseudo uniform resource locator is a specification for a page that does not exist on the Web server but is instead generated from a remote off-line source. A pseudo uniform resource locator is constructed according to the profile of each individual authorized client. It exists only for the time taken to construct and transmit it to the client. No actual page or script exists on-line.

    On any request for information by a user, the Authoriszor product suite uses its virtual page publication system to create a temporary page containing the information resulting from the information profiling screening procedure. This virtual page is sent to the client in exactly the same way as a requested uniform resource locators but is then immediately deleted from the system. The virtual page exists only for the amount of time necessary to send it to the requesting client.

    The source information for pages is stored off-line where it is inaccessible from the Web and may even be stored on other computers not connected to the Internet. In this way, information is protected from hackers.

    If required, the Authoriszor product suite can also encrypt the page for transmission using industry standard encryption methods.

    Pseudo uniform resource locators contain different levels of content for different types of clients. For example:

INTENDED RECIPIENT                              POSSIBLE CONTENT
------------------                  -----------------------------------------
Public............................  Description of product.
                                    Product graphics.
                                    Overview of product features and
                                      benefits.

Product Dealer....................  Description of product.
                                    Product graphics.
                                    Overview of product features and
                                      benefits.
                                    Dealer pricing details.

Product Distributor...............  Description of product.
                                    Product graphics.
                                    Distributor pricing details.

Product Service Center............  Description of product.
                                    Product graphics.
                                    Spare parts pricing details.
                                    Product recall information.

    The product is designed to ensure that pages are generated in response to all information requests; even unidentified clients receive publicly available information. This means that hackers are not made aware of their refused access.

ACTIVE SURVEILLANCE

    Our Active Surveillance product protects the user site against file deposition attacks. A file deposition attack takes the form of a file or a series of files deposited, sometimes through the firewall, and designed to take unwanted action. For example, a file deposition attack may overflow its allocated space until it fills disc and memory and effectively brings the computer to a halt. These are known as buffer overflow attacks. Alternatively, a file deposition attack may be designed to respond to a defined set of circumstances that will enable it to find the effective control center of the system--the Web root. This enables the file deposition attack to take whatever action it likes with respect to the Web content or content accessed from the Web root by scripting programs. Active Surveillance sweeps the protected server every few seconds and institutes the user defined security procedure on any files it does not recognize as having been present for more than a pre-determined time.

OUR STRATEGY

    We intend to become one of the leading providers of electronic security solutions worldwide. The principal elements of our strategy to achieve this are as follows:

    TECHNOLOGICAL LEADERSHIP. We believe that we offer innovative and high quality Web security solutions. We intend to maintain this technological lead by devoting substantial resources to product research and development, and, if appropriate, by acquiring new products and technologies. In addition, we intend to increase the current functionality of our solutions which we anticipate will create further sales opportunities and additional technological barriers for others. We will continue to focus on open, flexible and scalable solutions while broadening the scope of our electronic security solutions.

    GLOBAL PRESENCE. We intend to be a leading provider of Web security solutions to large enterprises in Europe and North America and other high growth markets by expanding our sales and marketing and support organizations. To this end, we have increased our staff to 38 employees, including Richard A. Langevin, our Chief Executive Officer, President and Interim Chief Financial Officer, and a full time consultant involved in sales and marketing. The consultant is Fred Sawin who we retained on May 1, 2000 for a six month period to serve as Vice President of Sales for North America. We also intend to create a network of resellers, systems integrators and other security application vendors.

    TARGET NEW INDUSTRY SECTORS AND COMMERCIAL CERTIFICATE AUTHORITIES. We plan to continue to focus our sales and marketing efforts on industries where Web security is essential. These markets are currently:

    - financial services;

    - healthcare services;

    - high-technology;

    - government branches; and

    - large enterprises.

We intend to target leading institutions in these markets and will also target digital certificate service providers, known as commercial certificate authorities or trusted third parties.

    DEVELOP STRATEGIC PARTNERSHIPS AND CUSTOMER RELATIONSHIPS. We are working to establish strategic relationships with leading partners to broaden and accelerate the market acceptance of our Web security solutions. We will strategically target relationships with companies and other organizations that we expect to play a critical role in the future of electronic business. We anticipate that these relationships should help to facilitate broad market acceptance of our Web security solutions and we believe that they will help achieve our goal of becoming a leading global provider of Web security products and services.

    PURSUE SELECTIVE GROWTH OPPORTUNITIES. We intend to grow through both organic expansion as well as through selected strategic acquisitions which we believe will accelerate product, customer and geographic penetration.

SALES AND MARKETING

    We have recently begun direct sales and marketing of the Authoriszor product suite. We currently have a staff of eight sales people based in the UK. In addition, we have two employees and a full time consultant engaged in sales and marketing in the U.S. We are in the process of recruiting a further nine sales and marketing staff during the current calendar year who will be based in both the UK and the U.S.

    Our objective is to maximize organic sales growth, develop a global brand and achieve a global capability by continuing to develop the necessary support infrastructure and establishing sales channels worldwide.

    In addition to direct sales, we intend to develop relationships with other entities to market and sell our product suite and services. These sales channels can be categorized as follows:

    - application service provider vendors and services--conventional Internet service provider services provide Web servers and email services connected to the Internet. Application service providers extend these services to include offering software programs, from payroll or human resources applications to a full enterprise resource planning application. Our product suite is designed to provide an essential fail-safe security environment for application service provider Web services and applications;

    - product re-sellers, distributors and sales agents--the companies and individuals in this category that we seek to work with are, typically, geographically focused and offering local market knowledge and contacts and sales skills;

    - original equipment manufacturers, including application development companies--these companies tend to operate worldwide and embed security solutions into their own product offerings. They tend to offer developed sales channels, established customer bases and brand recognition; and

    - consultants, value added resellers, systems integrators and worldwide information technology vendors--these are companies and individuals that may sell or recommend some or all of the elements of our product suite to enhance their own solution.

    All of these types of sales channels will assist us by providing access to new geographic areas and markets and the capacity to further penetrate our existing markets.

    Our Website is also a major marketing tool and the primary way in which some potential customers will judge us and our product suite. We anticipate that in the future it may become a significant sales channel and our primary support channel.

    We are also seeking to discuss partnership agreements with system integrators and value added resellers. We have identified a number in the UK, Germany, France and the U.S. and expect to hold discussions to set up agreements covering these countries during 2000.

    We are also seeking to further develop our distribution chain by acquiring relevant companies or by making strategic equity investments. We have acquired 25.1% of the share capital of WRDC Limited, with an option to acquire the balance of its issued share capital after October 31, 2001. WRDC Limited offers professional services in information technology focused on core technologies of messaging, directories, network security and data communications. Technology underpins all WRDC projects, ranging from strategic and operational consultancy, through the design and implementation of systems integration projects, to the provision of fully managed information technology services.

    From bases in Leeds and London, WRDC works with both UK and international corporate clients from the following sectors:

    - Financial Services

    - UK Government

    - Police

    - Distribution

    - Telecommunications

    - Travel and Tourism

    - UK Ministry of Defense

    - Manufacturing

    - Information Technology

    - Health

    The structure of the Authoriszor Group and WRDC is as follows:

                                     [LOGO]

COMPETITION

    We believe that we have no direct competitors offering a product with the same benefits. Other companies offer solutions which contain some of the same features as our solution but we believe that none of these other solutions contain the same strength of positive client identification or pseudo uniform resource locators, which we regard as two key functions of our solution and in respect of which patent applications have been made. In addition, a key strategic positioning of the Authoriszor product suite is that it complements existing electronic security products.

    The markets in which we operate are characterized by intense competition from producers of a variety of security solutions. Our indirect competitors include those companies listed in the section of this prospectus entitled "Business--Industry Background--The Need for a Security Infrastructure for Electronic Businesses." We expect there are other competitors that we have not identified. We believe that we compete with these and our other competitors on the basis of the quality of our security solution, service level and price.

    We expect to face further competition from new market entrants and possible alliances between competitors in the future. Certain of our current and potential future competitors have greater financial, technical, market and other resources than we do. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in client requirements or to devote greater resources to the development, promotion and sales of their services than we can.

    There can be no assurance that we will be able to compete successfully with existing or new competitors or that competition will not have a material adverse effect on our business, financial condition and operating results.

INTELLECTUAL PROPERTY RIGHTS

    We rely on a combination of copyright, trademark, service mark and trade secret laws, confidentiality procedures and contractual restrictions to establish and protect the proprietary rights in our software and services. However, we will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. In addition, these legal protections only provide us with limited protection in certain geographic areas. If we litigate to enforce our rights, it would be expensive, divert management resources and may not be adequate to protect our business. Our inability to protect our proprietary technology could have a material adverse effect on our business, prospects, financial condition and results of operations.

    We have five patent applications pending in the U.S. for our Authoriszor product suite. However, because patent applications in the U.S. are confidential, we cannot rule out the existence of earlier-filed patent applications for technology similar or identical to our product suite, or the possibility that another party may first secure patent protection in substantially similar technology. Therefore, we cannot guarantee that our patent applications will be successful. We have not yet sought patent protection in the UK. We may attempt to extend any successful U.S. applications into the UK and other countries through the Paris Convention and the Patent Cooperation treaties; however, patent applications for software are more difficult to obtain in some countries outside the U.S. Even where patent protection is obtained, we cannot guarantee that third parties will not oppose or otherwise challenge the patents granted. If we do not succeed in securing patents in the U.S., UK and other territories, or if any granted patent is successfully challenged, we may not be able to prevent the marketing of similar products based on the underlying technology by other persons in that territory.

    We have copyrights on all aspects of the Authoriszor product suite and are in the process of applying for UK trademarks in respect of the key Authoriszor logos used for branding. We are also in the process of implementing confidentiality procedures and contractual provisions to further protect our proprietary rights. Additional protection for the software, documentation and other written materials is afforded by trade secret and, in the U.S. only, unfair competition laws.

RESEARCH AND DEVELOPMENT

    We aim to maintain our security software technology leadership position by continuing to enhance and broaden our product offerings. Through constant monitoring of the industry, we plan to identify new security features and trends in the marketplace that are required to maintain our competitive edge. The research and development team has currently identified several competitive enhancements that are being considered for development, such as:

    - native code conversion to further improve system performance;

    - implementation of secure file transfer;

    - expanded user selectable encryption;

    - active lightweight directory access protocol support; and

    - the development of extended application programming interfaces.

    Our future success will depend, in part, on our ability to attract, retain and motivate highly qualified technical personnel. On March 15, 2000, we hired Edward Vasco as Director of Technology for U.S. operations. Prior to his employment with the Company, Mr. Vasco served as Product Manager, Security for the North American software division of Bull Information Systems. We intend to increase our technical services staff.

    We believe our future success will also depend in large part on our ability to enhance and leverage our technologies. We intend to continue to develop new and innovative solutions to respond to the needs of our customers. We intend to offer products that are compatible with new and emerging operations platforms such as UNIX and to seamlessly integrate our product without the need for re-registration in the case clients require major upgrades.

    We aim to maintain our security software technology leadership position by continuing to enhance and broaden our product offerings. Through constant monitoring of the industry, we plan to identify new security features and trends in the marketplace that are required to maintain our competitive edge. The research and development team has currently identified several competitive enhancements that are being considered for development, such as:

    - native code conversion to further improve system performance;

    - implementation of secure file transfer;

    - expanded user selectable encryption;

    - active lightweight directory access protocol support; and

    - the development of extended applications programming interfaces.

    For the one year period ending June 30, 1999, we incurred approximately $67,000 related to research and development. For the nine months ended
March 31, 2000, we incurred approximately $529,000 related to research and development. We expect to continue to commit significant resources to our research and development team in the future, including over the course of the next 12 months.

EMPLOYEES

    As of May 17, 2000 there were thirty-eight people employed by us on a full-time basis, including Richard A. Langevin. Of these, sixteen employees were primarily involved in research and development, eleven employees and a full time consultant were involved in sales and marketing, six in general administration and support and three engaged in professional services. In addition, we employ free-lance consultants from time to time to assist various specific projects.

    Our employees are not represented by any collective bargaining unit, and we have never experienced a work stoppage. We believe our relations with our employees to be good. From time to time we also employ independent contractors to support our professional services, product development, sales, marketing and business development organizations.

    Our future success will depend, in part, on our ability to attract, retain and motivate highly qualified technical and management personnel for whom competition is intense. As part of our retention efforts, we seek to minimize turnover of key employees by emphasizing the nature of our work, our work environment, our encouragement of technical enhancements and our competitive compensation packages.

FACILITIES

    Our executive offices are currently located at the home office of our Chief Executive Officer in Natick, Massachusetts. In May 2000, we signed a commercial real estate lease in order to move our U.S. headquarters to a permanent location in Burlington, Massachusetts. The lease commenced on May 1, 2000 and includes 11,950 square feet of office space. We plan to commence occupation of this space during the week following the close of this prospectus. As a result, we will incur a rental obligation of approximately $376,000 per annum over the term of the five year lease. Our UK operations headquarters are currently located on the second floor of a leased facility in North Yorkshire, England consisting of approximately 1,375 square feet of office space. The rent for this facility is approximately $34,100 per year. We are planning to add 1,757 square feet to the North Yorkshire facility, which will increase the rent to approximately $76,633 per year. We maintain additional UK offices in a 400 square foot leased facility in

Birmingham, England and 3,174 square foot leased facility in Bradford, England. The rent for these office spaces is approximately $51,752 in the aggregate per year.

LEGAL MATTERS

    From time to time we may be involved in litigation that arises through the normal course of business operations. As of the date of this prospectus, we are not a party to any litigation we believe could reasonably be expected to have a material adverse affect on our business or results of operation.

HISTORY

    Our predecessor was incorporated as a Colorado corporation on January 20, 1989 under the name Starlight Acquisitions, Inc. On May 10, 1996, Starlight Acquisitions, Inc. acquired Toucan Mining Plc (then named Toucan Mining Ltd.), incorporated in the Isle of Man, the holding company of a mining group operating in South America.

    On July 29, 1996, Starlight Acquisitions, Inc. was reincorporated as a Delaware corporation on July 22, 1996 under the name Toucan Gold Corporation. Effective July 15, 1999, Toucan Mining Plc sold its sole operating subsidiary to Minmet Plc, a company listed on the Irish Stock Exchange and the London Stock Exchange, in consideration for the issue of Minmet Plc ordinary shares, the grant of warrants and other consideration. On July 22, 1999, we acquired the whole of the issued share capital of Authoriszor Limited, which was then named ITIS Technologies Limited, whose business comprised the basis of our current business. On August 25, 1999, our name was changed to Authoriszor Inc. and the name of our subsidiary was changed to Authoriszor Limited.

    On January 12, 2000, Authoriszor Holdings Limited, a newly created wholly-owned subsidiary of Authoriszor Inc., acquired the whole of the issued share capital of Authoriszor Limited as part of an intra-group re-organization.

    On January 27, 2000, we sold our wholly-owned subsidiary, Toucan Mining Plc, to Golden Ridge Group Limited for an aggregate consideration of $809,750 (L500,000) in cash. On the same date, Toucan Mining Plc agreed to transfer to Authoriszor Inc. the beneficial interest in 2,000,000 shares in Minmet Plc and warrants to subscribe for ordinary shares of Minmet Plc at a price of L0.08 per share for a further 7,700,000 shares in Minmet Plc for a consideration of L1.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning our current directors and executive officers. The term of office for each director is one year or until the next meeting of stockholders, at which time elections are held for each seat on the board of directors.

                                  POSITION WITH AUTHORISZOR INC.                      DIRECTOR AND/OR
NAME                                    OR AUTHORISZOR LTD.              AGE      EXECUTIVE OFFICER SINCE
----                              ------------------------------       --------   -----------------------
Raymond G. H. Seitz.........  Chairman of the Board of Authoriszor        59                1999
                              Inc.

Richard A. Langevin.........  President, Chief Executive Officer,         47                2000
                              Interim Chief Financial Officer and
                              Director of Authoriszor Inc.

James L. Jackson............  Vice President, Secretary and Director      59                1997(1)
                              of Authoriszor Inc. and Managing
                              Director of Authoriszor Ltd.

David R. Wray...............  Director of Authoriszor Inc. and Chief      52                1999
                              Technical Officer of Authoriszor Ltd.

Sir Malcolm L. Rifkind......  Director of Authoriszor Inc.                53                2000

Robert P. Jeffcock..........  Director of Authoriszor Inc.                60                1996

Don Box.....................  Director of Authoriszor Inc.                49                1996

Ian McNeill.................  Chairman of the Board of                    52                1999
                              Authoriszor Ltd.

David J. Blanchfield........  Research and Development Director of        50                1998(1)
                              Authoriszor Ltd.

Barry Jones.................  Sales and Marketing Director of             56                1999
                              Authoriszor Ltd.

------------------------

(1) James L. Jackson and David J. Blanchfield became directors and executive officers of ITIS Technologies Limited, currently named Authoriszor Ltd., in 1997 and 1998 respectively.

RAYMOND G. H. SEITZ

    Raymond Seitz became our Chairman of the Board of Directors in December 1999 for a three year term. He has served as Vice Chairman of Lehman Brothers Europe, an investment bank, since 1995 and is currently a Director of Chubb Corporation, British Airways Plc, Marconi Plc, Cable & Wireless Plc and Rio Tinto Plc. From 1991 through 1994, Mr. Seitz had served as U.S. Ambassador to the United Kingdom.

RICHARD A. LANGEVIN

    Richard Langevin became our President, Chief Executive Officer and Interim Chief Financial Officer in January 2000 for a term ending on December 31, 2003. Mr. Langevin has served on our Board since January 2000. Mr. Langevin has had 29 years of software and technology industry experience. From 1993 through 1997, Mr. Langevin provided management consulting and venture capital investment advice to emerging technology companies. From 1997 until December 1999, he worked for Bullsoft, the software division of Groupe Bull, where he served as General Manager--North America and Senior Director--Worldwide Sales Operations.

JAMES L. JACKSON

    James Jackson is a joint founder of Authoriszor Ltd. and has served as its Managing Director since the company's inception in 1997. Mr. Jackson joined our Board in July 1999 and became our Vice President and Secretary in January 2000. He served as Managing Director of Holdene Group plc, a UK computer information systems and services company, from 1974 through 1996, the year that Holdene Group plc entered administrative receivership in the UK.

DAVID R. WRAY

    David Wray is a joint founder and since 1998 has been the Chief Technical Officer of Authoriszor Ltd. He joined our Board in July 1999. He was the chief architect of our product suite, which was developed with David J. Blanchfield and James L. Jackson. Mr. Wray served as Managing Director of Synergetics GB, a UK software development company, from 1997 through 1999 and of Servo
Computers Ltd., a computer systems integrator in the UK, from 1996 through 1997. From 1984 through 1996, Mr. Wray held the position of Business Development Manager at Holdene Group plc, a UK computer information systems and services company, until such company entered administrative receivership in the UK.

SIR MALCOLM RIFKIND

    Sir Malcolm Rifkind has served on our Board since January 2000 and has been a consultant to us since October 1999. In his capacity as a consultant, Sir Malcolm advises us on governmental organizations in the United Kingdom and United States that require highly secure transfers of critical and confidential information. In public service since 1974, he has served in the administrations of English prime ministers Margaret Thatcher and John Major and held posts in the UK including Secretary of State for Scotland, Secretary of State for Transportation, Secretary of State for Defense and Foreign Secretary. Since his retirement from public service in 1996, he has served as a consultant to several businesses including PriceWaterhouseCoopers, and he currently is a director of Ramco Energy Plc.

ROBERT P. JEFFCOCK

    Robert Jeffcock served as the Chairman of our Board from May 1996 through November 1999 and served as our Secretary from May 1996 through January 2000. Mr. Jeffcock served as our President and Chief Executive Officer from May 1996 until December 1996 and resumed these positions on May 31, 1997 and continued in these positions until January 2000. He also served as our Chief Financial Officer from May 1996 until January 1998. He continues to serve as a Director on our Board. For the past twelve years, Mr. Jeffcock has been involved as a founder and director of a number of businesses in gold and diamond exploration in South America, including our former operating subsidiary, Toucan Mining Plc. He was responsible for identifying the opportunity for us to acquire ITIS Technologies Limited and for managing the acquisition and subsequent establishment of Authoriszor Ltd. as an operating company.

DON BOX

    Don Box has served as one of our Directors since May 1996 and served as our Assistant Secretary from May 1996 through January 2000. Mr. Box has served as an Executive Vice President at Remington Oil and Gas Corporation, a publicly held oil and gas exploration and production company, since November 1997. He served as Chairman of the Board of Box Energy Corporation, which is listed on Nasdaq, a public company owning oil and gas interests in the Gulf of Mexico and mainland U.S., from 1993 through November 1997, and served as Chief Executive Officer and President of Box Energy Corporation from January 1996 through November 1997. Since 1992, Mr. Box has been President and a Director of Box Brothers Holding Company, which is engaged in the oil and gas business. Box Brothers underwent a plan of reorganization pursuant to Chaper 11 of the U.S. Bankruptcy Code in Federal Bankruptcy Court in Delaware, which plan was confirmed in 1997. From 1990 until 1996, Mr. Box was President of Race

Circuits Management of Texas, which was engaged in motor sports promotion. Don Box holds a Bachelor of Science degree in Economics from the Wharton School of Business and a Masters degree in Business Administration from Southern Methodist University.

IAN MCNEILL

    Ian McNeill has served as Chairman of Authoriszor Ltd. since July 1999. He served as Managing Director of Commercial Technology Limited, which assists information companies in the areas of re-financing and mergers and acquisitions, from 1991 through 1999. Mr. McNeill is on the Boards of WRDC Limited and Zilex.com Plc, both UK software suppliers.

DAVID J. BLANCHFIELD

    David Blanchfield is a joint founder of Authoriszor Ltd. and has served as Director of Research and Development of Authoriszor Ltd. since 1998.
Mr. Blanchfield was a software developer for Synergetics Ltd., a UK software development company, from 1997 through 1999. He held the position of Personal Computer Support Manager at Freemans Plc, a UK mail order company, from 1995 through 1997. David Blanchfield has had a varied career in the information technology industry since 1969.

BARRY JONES

    Barry Jones became the Sales and Marketing Director of Authoriszor Ltd. in July 1999. From 1996 through 1999, Mr. Jones served as Managing Director of Ubik.net Ltd., a UK company that specializes in business to consumer electronic commerce software. Since 1995, Mr. Jones has provided consulting services through CMM Ventures Limited to Internet and e-commerce start-ups. Prior to that time Mr. Jones, commencing in 1991, provided consulting services, specializing in channel mangement and marketing, to a number of large information technology companies, including IBM, Digital Equipment Corporation and Sun MicroSystems, as well as many smaller software companies. He also served as Director of European Business Development for WebMate International Ltd., a subsidiary of WebMate Technology Inc., which develops Web development software.

BOARD OF DIRECTORS

    COMPENSATION. Directors currently do not receive any cash compensation from us for their services as members of the Board or Board committees, except as discussed below. Directors are reimbursed for actual and reasonable out of pocket expenses in connection with attendance at Board and committee meetings.

    Effective October 1, 1999, we appointed Malcolm Rifkind as a consultant to our Board of Directors. Under his Consulting Agreement, we granted Sir Malcolm Rifkind a stock option to acquire 200,000 shares of common stock at an exercise price of $1.00 per share which is currently exercisable until September 30, 2002, and he is entitled to a retainer of L2,500 per month plus Value Added Tax. On January 12, 2000, we elected Sir Malcolm Rifkind to the Board.

    On July 22, 1999, we entered into a consultancy agreement with Robert Jeffcock under which he agreed to perform the roles of our Chairman, President and Chief Executive Officer. The consultancy was for an initial period of 6 months, after which it was terminable on one month's notice by either party. The fee payable under this consultancy was $10,000 per month. Mr. Jeffcock resigned his Chairmanship as of December 1, 1999 and resigned as Chief Executive Officer and President effective January 1, 2000.

    Effective from December 1, 1999, we appointed Raymond Seitz to our Board to serve as Chairman. We granted Mr. Seitz a stock option to acquire 200,000 shares of our common stock at an exercise price of $3.00 per share which is currently exercisable until October 30, 2002, and he is entitled to a retainer of $4,000 per month. He is required to devote an average of two days per month to his duties to us.

    In April 1999, Don Box was awarded a stock grant of 20,000 shares of our common stock for compensation for his services on our Board. These shares, which are restricted securities as defined in Rule 144 of the Securities Act, were valued for such purpose at $.20 per share, which was the current price of our common stock on the OTC Bulletin Board as of April 27, 1999, the date of grant.

    BOARD COMMITTEES. The audit committee consists of Don Box and Raymond Seitz. The Board of Directors has adopted an Audit Committee Charter. Pursuant to this Charter, the audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system, reviews and appraises the audit efforts of our independent accountants and provides an open avenue of communication among the independent accountants and our senior management and the Board of Directors. The compensation committee consists of Don Box and Sir Malcolm Rifkind. The compensation committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our senior management. The compensation committee also reviews our benefit plans and administers our 1999 Stock Option Plan.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to January 12, 2000, we did not have a compensation committee or other committee of the Board of Directors performing similar functions. Decisions concerning compensation of executive officers generally have been made by the entire Board of Directors. None of the executive officers or directors currently serves on the compensation committee of another entity or on any other committee of the Board of Directors of another entity performing similar functions.

    DESIGNATIONS. As part of the share sale agreement dated July 22, 1999, executed in connection with the acquisition of ITIS Technologies Limited, now named Authoriszor Ltd., James L. Jackson and David R. Wray were nominated and appointed to serve on our Board of Directors.

EXECUTIVE COMPENSATION

    The following table provides summary information concerning compensation paid by us to our named executive officers in the fiscal year ended June 30, 1999 for services performed in all capacities for us with respect to our former President and Chief Executive Officer. We had no other executive officer whose salary and bonus exceeded $100,000 in the fiscal year ended June 30, 1999 or whose current salary exceeds $100,000. We have changed our fiscal year end from December 31 to June 30. The summary information provided is for the 12 months ended June 30, 1999, the 12 months ended December 31, 1998 and the 12 months ended December 31, 1997.

                                                                      LONG TERM
                                                                     COMPENSATION
                                             FISCAL     ANNUAL    NO. OF SECURITIES       ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR      SALARY    UNDERLYING OPTIONS     COMPENSATION
---------------------------                 --------   --------   ------------------   ----------------
Robert P. Jeffcock, ......................    1999           --              --         250,000 shares
  President and CEO(1)                                                                    of common
                                                                                           stock(2)
                                              1998     $ 90,000         200,000               --
                                              1997     $120,000              --

------------------------

(1) Mr. Jeffcock resigned as our President and CEO effective January 1, 2000.

(2) In April 1999, Mr. Jeffcock was granted 250,000 shares of our common stock in lieu of compensation. These shares, which are restricted securities as defined in Rule 144 of the Securities Act, were valued for such purpose at $.20 per share, which was the current market price of our common stock on the OTC Bulletin Board as of April 27, 1999, the date of grant.

STOCK OPTIONS

    The following table provides summary information concerning grants of stock options to our former Chief Executive Officer in the fiscal year ended June 30, 1999. We had no other executive officers whose salary and bonus exceeded $100,000 in the fiscal year ended June 30, 1999 or whose salary currently exceeds $100,000.

                           OPTION GRANTS DURING 1999

                                                                 INDIVIDUAL GRANTS
                                        --------------------------------------------------------------------
                                              NUMBER OF          % OF TOTAL OPTIONS
                                        SECURITIES UNDERLYING   GRANTED TO EMPLOYEES   EXERCISE   EXPIRATION
NAME                                       OPTIONS GRANTED          DURING 1999         PRICE        DATE
----                                    ---------------------   --------------------   --------   ----------
Robert P. Jeffcock....................            0(1)                     --             --           --

------------------------

(1) In April 1999, we extended the expiration date of an option to purchase 200,000 shares of our common stock granted to Mr. Jeffcock prior to our 1999 fiscal year from December 31, 1999 to January 1, 2001.

    The following table provides certain information concerning the unexercised options to purchase our common stock held by the named executive officer at June 30, 1999.

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                      1999 AND JUNE 30, 1999 OPTION VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                               SHARES                      AT JUNE 30, 1999 (#)            AT JUNE 30, 1999 ($)
                             ACQUIRED ON    VALUE     -------------------------------   ---------------------------
NAME                          EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   ---------------   -------------   -----------   -------------
Robert P. Jeffcock.........          --         --            200,000           --           0                 --

1999 STOCK PLAN

    BENEFITS; PURPOSE; SHARES. Our 1999 Stock Plan, ratified by our Board on October 4, 1999, currently provides for the issuance to qualified participants of up to 1,000,000 shares of our common stock pursuant to the grant of stock options. The Stock Plan is subject to approval by stockholders in the event required by law or any stock exchange or quotation system on which our common stock is listed or quoted. The purpose of our Stock Plan is to promote our interests and the interests of our stockholders by using investment interests in Authoriszor Inc. to attract, retain and motivate eligible persons, to encourage and reward their contributions to our performance and to align their interests with those of our stockholders. As of May 17, 2000, options to purchase 599,714 shares of common stock had been awarded, of which 35,000 of such options are subject to certain performance conditions, having exercise prices ranging from $2.00 to $20.00 per share, under our Stock Plan. Of the options granted, all have been Non-qualified Stock Options, or NQSOs. We may also grant options which are intended to qualify as Incentive Stock Options, or ISOs, under Section 422 of the Internal Revenue Code, if the Stock Plan is approved by the Company's stockholders prior to October 4, 2000.

    ELIGIBILITY. Under our Stock Plan, we may grant ISOs to our employees and officers and to any employee or officer of any parent company or subsidiary company of ours. We may grant NQSOs to any person eligible to receive ISOs, and also to Directors and to persons engaged by us, or any parent company or subsidiary company of ours, to render bona fide consulting and advisory services.

    ADMINISTRATION. Our Board of Directors, or a committee appointed by the Board, is authorized to administer the Stock Plan and has the authority in its discretion to determine which eligible persons will be granted stock options, the number of shares subject to options, the period of exercise of each option and the terms and conditions of such options. As a condition to the exercise of an option, the Board may require the person exercising the option to represent and warrant that the underlying shares are being purchased for investment only and without any present intention to distribute such shares.

    STOCK OPTIONS. Under our Stock Plan, we may grant ISOs or NQSOs. When granted, each option must be designated as either an ISO or an NQSO. However, regardless of such designation, in the event that the fair market value, calculated in good faith by the Board based on the trading prices of the shares of our common stock on the market on which our common stock trades, of shares underlying ISOs held by an option holder in any calendar year exceeds $100,000, such options shall be treated as NQSOs. When we grant options under the Stock Plan, prospective option holders are required to enter into a Stock Option Agreement with us that sets out the key terms on which the options are to be granted. The Stock Option Agreements also detail the term of a market stand off period during which we can require the holder to refrain from selling shares during the 180-day period following the effective date of our filing a registration statement under the Securities Act.

    Options are generally non-transferable and are exercisable during the lifetime of the holder. However, notwithstanding the foregoing, the option may be transferred or assigned by the holder of the option:

    - to family members, trusts or other entities for the benefit of the holder of the option;

    - for the benefit of the family members of the holder of the option by will or by the laws of descent and distribution;

    - or by the laws regulating testate or intestate succession applicable to the holder of the option.

    EXERCISE PRICE. The exercise price of shares to be issued upon exercise of an option is determined by the Board as administrator of the Stock Plan, subject to the following:

    - In the case of an ISO granted to an employee who, at the time of the grant of such option, owns stock representing more than 10% of the voting power of all of our classes of stock or that of any of our parents or subsidiaries, then the exercise price shall be no less than 110% of the fair market value of our common stock on the date of grant;

    - In the case of an ISO granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant; or

    - In the case of an NQSO, the per share exercise price will be determined by the Board as administrator.

    EXERCISE OF OPTIONS. Option holders under the Stock Plan may exercise their options at any time after their grant in accordance with the terms of exercise set forth by the administrator of the Stock Plan and in their Stock Option Agreements. The administrator has the sole discretion to accelerate the date on which options may be exercised. In order to exercise options, option holders must deliver to us a completed notice of exercise together with full payment for the shares underlying such options. If a holder of options ceases to be a person eligible to be granted options, his options will be exercisable for three months after such person ceases to be eligible, except where such change in status is as a result of the holders' death or disability, where such period is extended to one year, unless specified in the grant of the option to be some other period. Options must be exercised within ten years of their grant, or, if determined by the Board, an earlier date.

    AMENDMENT AND TERMINATION. Our Board may at any time amend, alter, suspend or terminate the Stock Plan. The Board shall be required to obtain stockholder approval of any Stock Plan amendments to the extent necessary to comply with applicable laws and may seek stockholder approval of any Stock Plan amendments it deems desirable. No such amendment shall have a retroactive effect on any options previously granted, unless the relevant option holders consent to such amendment. The Stock Plan shall terminate automatically on the tenth anniversary of the date of its adoption.

    CHANGES IN CAPITAL STRUCTURE, MERGERS, ASSET SALES. In the event that we cause a stock split, reverse stock split, stock dividend or any other decrease or increase in the number of issued shares of our common stock without providing consideration to option holders, the number of options to which such holders have rights will be proportionally adjusted for any increase or decrease in the number of issued shares resulting from any such change in capital structure. In the event of our proposed dissolution or liquidation, the Board, as administrator of the Stock Plan, is obliged to notify option holders of such fact and may, at its discretion, allow such holders to exercise their options up to 15 days prior to such event. Unless exercised, all options will lapse immediately prior to a dissolution or liquidation. In the event of a merger of by us with another corporation, each option may be assumed or an equivalent option may be substituted by such successor corporation, or a parent or subsidiary of such successor, without the consent of the option holder.

EMPLOYMENT AGREEMENTS

    We entered into an Executive Employment Agreement with Richard A. Langevin, dated as of January 1, 2000, under which he has been appointed our Chief Executive Officer. The term of this agreement is four years, expiring
December 31, 2003, and terminable immediately for cause by either Mr. Langevin or us. Mr. Langevin is entitled to compensation of:

    - a base salary of $225,000;

    - a minimum annual bonus of $125,000, payable in PRO RATA quarterly increments, provided that certain quarterly Management-by-Objectives targets are achieved; and

    - stock options to purchase a cumulative total of 500,000 shares of common stock at an exercise price of $6.75 per share, subject to certain adjustments as provided in the Stock Option Agreements, in increments of:

       - 200,000 shares exercisable on or after January 1, 2001;

       - 100,000 shares exercisable on or after January 1, 2002;

       - 100,000 shares exercisable on or after January 1, 2003; and

       - 100,000 shares exercisable on or after January 1, 2004.

    The options terminate on December 31, 2009. At Mr. Langevin's request, we will file a registration statement on Form S-8 registering the issuance of the shares underlying his options, provided that we meet the requirements of Form S-8. In the event of a sale of Authoriszor Inc. during the term of the agreement, all salary payments and bonus payments under the agreement would become immediately due and payable and all options would become immediately exercisable. The agreement contains a nondisclosure provision with an unlimited duration and non-competition and non-interference provisions effective for twelve months subsequent to termination of the agreement.

    On July 22, 1999, we entered into a consultancy agreement with Robert Jeffcock under which he agreed to perform the roles of our Chairman, President and Chief Executive Officer. The consultancy was for an initial period of 6 months, after which it was terminable on one month's notice by either party. The fee payable under this consultancy was $10,000 per month. Mr. Jeffcock resigned his Chairmanship as of December 1, 1999 and resigned as Chief Executive Officer and President effective January 1, 2000.

    Each of James Jackson, David Wray and David Blanchfield entered into service agreements with Authoriszor Limited on July 22, 1999, under which they were appointed as follows:

James Jackson................................  Managing Director
David Wray...................................  Technical Director
David Blanchfield............................  Research Development Director

    The agreements are all for an initial fixed three year term and terminable on 12 months' notice after the expiration of the term by either party. They are each entitled to a salary of approximately $123,750 together with an entitlement to earn up to a further approximately $41,250 by way of bonus, based on agreed targets, during the first year after February 18, 2000, the date of completion of the private placement. In addition, each individual is entitled to receive a contribution of 7 1/2% of basic salary to his personal pension scheme. The agreements also contain provisions dealing with the ownership of intellectual property, and a restrictive covenant for a 12 month period after termination of employment not to compete with Authoriszor.

    Each of Commercial Technology Limited, which is controlled by Ian McNeill, and CMM Ventures Limited, which was controlled by Barry Jones, entered into consultancy agreements with Authoriszor Limited on July 22, 1999, under which:

    - Commercial Technology Limited would provide the services of Ian McNeill to manage the financial affairs of Authoriszor Limited; and

    - CMM Ventures Limited would provide the services of Barry Jones as Sales and Marketing Director of Authoriszor Limited.

    The fee payable under each such agreement was approximately $4,950 plus Value Added Tax per month.

    The consultancy agreements were each set up for an initial period of 6 months, and after that period are terminable by either party on one month's notice.

    The CMM Ventures Limited consultancy agreement was terminated with effect from November 30, 1999, at which time Barry Jones entered into a service agreement with Authoriszor Limited with effect from December 1, 1999, on terms similar to those set out above, at an annual salary of approximately $123,750 and an initial fixed term to expire on December 1, 2001.

    The consultancy fee payable to Commercial Technology Limited was increased with effect from December 1, 1999 to approximately $10,310 plus Value Added Tax per month.

    On March 15, 2000, the Company entered into an agreement with Ed Vasco, pursuant to which Mr. Vasco will serve as Director of Technology for the Company's U.S. operations. Mr. Vasco is entitled to a salary of $115,000 and up to an additional $15,000 by way of bonus, based on agreed targets. Additionally Mr. Vasco was granted stock options to purchase 20,000 shares of common stock, which vest over four years at 25% per year.

    On April 1, 2000, the Company entered into a Consulting Agreement with Frederick Sawin pursuant to which Mr. Sawin serves as Vice President of Sales for North America. Pursuant to the terms of the consulting agreement, Mr. Sawin is entitled to receive $1,500 per day for four days per week in addition to 3% of all North American sales that are revenued during the term of the consulting agreement or that are booked during the term of the consulting agreement and are revenued within 30 days after the expiration of the consulting agreement. The term of the consulting agreement is 26 weeks; however either the Company or Mr. Sawin may terminate this consulting agreement upon 45 days written notice. In the event that the Company and Mr. Sawin agree to change the consulting agreement to an employment agreement during the term of the consulting agreement, the exercise price for any stock option that may be granted to

Mr. Sawin will be the market price of the Company Common Stock at the close of business on the business day prior to the commencement date of the consulting agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Certificate of Incorporation, as amended, and Bylaws provide that we will indemnify our Directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify our officers and employees to such extent, except that we will not be obligated to indemnify any such person with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, without our prior written consent, or for any amounts paid in settlement of an action indemnified against by us without our prior written consent.

    In addition, our Certificate of Incorporation, as amended, and Bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability:

    - for any breach of the Director's duty of loyalty to us or our stockholders;

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; or

    - for any transaction from which the Director derives an improper personal benefit.

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances. Section 145 requires us to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was our Director or executive officer or a Director or executive officer of any of our affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    We have entered into an employment agreement with Richard A. Langevin under which we agreed to indemnify and hold him harmless, at a minimum in accordance with the provisions contained in our Certificate of Incorporation and Bylaws, against any losses, claims, damages, liabilities, costs, expenses, including advancing from time to time his attorney's fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which the executive is, or is threatened to be, made a party by reason of having been our Director or officer or serving or having served at our request as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent, provided that we will have choice of counsel in any such action. Our obligations under such indemnification provisions will survive the termination of his employment agreement. Notwithstanding the foregoing, we will not be obligated to indemnify Mr. Langevin beyond the extent permissible under Section 145 of the Delaware General Corporation Law and other applicable law, including, without limitation, applicable securities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information concerning the beneficial ownership of our common stock, as of May 16, 2000, by each director, each named executive officer, all directors and executive officers as a group, and each person known to us to beneficially own 5% or more of our outstanding common stock. The address for each listed executive officer and director is 1 Justin Road, Natick, Massachusetts 01760-5565.

                                                                SHARES OF         PERCENTAGE OF SHARES
                                                              COMMON STOCK           OF COMMON STOCK
PERSON OR GROUP                                           BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)
---------------                                           ---------------------   ---------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
James Jackson(2)........................................        1,329,298                  7.6%
David Wray(2)...........................................        1,307,733                  7.5%
Robert Jeffcock(3)......................................        1,125,812                  5.7%
Don Box.................................................           66,500                    *
Raymond Seitz(4)........................................          200,000                  1.1%
Sir Malcolm Rifkind(5)..................................          200,000                  1.1%
Richard A. Langevin(6)..................................                0                    *
Directors and Executive Officers as a Group
  (10 persons)(7).......................................        6,300,252                 36.2%

BENEFICIAL OWNERS OF 5% OR MORE OF OUR
  OUTSTANDING COMMON STOCK
Roy Williams(8).........................................        1,959,842                 11.3%
David Blanchfield(2)....................................        1,307,733                  7.5%

------------------------

*   Less than one percent (1%)

(1) Based upon 17,414,081 shares of common stock outstanding as of May 16, 2000 and calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Also includes shares owned by a spouse, minor children or by relatives sharing the same home, entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days of May 16, 2000 by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes shares of our common stock issued to these individuals pursuant to the acquisition of ITIS Technologies Ltd., now named Authoriszor Ltd. David Blanchfield's holdings of our common stock are included in the category Directors and Executive Officers as a group.

(3) Includes 675,812 shares held by Caithness Limited, a company organized under the laws of the Isle of Man. Mr. Jeffcock is included in a class of potential beneficiaries in an Isle of Man trust that owns Caithness Limited. Mr. Jeffcock disclaims beneficial ownership of the shares owned by Caithness Limited.

(4) Represents a stock option to acquire 200,000 shares of our common stock at an exercise price of $3.00 per share which is currently exercisable until October 30, 2002.

(5) Represents a stock option to acquire 200,000 shares of our common stock at an exercise price of $1.00 per share which is currently exercisable until September 30, 2002.

(6) Mr. Langevin has been granted options to acquire 500,000 shares of our common stock at an exercise price of $6.75 per share, which options expire December 31, 2009. However, such options vest at January 1, 2001,
    January 1, 2002, January 1, 2003 and January 1, 2004 and thus Mr. Langevin will not have the right to acquire such shares within 60 days of this filing unless a change of control event occurs. In the event there is a change of control of Authoriszor Inc., all of Mr. Langevin's options become immediately exercisable.

(7) Includes the shares of common stock acquirable upon exercise of the stock options discussed in notes 4 and 5.

(8) Includes 655,334 shares of our common stock held by Zalcany Limited, a company organized under the laws of the UK of which Roy Williams owns 50% of the issued share capital and is one of two directors; 290,000 shares of our common stock held by Mustardseed Estates Ltd., a company organized under the laws of the UK of which Roy Williams retains 99.9% voting control; and 67,500 shares of our common stock held by the Cardinal Williams Pension Fund, a UK pension fund of which Roy Williams is one of two trustees and the sole beneficiary. Includes 484,008 shares held by an Isle of Man trust in which Roy Williams is included in a class of potential beneficiaries.
    Mr. Williams disclaims beneficial ownership of the shares owned by this trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following summarizes certain material agreements between us and our officers, directors and certain of our existing shareholders. The summary is not a complete description of such agreements and, therefore, this discussion is qualified in its entirety by reference to the agreements, copies of which will be made available for inspection upon written request. It is our intention that in the future, transactions with our directors, officers, employees or affiliates will be minimal and will be approved in advance by a majority of the disinterested members of our Board of Directors.

    In January 2000, we made an offer to Robert Jeffcock to discount the exercise price of options held by him from $1.00 to 66.66 cents provided that his option be exercised no later than January 31, 2000. The options were exercised in January 2000.

    On October 6, 1999, we repaid a loan of approximately $41,250 from James Jackson with approximately $16,500 cash consideration and 15,000 shares of common stock valued at a 20% discount from the current market price. James Jackson subsequently transferred 7,500 of the shares to an assignee.

    On July 22, 1999, we entered into a consultancy agreement with Robert Jeffcock under which he agreed to perform the roles of our Chairman, President and Chief Executive Officer. The consultancy was for an initial period of 6 months, after which it was terminable on one month's notice by either party. The fee payable under this consultancy was $10,000 per month. Mr. Jeffcock resigned his Chairmanship as of December 1, 1999 and resigned as Chief Executive Officer and President effective January 1, 2000.

    We acquired Authoriszor Ltd. on July 22, 1999. Pursuant to the share sale agreement:

    - Robert Jeffcock and Ian McNeill were elected to the Board of Authoriszor Ltd.;

    - We appointed James Jackson and David Wray to our Board of Directors;

    - James Jackson received 1,307,733 shares of our common stock;

    - David Blanchfield received 1,307,733 shares of our common stock;

    - David Wray received 1,307,733 shares of our common stock;

    - Ian McNeill received 688,390 shares of our common stock; and

    - Barry Jones received 68,786 shares of our common stock and an option to purchase 131,214 shares of our common stock at an exercise price of $2.00 per share which vests up to 25% per year annually beginning October 1, 2000.

    - Mr. Jeffcock is no longer on the Board of Directors of Authoriszor
      Limited.

    Authoriszor Ltd. entered into employment contracts with James Jackson, David Wray and David Blanchfield. See "Management--Employment Agreements."

    Each of Commercial Technology Limited, which is controlled by Ian McNeill, and CMM Ventures Limited, which was controlled by Barry Jones, entered into consultancy agreements with Authoriszor Limited on July 22, 1999, under which:

    - Commercial Technology Limited would provide the services of Ian McNeill to manage the financial affairs of Authoriszor Limited; and

    - CMM Ventures Limited would provide the services of Barry Jones as Marketing Director designate of Authoriszor Limited.

    The fee payable under each such agreement was approximately $4,950 plus Value Added Tax per month.

    The consultancy agreements were each set up for an initial period of 6 months, and after that period are terminable by either party on one month's notice.

    The CMM Ventures Limited consultancy agreement was terminated with effect from November 30, 1999, at which time Barry Jones entered into a service agreement with Authoriszor Limited with effect from December 1, 1999, on terms similar to those set out above, at an annual salary of approximately $123,750 and an initial fixed term to expire on December 1, 2001.

    The consultancy fee payable to Commercial Technology Limited was increased with effect from December 1, 1999 to approximately $10,310 plus Value Added Tax per month.

    In July 1999, we issued 300,000 shares of our common stock to Roy Williams upon the exercise by Minmet Plc of its option to purchase Mineradora de Bauxita Ltda. as payment of his finder's fee pursuant to his finder's fee agreement with us. These shares, which are restricted shares under Rule 144 of the Securities Act, were valued for such purpose at $.20 per share, which was the current market price of our common stock on the OTC Bulletin Board as of April 27, 1999, the date we approved the issuance.

    On April 27, 1999 we approved the issuance of 250,000 shares of our common stock to Robert Jeffcock in lieu of paying Mr. Jeffcock his salary. The shares of our common stock, which are restricted shares under Rule 144 of the Securities Act, were valued for such purpose at $.20 per share, the price of shares of Common Stock on the OTC Bulletin board as of April 27, 1999.

    On April 27, 1999, we approved the issuance of 20,000 shares of our common stock to Don Box in lieu of paying Mr. Box a $4,000 fee for his service to the Company as a director. Such shares of our common stock, which are restricted shares under Rule 144 of the Securities Act, were valued for such purpose at $.20 per share, the price of our common stock on the OTC Bulletin Board as of such date.

    On April 27, 1999, our Board of Directors agreed to amend the terms of Robert Jeffcock's stock option agreement to extend the exercise date of his option to purchase 200,000 shares of our common stock to January 1, 2001. Robert Jeffcock has exercised his option.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 30,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. The following summary does not purport to be complete and is qualified by reference to our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and by provisions of applicable law.

    As of May 16, 2000, 17,414,081 shares of our common stock and no shares of our preferred stock were outstanding. As of May 16, 2000, there were 388 holders of record of our Common Stock.

COMMON STOCK

    DIVIDENDS. Holders of common stock are entitled to receive dividends, if any, as may be declared by the Board of Directors out of legally available funds subject to the payment of any preferential dividend to the holders of preferred stock, if any. To date, we have not paid any cash dividends with respect to the common stock.

    VOTING RIGHTS. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to one vote for each share held, subject to certain limitations on such voting rights provided by our certificate of incorporation.

    PREEMPTIVE RIGHTS.  Holders of common stock have no preemptive rights.

    LIQUIDATION. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution after payment or provision for payment of our debts and other liabilities, subject to the rights of any series of preferred stock, if any, then outstanding.

PREFERRED STOCK

    The authorized preferred stock may be issued from time to time in one or more designated series or classes. The Board of Directors, without approval of the stockholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of Authoriszor Inc. We have no present intention to issue any series or class of preferred stock.

    The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a Delaware corporation for three years following the date the person became an interested stockholder unless:
(i) before the person became an interested stockholder, the board of directors of the corporation approved either the transaction in which the interested stockholder became an interested person or the business combination; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification (as required by Section 203) of a transaction that is one of certain extraordinary transactions involving the corporation, and is with or by a person who either has not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, and is approved or not opposed by a majority of the board of directors then in office.

REGISTRATION RIGHTS AGREEMENT

    We agreed to grant registration rights to the holders of 2,727,273 shares of our common stock placed in the United Kingdom and Europe under Regulation S of the Securities Act pursuant to a Registration Rights Agreement dated as of February 16, 2000. The Registration Rights Agreement provides that we were obligated to prepare and file with the Securities and Exchange Commission as soon as reasonably practicable, but in any event not later than a date which is thirty calendar days after the completion of the placement, a registration statement of which this prospectus forms a part, with respect to the offer and sale of the shares from the placement by the holders from time to time:

    - in brokerage transactions;

    - over a stock exchange;

    - utilizing the facilities of an inter-dealer quotation system;

    - in an underwritten offering; or

    - in privately negotiated off-market transactions.

The registration statement, of which this prospectus forms a part, was filed with the Securities and Exchange Commission on March 20, 2000 in compliance with the terms of the Registration Rights Agreement.

    We have agreed to cause the registration statement to become effective under the Securities Act not later than that date which is sixty days after the registration statement is filed; provided that if the placement agent of the shares in the private placement reasonably determines that we are acting in good faith to cause the registration statement to be declared effective, such date will be extended to ninety days after filing of the registration statement. We also agreed to use our best efforts to keep the registration statement continuously effective in order to permit this prospectus to be usable by holders of the private placement shares for a period of two years from the date this registration statement is declared effective by the SEC.

    In the event that:

    - for any reason the registration statement is not filed with the SEC or the registration statement is not declared effective, in each instance, within the time periods described above; or

    - the registration statement ceases to be effective so that the prospectus which forms a part of such registration statement is not usable by the holders during the time period described above; or

    - any of the securities remain restricted securities as defined in Rule 144 of the Securities Act following the time when the registration statement is effective,

then if any holder so requests the following will apply:

    - We are obligated, as promptly as practicable but in no event not more than 30 days after so requested by any holder, to file with the SEC and cause to be declared effective under the Securities Act, a registration statement, which may be at the election of the holder so requesting a "shelf" registration statement, relating to the offer and sale of the shares from the placement by the requesting holder from time to time in accordance with the methods of distribution elected by such holder and set forth in such registration statement; provided that, if permitted under the Securities Act and by the SEC, we may file a pre- or post effective amendment or supplement to the registration statement if such action would completely fulfill our obligations.

    - We are obligated to bear all expenses incurred in connection with any registration statement and will reimburse the holders whose shares from the placement are included in any registration statement for the reasonable fees and disbursements of one firm or counsel, in addition to one local counsel in each relevant jurisdiction, designated by the holders of a majority of shares included in such registration statement to act as counsel for the holders, up to a cost of $20,000.

    In the event that we fail to comply with any provision of the Registration Rights Agreement, we are obligated within thirty days after the date on which we were required to take any action or, if such date is undeterminable, the date of the receipt by us of a demand from any holder, to purchase from each holder of our shares from the placement all securities which could have been included in any registration statement held by each respective holder for a purchase price equal to the product of:

    - the average market value per share during the period beginning on such date and ending on the date of payment of the purchase price multiplied by

    - the number of securities being purchased from such holder.

    We are also obligated to pay all reasonable costs, including all transfer taxes, stamp duty or SDRT, and fees associated with such purchase by us. Each holder may, in its sole discretion, waive its right, in whole or in part, to have us repurchase such securities held by him and retain the ownership of such securities. For the purpose of calculating the purchase price, market value per share at any date will be:

    - the highest reported sale price on that date with respect to each type of security in question listed on an international securities exchange or admitted to unlisted trading privileges on such an exchange or, if applicable,

    - the highest reported sale price on that date with respect to each type of security in question quoted or traded on the NASD OTC Bulletin Board or NASDAQ National Market System or the European Association of Securities Dealers Automated Quotation System or, if applicable, or, if applicable,

    - if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or reported by NASD OTC Bulletin Board or NASDAQ National Market System or the European Association of Securities Dealers Automated Quotation System.

THE STARLIGHT WARRANTS

    GENERAL. In a merger transaction involving the acquisition of Toucan Mining Plc, certain stockholders of our predecessor, Starlight Acquisitions, Inc. received warrants to purchase our shares of common stock. The Starlight warrants entitle their holders to purchase from us, on or before the six month anniversary of the closing of the first registration of an offering of our securities pursuant to the Securities Act, 100,000 shares of our common stock at the purchase price of $4.00 per share, subject to adjustment as provided in the Warrant Agreement.

    EXERCISE. Any whole number or all of the Starlight warrants may be exercised upon any single occasion or from time to time on or before the expiration date. The exercise price may be paid in cash with a remittance for the aggregate subscription price of the Starlight warrant shares to be exercised.

    DILUTION. The number, price and kind of securities or other property for which the Starlight warrants are exercisable are subject to adjustment in certain events, such as stock dividends and stock splits, in which case the number of Starlight warrant shares purchaseable upon exercise of the Starlight warrants immediately prior to such event will be adjusted so that the Starlight warrant holders shall be entitled to receive the kind and number of Starlight warrant shares or other securities of ours that they would have owned or would have been entitled to receive after the occurrence of any of the events described above, had the Starlight warrants been exercised immediately prior to the occurrence of such event or any record date with respect to such event.

    REGISTRATION RIGHTS. Starlight warrant holders are entitled to certain "piggyback registration" rights, which, subject to certain limitations and restrictions, will permit such Starlight warrant holders to include their Starlight warrant shares in a registration statement of ours if we propose the registration under the Securities Act of an offering of our equity securities. The Starlight warrant holders have elected to include the warrant shares in the registration statement of which this prospectus forms a part under the same method of distribution as that of the other selling stockholders. Notwithstanding the foregoing, if the offering of our securities pursuant to a registration statement was to be made by or through underwriters, we would not be required to include the Starlight warrant shares in such registration statement if and to the extent that the underwriter(s) managing the offering reasonably believes in good faith that such inclusion of the Starlight warrant shares would materially adversely affect such offering. In the event the underwriter(s) held such a conviction, the number of shares to be included in the registration would be reduced as follows: the number of shares of our common stock held by Starlight warrant holders and by other shareholders pursuant to other piggyback registration rights shall be reduced pro rata among the Starlight warrant holders and additional holders in accordance with the number of shares of our common stock entitled to be registered pursuant to piggyback registration rights by such Starlight warrant holders and additional holders.

    All expenses incurred or sustained by us in connection with or arising out of each registration pursuant to the Warrant Agreement will be borne and paid for by us; provided, however, that we will not bear any costs for any counsel or other professional engaged by the Starlight warrant holders so requesting registration of the Starlight warrant shares. To the extent that registration expenses incident to the registration are, under the terms of the Warrant Agreement, not required to be paid by us, each Starlight warrant holder whose Starlight warrant shares are included in such registration will pay all such registration expenses that are attributable solely to the registration of such Starlight warrant shares so included in such registration. The Starlight warrant holders will be responsible for commissions and discounts with respect to the sale of such securities to be registered.

CHANGE IN CONTROL

    Our certificate of incorporation and bylaws contain the following provisions that could delay, defer or prevent a change in control:

    - the Board of Directors has broad discretion in evaluating any takeover attempt and is authorized to use a "poison pill" defense; and

    - the Board of Directors is authorized to issue "blank check" preferred stock which provides the Board of Directors broad discretion to determine the number of shares, voting rights and preferences of the preferred stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

    We have agreed to file a registration statement to register the 2,727,273 shares of our common stock issued pursuant to the placement in the United Kingdom and Europe under Regulation S of the Securities Act and holders of the Starlight warrants, described in "Description of Capital Stock--The Starlight Warrants," have elected to include the 100,000 shares underlying their warrants in such registration statement.

    We have an aggregate of 17,514,081 shares of common stock outstanding, assuming no exercise of outstanding options or warrants except the Starlight warrants. Of the outstanding shares, all of the shares registered pursuant to this prospectus will be freely tradable, except that any shares acquired by "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act, may only be sold pursuant to a registration statement or in compliance with the resale limitations of Rule 144 described below.

    In general, under Rule 144, as currently in effect, a person, or persons whose shares are required to be aggregated, including an affiliate, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

    - 1% of the then outstanding shares of common stock; or

    - the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to restrictions.

    In addition, a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale and who has beneficially owned any restricted shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

    Our Directors and officers and those of our subsidiaries hold an aggregate of 6,300,252 shares of common stock, together with options to purchase 1,031,214 shares of common stock.

    As of the date of this prospectus, we have granted options to purchase up to 1,913,410 shares of common stock including options exercisable for 599,714 shares of common stock granted to certain employees, officers, directors and consultants under the 1999 Stock Plan, of which 35,000 are subject to certain performance conditions. We intend to file a registration statement to register the shares of common stock underlying the options granted under the 1999 Stock Plan.

    After the registration of the 2,727,273 shares of common stock from the placement and the 100,000 shares issuable upon exercise of the Starlight warrants, assuming these warrants are exercised, there will be 17,514,081 shares of our common stock issued and outstanding. Of the issued and outstanding shares after registration, 8,763,155 will be unrestricted shares and 3,102,219 shares may be sold pursuant to Rule 144. The shares of our common stock held by our Directors are subject to Lock-Up Agreements between each individual Director and Beeson Gregory prohibiting the Directors from selling any of their shares for six months following the closing date of the placement, February 18, 2000.

    In connection with our acquisition of Authoriszor Limited, the former shareholders of Authoriszor Limited have agreed not to dispose of any shares of common stock for a period of 1 year commencing July 22, 1999. The former shareholders of Authoriszor Limited have further agreed not to dispose of more than one-third of each former shareholder's respective shares of common stock per year in the first through fourth years following July 22, 1999.

                   PLAN OF DISTRIBUTION; SELLING STOCKHOLDERS

    This prospectus relates to 2,827,273 shares of our common stock that may be offered and sold from time to time by our selling stockholders. Set forth below is information provided by our selling stockholders, as of the date of this prospectus, regarding the beneficial ownership of shares of our common stock by each selling stockholder.

                                                                                           COMMON STOCK
                                              NUMBER OF SHARES                          BENEFICIALLY OWNED
                                              OF COMMON STOCK         NUMBER OF         AFTER OFFERING(2)
                                             BENEFICIALLY OWNED    SHARES OF COMMON   ----------------------
SELLING STOCKHOLDERS                        PRIOR TO OFFERING(1)    STOCK OFFERED      NUMBER       PERCENT
--------------------                        --------------------   ----------------   --------      --------
John Harold Haynes........................             4,500              4,500             0           *
3i plc....................................           136,000            136,000             0           *
AAZ Finances..............................             9,000              9,000             0           *
ABN AMRO Bank NV..........................             5,000              5,000             0           *
Allied Commercial Exports Ltd.............             3,500              3,500             0           *
Apax Partners & Co........................            28,000             28,000             0           *
Archdream Limited.........................             2,500              2,500             0           *
Aros Securities AB........................             2,000              2,000             0           *
Bank of Copenhagen........................            20,000             20,000             0           *
Beeson Gregory Limited....................           168,363             32,000       136,363           *
Carr Sheppards Crosthwaite................             2,300              2,300             0           *
Deutsche Asset Management.................            28,000             28,000             0           *
Duncan Lawrie Ltd.........................            90,000             90,000             0           *
Durlacher Ltd.............................            45,000             45,000             0           *
Eagle & Dominion Asset Mgmt...............           105,000            105,000             0           *
Ellis Partners Ltd........................            60,000             60,000             0           *
Fiske & Co................................            46,000             46,000             0           *
Fleming Investment Mgmt Ltd...............           115,000            115,000             0           *
Goodbody Stockbrokers.....................             8,750              8,750             0           *
Hargreaves (Marsden W.) Hale & Co.........             4,500              4,500             0           *
Index IT Partnership......................           110,000            110,000             0           *
JM Finn & Co..............................             5,000              5,000             0           *
JO Hambro & Partners Ltd..................            70,000             70,000             0           *
JO Hambro Investment Mgmt.................             6,500              6,500             0           *
Julius Baer Asset Management..............           590,000            590,000             0           *
Jupiter Asset Management..................           340,000            340,000             0           *
Laing & Cruickshank.......................           210,000            210,000             0           *
Marwyn c/oRingwood Investments Ltd........            14,000             14,000             0           *
Park Place Capital Ltd....................            70,000             70,000             0           *
Petercam s.a..............................            50,000             50,000             0           *
PI Capital................................             7,500              7,500             0           *
Rathbone Laurence Keen Ltd................             4,000              4,000             0           *
Reabourne Limited.........................            64,000             64,000             0           *
Rothschild Asset Management Ltd...........           102,000            102,000             0           *
Schroder Investment Mgmt Int'l Ltd........            22,000             22,000             0           *
Smith & Williamson........................           112,000            112,000             0           *
SocGen Asset Management...................            45,000             45,000             0           *
Societe Generale Asset Management.........             3,000              3,000             0           *
STG Asset Management AG...................            23,500             23,500             0           *
Tarnhelm Securities Ltd...................               900                900             0           *
Taylor Young Investment Mgmt Ltd..........            31,000             31,000             0           *

                                                                                           COMMON STOCK
                                              NUMBER OF SHARES                          BENEFICIALLY OWNED
                                              OF COMMON STOCK         NUMBER OF         AFTER OFFERING(2)
                                             BENEFICIALLY OWNED    SHARES OF COMMON   ----------------------
SELLING STOCKHOLDERS                        PRIOR TO OFFERING(1)    STOCK OFFERED      NUMBER       PERCENT
--------------------                        --------------------   ----------------   --------      --------
WestLB....................................             7,500              7,500             0           *
Williams de Broe..........................            91,000             91,000             0           *
Williams de Broe Inv Mgmt Ltd.............             1,323              1,323             0           *
R. Hadyn Silleck..........................            37,000             25,000        12,000           *
John B. Marvin............................            25,000             25,000             0           *
Peter S. Daley............................            35,000             25,000        10,000           *
Jay Lutsky................................            97,000             25,000        72,000           *

------------------------

*   Indicates less than 1%.

(1) Unless otherwise indicated, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of our common stock beneficially owned, subject to community property laws where applicable. Represents those shares of common stock held by the selling stockholders, if any, together with those shares that such selling stockholder has the right to acquire upon exercise of warrants or otherwise within 60 days.

(2) Because the selling stockholders may sell all or a portion of their shares of common stock pursuant to this prospectus at any time and from time to time, no estimate can be made of the number of shares of common stocck that each selling stockholder may retain upon completion of the offering by the selling stockholders. Therefore, this table assumes that all shares of our common stock offered by this prospectus by each selling stockholder are actually sold. Such presentation is based on 17,414,081 shares of our common stock outstanding as of May 16, 2000.

PLACEMENT SHARES

    The shares of our common stock beneficially owned by certain of our selling stockholders were acquired on February 18, 2000, in a placement of 2,727,273 shares of our common stock at a price of $11.00 per share. The placement was made pursuant to Regulation S under the Securities Act in the United Kingdom and Europe. In connection with the placement, we agreed to file the registration statement of which this prospectus forms a part.

    We agreed to grant certain registration rights to the holders of our shares from the placement under a Registration Rights Agreement dated February 16, 2000, entered into in anticipation of the completion of the placement. The Registration Rights Agreement provides that we are obligated to prepare and file with the Securities and Exchange Commission a registration statement of which this prospectus forms a part, with respect to the offer and sale of the shares from the placement by the holders from time to time. See "Description of Capital Stock--Registration Rights Agreement."

WARRANT SHARES

    The remaining shares of our common stock beneficially owned by the selling stockholders were acquired in a merger transaction involving the acquisition of Toucan Mining Plc. Certain stockholders of our predecessor, Starlight Acquisitions, Inc., received warrants to purchase our shares of common stock. The Starlight warrants entitle their holders to purchase from us, on or before the six month anniversary of the closing of the first registration of an offering of our securities pursuant to the Securities Act, 100,000 shares of our common stock at the purchase price of $4.00 per share, subject to adjustment as provided in the Warrant Agreement.

    Starlight warrant holders are entitled to certain "piggyback registration" rights, which, subject to certain limitations and restrictions, will permit such Starlight warrant holders to include their Starlight warrant shares in this registration statement. See "Description of Capital Stock--Starlight Warrants."

    Except as specifically set forth in this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

    We have been advised by the selling stockholders that they or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest, intend to sell all or a portion of the shares of common stock offered by this prospectus from time to time:

    - on the NASDAQ National Market;

    - otherwise than on the NASDAQ National Market;

    - in negotiated transactions at fixed prices which may be changed;

    - at market prices prevailing at the time of sale or at reasonably related prices or at negotiated prices; or

    - by a combination of the foregoing methods of sale, any of which may involve crosses and block transactions.

The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for which such broker-dealers may act as agent or to whom they may sell as principal, or both. We are not aware as of the date of this prospectus of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock offered by this prospectus. In connection with distributions of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares of common stock registered under this prospectus in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver the shares of common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of common stock registered under this prospectus, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares of common stock registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares of common stock pursuant to this prospectus.

    The selling stockholders and any broker, dealer or other agent executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker, dealer or agent and profit on any resale of the shares of principal may be deemed to be underwriting commissions under the Securities Act. Such commissions received by a broker, dealer or agent may be in excess of customary compensation. The shares of common stock may also be sold in accordance with Section 4(1) of the Securities Act or Rule 144 and Rule 145 under the Securities Act.

    Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, will, to the extent required by law be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares of our common stock may be required to deliver a copy of this prospectus, including the prospectus supplement, if any, to any person who purchases any of the shares of our common stock from or through such dealer or broker.

    All expenses of registration incurred in connection with the offering will be borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

    The selling stockholders will be subject to applicable provisions of the Securities Exchange Act and its rules and regulations, including without limitation, Rule 102 under Regulation M, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. Rule 102 under Regulation M provides, with certain exceptions, that it is unlawful for a selling stockholder or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholder or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the foregoing may affect the marketability of the common stock. We will require each selling stockholder, and his or her broker if applicable, to provide a letter that acknowledges his compliance with Regulation M under the Securities Exchange Act before authorizing the transfer of such selling stockholder's shares of common stock.

    The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

    The Company has agreed to indemnify the Selling Stockholders against certain liabilities in connection with the Registration Statement, of which this prospectus is a part, including certain liabilities under the Securities Act.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to the common stock offered in this offering. For further information about us and this offering, you should refer to our registration statement and its exhibits. Since the prospectus may not contain all of the information that you may find important, you should review the full text of the documents included or incorporated by reference in the registration statement.

    We file reports and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are also available over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information on the public reference room and their copy charges.

    You may request a copy of any filings referenced above, excluding exhibits, at no cost, by contacting Richard A. Langevin, our Chief Executive Officer, at the following address:

                                Authoriszor Inc.
                                1 Justin Road
                                Natick, Massachusetts 01760-5565
                                (508) 650-3916

    You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                 LEGAL MATTERS

    The validity of the common stock offered by this prospectus will be passed upon for us by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements of Authoriszor Inc. as of June 30, 1999 and 1998 and for the years then ended and for the period January 15 (date of inception) to June 30, 1997 and 1999 have been audited by Grant Thornton.

    The consolidated statements of Toucan Gold Corporation as of December 31, 1998 and 1997 and for the three years in the period December 31, 1998 have been audited by Grant Thornton LLP.

    The financial statements of WRDC Limited as of July 31, 1999 and for the year ended have been audited by Brown Butler & Co.

    The financial statements of WRDC Limited as of July 31, 1998 and 1997 and for the years then ended have been audited by Marcus Phillips.

    Each have been included in this prospectus and in the registration statement in reliance on the authority of those firms as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
CONSOLIDATED FINANCIAL STATEMENTS OF AUTHORISZOR INC.
  Report of Independent Certified Public Accountants........     F-2
  Consolidated Balance Sheets...............................     F-3
  Consolidated Statements of Operations.....................     F-4
  Consolidated Statement of Stockholders' Equity
    (Deficit)...............................................     F-5
  Consolidated Statements of Cash Flows.....................     F-6
  Notes to Consolidated Financial Statements................     F-7

FINANCIAL STATEMENTS OF WRDC LIMITED

  WRDC LIMITED JULY 31, 1999
  Director's Report.........................................    F-14
  Auditor's Report..........................................    F-17
  Profit and Loss Account...................................    F-18
  Balance Sheet.............................................    F-19
  Cash Flow Statement.......................................    F-20
  Notes to the Financial Statements.........................    F-21

  WRDC LIMITED JULY 31, 1998
  Director's Report.........................................    F-31
  Auditor's Report..........................................    F-33
  Profit and Loss Account...................................    F-34
  Balance Sheet.............................................    F-35
  Statement of total recognised gains and losses............    F-36
  Notes to the Financial Statements.........................    F-37

  WRDC LIMITED JULY 31, 1997
  Director's Report.........................................    F-47
  Auditor's Report..........................................    F-49
  Profit and Loss Account...................................    F-50
  Balance Sheet.............................................    F-51
  Statement of total recognised gains and losses............    F-52
  Notes to the Financial Statements.........................    F-53

PRO FORMA CONDENSED FINANCIAL STATEMENTS

  Note to Condensed Financial Statements....................    F-61
  Pro Forma Condensed Statements of Operations..............    F-62

CONSOLIDATED FINANCIAL STATEMENTS OF TOUCAN GOLD CORPORATION

  Report of Independent Certified Public Accountants........    F-63
  Consolidated Balance Sheets...............................    F-64
  Consolidated Statements of Operations.....................    F-65
  Consolidated Statement of Stockholders' Equity............    F-66
  Consolidated Statements of Cash Flows.....................    F-67
  Notes to Consolidated Financial Statements................    F-68

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Authoriszor Inc.

    We have audited the accompanying consolidated balance sheets of Authoriszor Inc. (a development stage enterprise) as of June 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the periods January 15, 1997 (date of inception) to June 30, 1997 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Authoriszor Inc. as of June 30, 1999 and 1998 and the results of their operations and their cash flows for the years then ended and for the periods January 15, 1997 (date of inception) to June 30, 1997 and 1999, in conformity with generally accepted accounting principles in the United States of America.

GRANT THORNTON

Leeds, England

November 10, 1999

                                AUTHORISZOR INC

                        (A DEVELOPMENT STAGE ENTERPRISE)

                          CONSOLIDATED BALANCE SHEETS

                                                                                            MARCH 31,
                                                         JUNE 30, 1998    JUNE 30, 1999       2000
                                                         --------------   --------------   -----------
                                                                                           (UNAUDITED)
                                ASSETS

Cash...................................................     $    617         $    698      $27,792,157
VAT recoverable and other assets.......................          432            2,498           71,184
                                                            --------         --------      -----------
  Total current assets.................................        1,049            3,196       27,863,341
Note receivable (WRDC) (Note C)........................           --               --          356,100
Investment in securities, available-for-sale
  (Note D).............................................           --               --        3,620,605
Computer and office equipment, net of accumulated
  depreciation.........................................        4,175           21,594          273,726
Investment in WRDC at cost, adjusted for equity in
  earnings or losses (Note C)..........................           --               --          600,190
Intangible assets......................................           --               --           41,706
                                                            --------         --------      -----------
                                                               4,175           21,594        4,892,327
                                                            --------         --------      -----------
                                                            $  5,224         $ 24,790      $32,755,668
                                                            ========         ========      ===========

            LIABILITIES AND STOCKHOLDERS' (DEFICIT)/EQUITY

Accounts payable to related parties....................     $ 21,979         $ 76,144      $     8,017
Accounts payable and other liabilities.................       12,751           24,526          596,452
                                                            --------         --------      -----------
  Total current liabilities............................       34,730          100,670          604,469
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, par value $.01 per share;
    authorized: 2,000,000 shares; issued and
    outstanding: none..................................           --               --               --
  Common stock, $.01 par value per share; authorized:
    30,000,000 shares; issued and outstanding: 60
    shares at June 30, 1998 and 1999 and 17,414,081
    shares at March 31, 2000...........................            9                9          174,141
  Additional paid-in capital...........................           --               --       34,058,343
  Accumulated other comprehensive income (loss)........         (411)           2,846        2,606,314
  Accumulated deficit during the development stage.....      (29,104)         (78,735)      (4,687,599)
                                                            --------         --------      -----------
                                                             (29,506)         (75,880)      32,151,199
                                                            --------         --------      -----------
                                                            $  5,224         $ 24,790      $32,755,668
                                                            ========         ========      ===========

        The accompanying notes are an integral part of these statements.

                                AUTHORISZOR INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                     JANUARY 15, 1997                                 JANUARY 15,
                                         (DATE OF              FOR THE YEARS          1997 (DATE     FOR THE NINE MONTHS ENDED
                                        INCEPTION)            ENDED JUNE 30,         OF INCEPTION)           MARCH 31,
                                        TO JUNE 30,      -------------------------    TO JUNE 30,    -------------------------
                                           1997             1998          1999           1999           1999          2000
                                     -----------------   -----------   -----------   -------------   -----------   -----------
Net sales..........................     $     3,290      $        --   $    33,711     $  37,001     $    32,682   $   121,186
Cost of sales......................              --               --        10,559        10,559           8,962         1,277
                                        -----------      -----------   -----------     ---------     -----------   -----------
Gross profit.......................           3,290               --        23,152        26,442          23,720       119,909
Operating expenses
  Professional fees................              --               --         5,071         5,071           5,071     1,131,615
  Marketing and advertising........              --               --            --            --              --       492,408
  Administrative...................           8,573           23,821        67,712       100,106          46,153     3,178,013
                                        -----------      -----------   -----------     ---------     -----------   -----------
    Total operating costs and
      expenses.....................           8,573           23,821        72,783       105,177          51,224     4,802,036
Operating loss.....................          (5,283)         (23,821)      (49,631)      (78,735)        (27,504)   (4,682,127)
Other income (expense)
  Interest income..................              --               --            --            --              --       163,590
  Writedown of subsidiary held-for-
    sale...........................              --               --            --            --              --      (291,448)
  Gain on sale of investments......              --               --            --            --              --       199,279
  Equity in earnings of WRDC.......              --               --            --            --              --         1,842
                                        -----------      -----------   -----------     ---------     -----------   -----------
    Total other income.............              --               --            --            --              --        73,263
                                        -----------      -----------   -----------     ---------     -----------   -----------
Net loss...........................     $    (5,283)     $   (23,821)  $   (49,631)    $ (78,735)    $   (27,504)  $(4,608,864)
                                        ===========      ===========   ===========     =========     ===========   ===========
Weighted average shares
  outstanding......................      13,765,808       13,765,808    13,765,808                    13,765,808    14,462,226
                                        ===========      ===========   ===========                   ===========   ===========
Net loss per common share
  Basic and diluted................     $     (0.00)     $     (0.00)  $     (0.00)                  $     (0.00)  $     (0.32)
                                        ===========      ===========   ===========                   ===========   ===========

                                     JANUARY 15,
                                         1997
                                       (DATE OF
                                      INCEPTION)
                                     TO MARCH 31,
                                         2000
                                     ------------
Net sales..........................  $   158,187
Cost of sales......................       11,836
                                     -----------
Gross profit.......................      146,351
Operating expenses
  Professional fees................    1,136,686
  Marketing and advertising........      492,408
  Administrative...................    3,278,119
                                     -----------
    Total operating costs and
      expenses.....................    4,907,213
Operating loss.....................   (4,760,862)
Other income (expense)
  Interest income..................      163,590
  Writedown of subsidiary held-for-
    sale...........................     (291,448)
  Gain on sale of investments......      199,279
  Equity in earnings of WRDC.......        1,842
                                     -----------
    Total other income.............       73,263
                                     -----------
Net loss...........................  $(4,687,599)
                                     ===========
Weighted average shares
  outstanding......................
Net loss per common share
  Basic and diluted................

        The accompanying notes are an integral part of these statements.

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                     ACCUMULATED
                                                                                        OTHER
                                    COMMON STOCK        ADDITIONAL                     COMPRE-                     COMPRE-
                                ---------------------     PAID-IN     ACCUMULATED      HENSIVE                     HENSIVE
                                  SHARES      AMOUNT      CAPITAL       DEFICIT        INCOME         TOTAL        INCOME
                                ----------   --------   -----------   ------------   -----------   -----------   -----------
January 15, 1997 (date of
  inception)..................          --   $     --   $        --   $        --    $       --    $        --   $        --
Issuance of common stock
  ($0.06 per share)...........          20          3            --            --            --              3            --
Comprehensive income (loss):
  Foreign currency translation
    adjustment................          --         --            --            --           (62)           (62)          (62)
  Net loss during the
    period....................          --         --            --        (5,283)           --         (5,283)       (5,283)
                                                                                                                 -----------
Total comprehensive loss......          --         --            --            --            --             --        (5,345)
                                ----------   --------   -----------   -----------    ----------    -----------   ===========
Balance at June 30, 1997......          20          3            --        (5,283)          (62)        (5,342)
Issuance of common stock
  ($0.15 per share)...........          40          6            --            --            --              6
Comprehensive income (loss):
  Foreign currency translation
    adjustment................          --         --            --            --          (349)          (349)         (349)
  Net loss during the year....          --         --            --       (23,821)           --        (23,821)      (23,821)
                                                                                                                 -----------
Total comprehensive loss......          --         --            --            --            --             --       (24,170)
                                ----------   --------   -----------   -----------    ----------    -----------   ===========
Balance at June 30, 1998......          60          9            --       (29,104)         (411)       (29,506)
Comprehensive income (loss):
  Foreign currency translation
    adjustment................          --         --            --            --         3,257          3,257         3,257
  Net loss during the year....          --         --            --       (49,631)           --        (49,631)      (49,631)
                                                                                                                 -----------
Total comprehensive loss......          --         --            --            --            --             --       (46,374)
                                ----------   --------   -----------   -----------    ----------    -----------   ===========
Balance at June 30, 1999......          60          9            --       (78,735)        2,846        (75,880)
Issuance of common stock
  ($0.16 per share)...........      17,835      2,828            --            --            --          2,828
Recapitalization..............  13,747,913    134,821     3,097,172            --            --      3,231,993
Net proceeds from issuance of
  stock through private
  placement...................   2,727,273     27,273    27,866,632            --            --     27,893,905
Issuance of common stock for
  cash
  ($1.01 per share)...........     436,000      4,360       436,105            --            --        440,465
  ($0.67 per share)...........     350,000      3,500       229,835            --            --        233,335
Issuance of common stock for
  services
  ($1.66 per share)...........      15,000        150        24,699            --            --         24,849
  ($4.07 per share)...........     100,000      1,000       405,600            --            --        406,600
  ($9.13 per share)...........      20,000        200       182,300            --            --        182,500
Compensation expense resulting
  from issuance of stock
  options.....................          --         --     1,694,000            --            --      1,694,000
Issuance of stock options with
  exercise price less than
  fair value..................          --         --       122,000            --            --        122,000
Comprehensive income (loss):
  Foreign currency translation
    adjustment................          --         --            --            --       (64,437)       (64,437)      (64,437)
  Unrealised gain on
    available-for-sale
    securities................          --         --            --            --     2,667,905      2,667,905     2,667,905
  Net loss during the
    period....................          --         --            --    (4,608,864)           --     (4,608,864)   (4,608,864)
                                                                                                                 -----------
Total comprehensive loss......          --         --            --            --            --             --    (2,005,396)
                                ----------   --------   -----------   -----------    ----------    -----------   ===========
Balance at March 31, 2000.....  17,414,081   $174,141   $34,058,343   $(4,687,599)   $2,606,314    $32,151,199
                                ==========   ========   ===========   ===========    ==========    ===========

         The accompanying notes are an integral part of this statement.

                                AUTHORISZOR INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     JANUARY 15,                           JANUARY 15,                               JANUARY 15,
                                    1997 (DATE OF       YEARS ENDED       1997 (DATE OF         NINE MONTHS         1997 (DATE OF
                                    INCEPTION) TO        JUNE 30,         INCEPTION) TO       ENDED MARCH 31,       INCEPTION) TO
                                      JUNE 30,      -------------------     JUNE 30,      -----------------------     MARCH 31,
                                        1997          1998       1999         1999          1999         2000           2000
                                    -------------   --------   --------   -------------   --------   ------------   -------------
Cash flows (used in) provided by
  operating activities
  Net loss during the period......     $(5,283)     $(23,821)  $(49,631)    $(78,735)     $(27,504)  $ (4,608,864)  $ (4,687,599)
  Adjustments to reconcile net
    loss to net cash (used in)
    provided by operating
    activities:
    Issuance of stock in exchange
      for services................          --            --         --           --            --        613,949        613,949
    Non-cash compensation
      expense.....................          --            --         --           --            --      1,816,000      1,816,000
    Writedown of subsidiary
      held-for-sale...............          --            --         --           --            --        291,448        291,448
    Equity earnings in WRDC.......          --            --         --           --            --          1,842          1,842
    Gain on sale of investments...          --            --         --           --            --       (199,279)      (199,279)
    Depreciation and
      amortization................          15           245     10,135       10,395           926         43,197         53,592
    Receivables and other
      assets......................      (3,866)        3,450     (2,172)      (2,588)          (93)       (69,353)       (71,941)
    Accounts payable and accrued
      liabilities.................      10,690        23,554     70,176      104,420        32,551        506,395        610,815
                                       -------      --------   --------     --------      --------   ------------   ------------
      Total adjustments...........       6,839        27,249     78,139      112,227        33,384      3,004,199      3,116,426
                                       -------      --------   --------     --------      --------   ------------   ------------
Net cash (used in) provided by
  operating activities............       1,556         3,428     28,508       33,492         5,880     (1,604,665)    (1,571,173)
Cash flows (used in) provided by
  investing activities
  Proceeds from sale of
    subsidiary....................          --            --         --           --            --        809,750        809,750
  Acquisition of equipment........        (625)       (3,751)   (28,399)     (32,775)       (2,216)      (292,815)      (325,590)
  Sale of investments in
    securities....................          --            --         --           --            --      1,360,579      1,360,579
  Investment in WRDC..............          --            --         --           --            --       (606,617)      (606,617)
  Advances to WRDC................          --            --         --           --            --       (356,997)      (356,997)
  Purchase of intangible assets...          --            --         --           --            --        (42,126)       (42,126)
                                       -------      --------   --------     --------      --------   ------------   ------------
Net cash flows (used in ) provided
  by investing activities.........        (625)       (3,751)   (28,399)     (32,775)       (2,216)       871,774        838,999
Cash flows provided by financing
  activities
  Proceeds from issuance of
    stock.........................           3             6         --            9            --     28,567,705     28,567,714
  Recapitalization................          --            --         --           --            --            711            711
                                       -------      --------   --------     --------      --------   ------------   ------------
Net cash flows provided by
  financing activities............           3             6         --            9            --     28,568,416     28,568,425
Effect of exchange rate changes on
  cash............................          10           (10)       (28)         (28)          730        (44,066)       (44,094)
                                       -------      --------   --------     --------      --------   ------------   ------------
Net (decrease) increase in cash...         944          (327)        81          698         4,394     27,791,459     27,792,157
Cash at beginning of period.......          --           944        617           --           617            698             --
                                       -------      --------   --------     --------      --------   ------------   ------------
Cash at end of period.............         944           617        698          698         5,011     27,792,157     27,792,157
                                       =======      ========   ========     ========      ========   ============   ============
Supplemental disclosure of cash
  flow information:
  Cash paid during the period for:
    Interest......................     $    --      $     --   $     --     $     --      $     --   $         --   $         --
    Taxes.........................          --            --         --           --            --             --             --

        The accompanying notes are an integral part of these statements.

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

    A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows. Insofar as the notes refer to the nine months ended March 31, 2000 and 1999, they are not audited. In the opinion of management, all adjustments necessary for a fair presentation of the unaudited consolidated financial position as of March 31, 2000 and the unaudited consolidated results of operations and cash flows for the nine months ended March 31, 2000 and 1999 have been made. All such adjustments, in the opinion of management, are of a normal recurring nature. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year.

NOTE A--COMPANY DESCRIPTION

    Authoriszor Inc. (the Company) develops and sells an internet, extranet and intranet security solution that has been designed to manage identity, access security, usage and functionality characteristics of Wide Area Networks accessed through World-Wide Web technology.

NOTE B--RECAPITALIZATION OF SHARES

    On July 22, 1999, Toucan Gold Corporation (a public company incorporated under the laws of the State of Delaware, United States of America, in July 1996) (Toucan) acquired all of the outstanding capital stock of Authoriszor Limited (formerly known as ITIS Technologies Ltd, a company incorporated pursuant to English Law in January 1997), in exchange for restricted shares of common stock of Toucan (the Exchange) pursuant to a Share Exchange Agreement between Toucan and Authoriszor Limited. Toucan exchanged 4,680,375 shares of common stock for all of Authoriszor Limited's issued and outstanding shares of common stock. At June 30, 1999, Toucan had disposed of all of its operations. For accounting purposes, the Exchange has been treated as a recapitalization of Authoriszor Limited. The accompanying financial statements are those of Authoriszor Limited. Also, Toucan changed its name to Authoriszor Inc. and its fiscal year end to June 30, that of Authoriszor Limited. Immediately after the Exchange, Authoriszor Limited's former shareholders owned approximately 34% of the outstanding common stock of Toucan.

NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DEVELOPMENT STAGE COMPANY

    The Company (a development stage company) is in the development stage as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs are expensed as incurred. Statement of Financial Accounting Standards No. 86 Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (SFAS No. 86) requires the capitalization of certain software development costs once technological feasibility is established, which the Company defines as establishment of a working model. The working model criteria used as the Company's process of creating software (including enhancements) does not include a detailed program design. To date, the period between achieving technological feasibility and the general availability

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

    COMPUTER AND OFFICE EQUIPMENT

    Computer and office equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives. The straight line method of depreciation is followed for financial reporting purposes. The useful life is as follows:

                                                               YEARS
                                                              --------
Computer and office equipment...............................    3-10

    Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations.

    CASH

    For the purposes of the financial statements, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are provided on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

    USE OF ESTIMATES IN FINANCIAL STATEMENTS

    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET LOSS PER SHARE

    For all periods presented other than March 31, 2000, the Company's net loss per share amount has been computed by dividing net loss by the number of shares (4,680,375) issued by Toucan on July 22, 1999, for the acquisition of all of the Company's issued and outstanding shares, added to the weighted average shares outstanding of Toucan (9,085,433) held by the pre-merger Toucan shareholders. For the period

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ended March 31, 2000, loss per common share is based on the weighted average number of common shares outstanding during the period. Stock options excluded from the calculation of loss per share because their effect is anti-dilutive amounted to 1,913,410 for the nine months ended March 31, 2000.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consists of cash and cash equivalents, trade receivables, trade payables and accrued liabilities. The carrying amount of these instruments approximate the fair values because of their short maturity.

    INVESTMENT IN SECURITIES

    At March 31, 2000, the Company held 5,000,000 shares of stock and warrants to subscribe for a further 7.7 million shares of stock in an Irish publicly traded company, Minmet Plc (Minmet). The Company has classified these equity securities as available-for-sale. Available-for-sale securities are measured at fair value, with net unrealized gains and losses report in equity. The cost, unrealized gains and fair values of the Company's available-for-sale securities held at March 31, 2000 is summarized as follows:

                                                   GROSS UNREALIZED   ESTIMATED FAIR
                                          COST          GAINS             VALUE
                                        --------   ----------------   --------------
5,000,000 Minmet Shares...............  $567,700      $1,251,851        $1,819,551
7,700,000 Warrant Shares..............   385,000       1,416,054         1,801,054
                                        --------      ----------        ----------
                                        $952,700      $2,667,905        $3,620,605
                                        ========      ==========        ==========

    REVENUE RECOGNITION

    The Company recognizes revenue in accordance with the provisions of Statement of Position 97-2 "Software Revenue Recognition" (SOP 97-2) issued by the American Institution of Certified Public Accountants ("ACIPA"). Fees for services and maintenance are generally charged to customers separately from the license of software. Revenues from license fees are recognized upon product shipment when fees are fixed, collectability is probable and the Company has no significant obligations remaining under the licensing agreement. In instances where a significant vendor obligation exists, revenue recognition is delayed until such obligation has been satisfied. Services revenue consists of training and consulting for which revenue is recognized when the services are performed. Maintenance revenue consists of ongoing support and maintenance and product updates for which revenue is deferred and recognized over the term of the contract.

    FOREIGN CURRENCY TRANSLATION

    The functional currency of the Company is the British pound sterling. The financial statements are presented in U.S. dollars using the principles set out in Statement of Financial Accounting Standards No. 52 Foreign Currency Translation (SFAS No. 52). Assets and liabilities are translated at the rate of exchange in effect at the close of the period. Revenues and expenses are translated at the weighted average

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of exchange rates in effect during the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included as part of the accumulated other comprehensive income
(loss) component of stockholders' equity.

    SEGMENT INFORMATION

    The Company's operations involve a single industry segment, the development and distribution of an internet, extranet and intranet security solution software. The Company operates in two geographic segments being the United Kingdom and the United States. At present, the Company's main operations are conducted through Authoriszor Limited in the United Kingdom.

    NEW ACCOUNTING STANDARDS NOT YET ADOPTED

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
No. 133). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently assessing the effects of adopting SFAS No. 133, and has not yet made a determination of the impact on its financial position or results of operations. SFAS No. 133 will be effective for the Company's first quarter of fiscal year 2001.

NOTE D--ACQUISITION OF WRDC

    On February 22, 2000, the Company acquired a 25.1% interest in WRDC Limited, a private UK company, (WRDC) for a purchase price of $604,800 (L378,000). The Company has accounted for its 25.1% interest in WRDC under the equity method. The purchase price of WRDC exceeded the Company's proportionate share of the net assets acquired by $584,500 (L366,236), which was recorded as goodwill and is being amortized on a straight line basis over ten years. The Company made a cash advance to WRDC in December 1999 of $160,800 (L100,000) and made a further advance in February 2000 of $195,200 (L122,000). The total advances have been converted into a note repayable to the Company over a five year period bearing interest at 6% with quarterly principal and interest payments of L18,500, beginning on the second anniversary date of the first drawdown. The Company has the option to purchase the remaining 74.9% of WRDC Limited after October 31, 2001, at a price based on the revenue and profits of WRDC for the previous accounting period at the relevant time.

NOTE E--INVESTMENT IN SECURITIES HELD-FOR-SALE

    The Company had previously announced a spin-off to its stockholders of Toucan Mining plc formerly known as Toucan Mining Limited (Toucan Mining) a wholly-owned subsidiary of the Company, subject to the satisfaction of certain conditions, including the registration of the shares of Toucan Mining pursuant to the Securities and Exchange Act of 1934, as amended (the Exchange Act). In light of the Company's desire

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE E--INVESTMENT IN SECURITIES HELD-FOR-SALE (CONTINUED) to dispose of Toucan Mining in a timely fashion in order to be able to pursue its current internet security business, the Company determined to sell Toucan Mining rather than pursuing the proposed spin-off.

    On January 28, 2000, the Company completed the sale (the sale) of all of the share capital of Toucan Mining for an aggregate consideration of $809,750 (L500,000) in cash. The sale of Toucan Mining was made to Golden Ridge Group Limited, a company registered in the British Virgin Islands, pursuant to a Share Sale Agreement, dated January 28, 2000 (the Agreement).

    On the same date, and prior to the aforementioned sale of Toucan Mining, Toucan Mining transferred to the Company 2 million ordinary shares of Minmet (the Minmet Shares). The Minmet Shares cannot be sold by the Company without the consent of Minmet until January 6, 2001. In addition, Toucan Mining transferred to the Company warrants to subscribe for a further 7.7 million ordinary shares of Minmet at an exercise price of $.13 (L.08) (the Warrant Shares). The Company is not contractually restricted from selling the Warrant Shares.

    Independent of the Minmet Shares and the Warrant Shares, the Company already held an additional 3,000,000 shares in Minmet. The 3,000,000 shares carry the same restrictions as the Minmet Shares. The Company has classified these equity securities as available-for-sale. The closing market price of the Minmet shares at March 31, 2000 was L.23 per share ($.36 at the then exchange rate).

    As a result of the sale of Toucan Mining in January 2000, the Company wrote its investment down at December 31, 1999 to net realizable value which resulted in a loss of $291,448.

NOTE F--ACCOUNTS PAYABLE TO RELATED PARTIES

                                                       JUNE 30,
                                                  -------------------   MARCH 31,
                                                    1998       1999       2000
                                                  --------   --------   ---------
James Jackson (Director of the Company).........  $21,979    $72,566     $ 8,017
David Wray (Director of the Company)............       --      1,789          --
David Blanchfield (Director of Authoriszor
  Limited)......................................       --      1,789          --
                                                  -------    -------     -------
                                                  $21,979    $76,144     $ 8,017
                                                  =======    =======     =======

NOTE G--LEASE COMMITMENTS

    The Company leases office space under operating lease agreements which expire through 2008. Rent expense totalled approximately $14,000 for the nine months ended March 31, 2000. In May 2000 the Company entered into additional lease commitments for office space and equipment.

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE G--LEASE COMMITMENTS (CONTINUED)
    The future minimum rental commitments as of March 31, 2000 are as follows:

PERIOD ENDING
MARCH 31,
-------------
2001........................................................  $  525,185
2002........................................................     516,485
2003........................................................     514,309
2004........................................................     403,700
2005........................................................     403,700
Thereafter..................................................     110,801
                                                              ----------
                                                              $2,474,180
                                                              ==========

    The leases generally provide that property taxes, insurance and maintenance expenses are obligations of the Company. It is expected that in the normal course of business, operating leases that expire will be reviewed or replaced by leases on other properties.

NOTE H--COMMON STOCK TRANSACTIONS

    In February 2000, the Company completed, in the United Kingdom and Europe, a private placement of 2,727,273 shares of common stock at $11.00 per share pursuant to Regulation S under the Securities Act. The gross proceeds of the placement were $30,000,003.

    During the months of December 1999 and January 2000, the Company was seeking to raise short term capital. In December, the Company offered an incentive to parties holding 436,000 warrants to exercise their warrants by reducing the exercise price from $1.50 to $1.00. Each of the 436,000 warrants was exercised during December 1999. In January, the Company offered a similar incentive to the then President and a current director of the Company holding options to purchase 200,000 shares of common stock along with three other individuals holding options to purchase in the aggregate 150,000 shares of common stock. Each of the 350,000 options had an exercise price of $1.00 per share. The Company reduced the exercise price to $0.66 per share and recorded a compensation expense of $1,694,000. Each of the 350,000 options was exercised in January.

    In October 1999, the Company repaid a $41,415 (L25,000) loan from an employee/director with $16,566 (L10,000) cash consideration and 15,000 shares of common stock at a 20% discount from the market price at the date of the transaction. A compensation cost of $6,600 was recorded and is included in administrative expenses.

    In August 1999, the Company entered an agreement with consultants wherein the consultants were to be issued 120,000 shares of common stock for services. At March 31, 2000, the 120,000 shares had been earned through services rendered. Expense equivalent to the trading value of the shares of common stock at the point in time when the shares were earned has been recorded at $589,100 and is included in professional fees.

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE I--STOCK OPTIONS AND WARRANTS

    In October 1999, the Authoriszor Inc. 1999 Stock Plan (the Plan) was ratified by the Company's Board of Directors. Pursuant to the Plan, the Company may grant Incentive Stock Options to any employee or officer of the Company or of any parent or subsidiary of the Company, and may grant Non-qualified Stock Options to any person eligible to receive Incentive Stock Options, and also to directors, consultants or advisors of the Company or its subsidiaries. The maximum number of shares that may be subject to Options and issued under the Plan is 1,000,000 Shares of Common Stock. As of March 31, 2000 individuals have been granted options to acquire 599,714 shares of common stock that vest periodically through July 2005. The options have been granted at prices ranging from $2.00 to $20.00.

    The Company has entered into stock option agreements outside of the Plan. As of March 31, 2000 options to acquire 1,116,363 shares of common stock have been granted. Options to acquire 616,363 shares of common stock vested at date of grant. These options were granted at prices ranging from $1.00 to $11.00 per share. Options to acquire 500,000 shares of common stock vest periodically through January 2004 and were granted at an exercise price of $6.75 per share.

    An expense of approximately $122,000 has been recognized in the nine months ended March 31, 2000 for 556,000 options granted at exercise prices below the market share price at the date of grant. All other options were granted at exercise prices equivalent to the market price at the date of grant.

    There are also warrants outstanding as a result of the recapitalization transaction discussed in Note B. At that date, Toucan Gold had 350,000 employee options outstanding to purchase common stock at $1.00 per share and 533,333 warrants, issued in connection with sales of common stock, to purchase common stock at $1.50 per share. All of the options and 436,000 warrants have been exercised. At March 31, 2000, 97,333 warrants remained outstanding.

    There are also warrants outstanding as a result of a recapitalization transaction involving Toucan Gold's predecessor. These warrants were issued on May 10, 1996 to purchase 100,000 shares of Company common stock at an exercise price of $4.00 per share. The holders of these warrants have certain piggy-back registration rights with rights to the shares of the Company's common stock underlying the warrants. The warrants are immediately exercisable and expire on the six month anniversary of the first registration of securities by the Company.

NOTE J--INCOME TAXES

    The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Accordingly, a deferred tax liability or deferred tax asset (benefit) is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between pre-tax financial and taxable income.

    Deferred tax benefits are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. Deferred tax liabilities are provided for on differences between amounts reported for financial and tax basis accounting.

                                AUTHORISZOR INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (INFORMATION WITH RESPECT TO MARCH 31, 2000 AND THE NINE-MONTH PERIODS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

NOTE J--INCOME TAXES (CONTINUED)
    At June 30, 1999, due to the Company's cumulative losses since inception, a loss carryforward of approximately $78,000 may be utilized in the future for an indefinite period.

    A net deferred tax asset resulting from the loss carryforward has been offset by a valuation allowance of an equal amount at June 30, 1999 due to the uncertainty of realizing the net deferred tax asset through future operations. The net deferred tax asset and valuation allowance was approximately $25,000. Gross deferred tax liabilities were immaterial.

W R D C LIMITED

DIRECTORS' REPORT

--------------------------------------------------------------------------------

The directors present their annual report and the audited financial statements for the year ended 31 July 1999.

1.  PRINCIPAL ACTIVITY

    The principal activity of the company continues to be that of software consultancy.

2.  DIRECTORS' RESPONSIBILITIES

    Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period.

    In preparing those financial statements, the directors are required to:-

    -- Select suitable accounting policies and apply them consistently;

    -- Make judgements and estimates that are reasonable and prudent;

    -- Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue to operate.

    The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy, at any time, the financial position of the company, and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

3.  DIRECTORS AND THEIR INTERESTS

    The directors who held office during the year and their interests in the shares of the company are as set out below:

                                                                     25P ORDINARY SHARES
                                                              31 JULY 1999       1 AUGUST 1998
G J Hanson                                                        10,625              2,450
B G Edmondson                                                     10,625              2,450
M Bray                                                                --                 --

                                                               25P NON-VOTING ORDINARY SHARES
                                                              31 JULY 1999       1 AUGUST 1998
G J Hanson                                                               --                  --
B G Edmondson                                                         --                 --
M Bray                                                                --                 --

W R D C LIMITED

DIRECTORS' REPORT

--------------------------------------------------------------------------------

4.  YEAR 2000

    The directors are pleased to report that the company did not experience any year 2000 problems.

5.  AUDITORS

    A resolution to re-appoint Brown Butler & Co will be proposed at the forthcoming Annual General Meeting.

The directors have taken advantage, in the preparation of their report, of the special provisions of Part VII of the Companies Act 1985 relating to small companies.

By order of the Board

B G Edmondson                       16 December 1999

Secretary

W R D C LIMITED

AUDITOR'S REPORT TO THE SHAREHOLDERS OF W R D C LIMITED

--------------------------------------------------------------------------------

We have audited the financial statements on pages F-18 to F-30 which have been prepared under the historical cost convention and the accounting policies set out on page F-21.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described in the directors' report the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 July 1999 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Yorkshire Bank Chambers                       Brown Butler & Co
Infirmary Street                              Chartered Accountants
Leeds                                         and Registered Auditor
LS1 2JT

16 December 1999, except for the information presented in notes 18 and 19 for which the date is 14 March 2000.

W R D C LIMITED

PROFIT AND LOSS ACCOUNT
YEAR ENDED 31 JULY 1999

--------------------------------------------------------------------------------

                                                                                  1999           1998
                                                              Note
Turnover                                                                        1,130,408      797,075
Cost of sales                                                                     627,604      465,754
                                                                                ---------      -------
Gross profit                                                                      502,804      331,321
Distribution costs                                                                 88,802       66,434
Administrative expenses                                                           297,826      155,028
                                                                                ---------      -------
Operating profit                                                                  116,176      109,859
Interest receivable                                                                   220          355
                                                                                ---------      -------
                                                                                  116,396      110,214
Interest payable and similar charges                                               18,592       23,305
                                                                                ---------      -------
Profit on ordinary activities before taxation                  3                   97,804       86,909
Tax on profit on ordinary activities                           4                   25,186       22,147
                                                                                ---------      -------
Profit on ordinary activities after taxation                                       72,618       64,762
Dividends on equity shares                                     5                   60,500       61,000
                                                                                ---------      -------
Retained profit transferred to reserves                        13                  12,118        3,762
                                                                                =========      =======

The company had no recognised gains or losses other than the profit for the year, and the above results derive from continuing operations.

The notes on pages F-21 to F-30 form part of these financial statements.

W R D C LIMITED

BALANCE SHEET

31 JULY 1999

--------------------------------------------------------------------------------

                                                                  1999                        1998
                                                 Note

Fixed Assets
  Tangible assets                                   6                          94,418                     134,696
Current Assets
  Work in progress                                               37,430                       3,584
  Debtors                                           7           246,498                     233,649
  Cash at bank and in hand                                       72,549                      42,588
                                                                -------                     -------
                                                                356,477                     279,821
                                                                -------                     -------
Creditors: amounts falling due within one
  year                                              8           234,155                     235,628
                                                                -------                     -------
Net current assets                                                            122,322                      44,193
                                                                              -------                     -------
Total assets less current liabilities                                         216,740                     178,889
Creditors: amounts falling due after more
  than one year                                     9           169,335                     143,438
Provisions for liabilities and charges             11                --                         164
                                                                -------                     -------
                                                                              169,335                     143,602
                                                                              -------                     -------
                                                                               47,405                      35,287
                                                                              =======                     =======
Capital and reserves
  Called up equity share capital                   12                          21,250                       4,900
  Profit and loss account                          13                          26,155                      30,387
                                                                              -------                     -------
Shareholders' funds                                14                          47,405                      35,287
                                                                              =======                     =======

The directors have taken advantage, in the preparation of the financial statements, of the special provisions of Part VII of the Companies Act 1985 relating to small companies.

These financial statements were approved by the board on 16 December 1999.

G J Hanson    )
               )       Directors
B G Edmondson )

The notes on pages F-21 to F-30 form part of these financial statements.

                                W R D C LIMITED

                              CASH FLOW STATEMENT

                            YEAR ENDED 31 JULY 1999

                                                       NOTE                  1999                  1998
Net cash inflow from operating activities              18a                  91,784               106,274
Returns on investments and servicing of finance
Interest received                                                   220                   355
Interest paid                                                   (18,592)              (17,719)
Interest element of finance lease rentals                            --                (5,586)
                                                                -------               -------
Net cash outflow from returns on investments and
  servicing of finance                                                     (18,372)              (22,950)
Taxation
Corporation tax (including ACT)                                            (12,845)              (14,367)
Capital expenditure and financial investment
Payments to acquire tangible assets                             (12,838)              (12,079)
Receipts from sales of tangible assets                           16,903                42,000
                                                                -------               -------
Net cash inflow from capital expenditure and
  financial investment                                                       4,065                29,921
Equity dividends paid                                                      (60,500)              (61,000)
Financing
New bank loan                                                   108,000               100,000
Repayment of bank loan                                          (36,932)              (14,441)
Capital element of hire purchase contracts                      (43,859)              (77,219)
Capital element of finance lease contracts                       (1,380)               (1,236)
                                                                -------               -------
Net cash inflow from financing                                              25,829                 7,104
                                                                           -------               -------
Increase in cash                                       l8b                  29,961                44,982
                                                                           =======               =======

    The notes on pages F-21 to F-30 form part of these financial statements.

                                W R D C LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                            YEAR ENDED 31 JULY 1999

1  ACCOUNTING POLICIES

(a) Accounting convention

    The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

(b) Turnover

    Turnover represents amounts receivable for goods and services net of VAT.

(c) Depreciation

    Depreciation of tangible fixed assets is provided on cost over their estimated useful lives. The annual rates and methods of depreciation are as follows:-

Improvements to short leasehold property                25% straight line basis
Office equipment                                        25% straight line basis
Motor vehicles                                          25% straight line basis

(d) Leases and hire purchase contracts

    Fixed assets acquired under hire purchase contracts are included in the balance sheet at cost and an appropriate provision is made for depreciation.

    The outstanding liabilities under such agreements less interest not yet due are included in creditors.

(e) Work in progress

    Work in progress is stated at the lower of cost and net realisable value.

(f) Pensions

    The company has a defined contribution pension scheme. The pension costs charged to the profit and loss account are the premiums payable in respect of the accounting period.

(g) Deferred tax

    Deferred tax is the tax attributable to timing differences between profits or losses as computed for tax purposes and results as stated in the financial statements.

    Deferred tax is provided to the extent that it is probable that a liability will crystallise in the foreseeable future.

(h) Cash flow statement

    The company qualifies as a small company under the Companies Act 1985. The directors have elected to take advantage of the exemption under FRS1 not to prepare a cash flow statement.

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

2  STAFF COSTS

    Employee costs, including directors, during the year:-

                                                              1999       1998
Wages and salaries                                           54,347    283,886

Social security costs                                        61,177     27,421

Other pension costs                                          13,020      6,081
                                                            -------    -------

                                                            628,544    317,388

Directors' emoluments:-

Remuneration                                                142,985    124,030

Other emoluments                                             24,497     25,020
                                                            -------    -------

Aggregate emoluments                                        167,482    149,050

Pension contributions                                         5,228      4,913
                                                            -------    -------

                                                            172,710    153,963
                                                            =======    =======

3  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    The profit is after charging:-

                                                                1999       1998
Depreciation of owned assets                                   16,787      7,489
Depreciation of assets held under hire purchase contracts
  and finance leases                                           27,426     25,296
Loss on disposal of tangible assets                                --      8,729
Auditor's remuneration                                          3,000      4,000
Interest on hire purchase contracts                            10,162     11,712
                                                               ======     ======

4  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                1999       1998
Corporation tax                                                25,350     22,347
Transfer from deferred tax                                       (164)    (1,037)
                                                               ------     ------
                                                               25,186     21,310
Adjustments for prior years                                        --        837
                                                               ------     ------
                                                               25,186     22,147
                                                               ======     ======

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

5  DIVIDENDS ON EQUITY SHARES

                                                                1999       1998
Ordinary interim paid on 28 August 1998                         3,000      2,000
Ordinary interim paid on 25 September 1998                      3,000      2,000
Ordinary interim paid on 30 October 1998                        3,000      2,000
Ordinary interim paid on 27 November 1998                       1,000      2,000
Ordinary interim paid on 24 December 1998                       1,500      2,000
Ordinary interim paid on 29 January 1999                        3,000      7,000
Ordinary interim paid on 26 February 1999                       4,000      2,000
Ordinary interim paid on 29 March 1999                          4,000     11,000
Ordinary interim paid on 30 April 1999                          4,000      3,000
Ordinary interim paid on 28 May 1999                            4,000     11,000
Ordinary interim paid on 29 June 1999                          15,000      7,000
Ordinary interim paid on 29 July 1999                          15,000     10,000
                                                               ------     ------
                                                               60,500     61,000
                                                               ======     ======

6  TANGIBLE ASSETS

                                      IMPROVEMENTS
                                        TO SHORT
                                       LEASEHOLD      OFFICE      MOTOR
                                        PROPERTY     EQUIPMENT   VEHICLES    TOTAL
Cost

At 1 August 1998                          4,069       30,913     156,217    191,199

Additions                                    --       12,838       8,000     20,838

Disposals                                    --           --     (48,517)   (48,517)
                                          -----       ------     -------    -------

At 31 July 1999                           4,069       43,751     115,700    163,520
                                          -----       ------     -------    -------

Depreciation

At 1 August 1998                            746       17,209      38,548     56,503

Charge for the year                       1,017       10,937      32,259     44,213

On disposals                                 --           --     (31,614)   (31,614)
                                          -----       ------     -------    -------

At 31 July 1999                           1,763       28,146      39,193     69,102
                                          -----       ------     -------    -------

Net book value

At 31 July 1998                           3,323       13,704     117,669    134,696
                                          =====       ======     =======    =======

At 31 July 1999                           2,306       15,605      76,507     94,418
                                          =====       ======     =======    =======

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

6  TANGIBLE ASSETS (CONTINUED)
    Assets held under hire purchase contracts and finance leases included above:-

Depreciation charge                                           27,426   27,426
                                                              ======   ======
Net book value                                                76,507   76,507
                                                              ======   ======

7  DEBTORS

                                                              1999       1998
Trade debtors                                               215,959    199,428
ACT recoverable                                                  --     16,967
Directors' loan                                               9,767      7,783
Other debtors                                                11,593      5,547
Prepayments                                                   9,179      3,924
                                                            -------    -------
                                                            246,498    233,649
                                                            =======    =======

8  CREDITORS

    Amounts falling due within one year:-

                                                              1999       1998
Bank loan                                                    53,586     34,154
Trade creditors                                              35,251     74,391
Corporation tax                                              27,091     31,553
Social security and other taxes                              77,028     36,987
Other creditors                                               9,107     14,819
Hire purchase and finance lease creditors                    26,666     38,166
Accruals                                                      5,426      5,558
                                                            -------    -------
                                                            234,155    235,628
                                                            =======    =======

    Hire purchase and finance lease creditors are secured.

9  CREDITORS

    Amounts falling due after more than one year-

                                                              1999       1998
Bank loan                                                   123,856     72,220
Hire purchase and finance lease creditors                    45,479     71,218
                                                            -------    -------
                                                            169,335    143,438
                                                            =======    =======

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

9  CREDITORS (CONTINUED)
    Hire purchase and finance lease creditors are secured and are payable within five years from the balance sheet date.

10  LOANS

                                                              1999       1998
Repayable by instalments

Bank loans                                                  177,442    106,374
                                                            =======    =======

Analysis of loan instalments

Due within one year                                          53,586     34,154

Due between one and two years                                90,106     33,336

Due between two and five years                               33,750     38,884
                                                            -------    -------

                                                            177,442    106,374
                                                            =======    =======

    The loans are secured by a fixed and floating charge over the assets of the company.

11  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                1999       1998
Deferred tax is analysed over the following timing
  differences:-
Capital allowances in excess of depreciation                      --         164
                                                                ====      ======

    The above provision represents the full liability for deferred tax.

    Movements on the provision for deferred tax are as follows:-

At 1 August 1998                                               164    1,201
Credit                                                        (164)  (1,037)
                                                              ----   ------
At 31 July 1999                                                 --      164
                                                              ====   ======

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

12  CALLED UP EQUITY SHARE CAPITAL

                                                                1999       1998
Authorised
85,000 ordinary shares of 25p each                             21,250     10,000
15,000 non-voting ordinary shares of 25p each                   3,750         --
                                                               ------     ------
                                                               25,000     10,000
                                                               ======     ======
Allotted, called up and fully paid
  ordinary shares of 25p each
At 1 August 1998                                                4,900      4,900
Bonus issue                                                    16,350         --
                                                               ------     ------
At 31 July 1999                                                21,250      4,900
                                                               ======     ======

    On 11 December 1998 the authorised share capital was converted from 10000 L1 ordinary shares to 34000 25p ordinary shares and 6000 25p non-voting ordinary shares. On the same day the company's authorised share capital was increased by 51000 25p ordinary shares and 9000 25p non-voting ordinary shares.

13  PROFIT AND LOSS ACCOUNT

                                                               1999       1998
At 1 August 1998                                              30,387     26,625
Retained profit for the year                                  12,118      3,762
Bonus issue of shares                                        (16,350)        --
                                                             -------     ------
At 31 July 1999                                               26,155     30,387
                                                             =======     ======

    During the year the company capitalised part of its profit and loss account by the allocation of a bonus issue of 65,400 25p ordinary shares on 11 December 1998.

14  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                              1999       1998
Profit for the year                                          72,618     64,762
Dividends                                                   (60,500)   (61,000)
                                                            -------    -------
                                                             12,118      3,762
                                                            -------    -------
Net addition to shareholders' funds                          12,118      3,762
Opening shareholders' funds                                  35,287     31,525
                                                            -------    -------
Closing shareholders' funds                                  47,405     35,287
                                                            =======    =======

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

15  LEASING COMMITMENTS

    At 31 July 1999 the company had operating lease commitments for the following year as set out below:-

                                                                1999       1998
Operating leases which expire:--
within one year                                                    --      8,059
from one to five years                                         30,531     13,432
over five years                                                 2,580         --
                                                               ------     ------
                                                               33,111     21,491
                                                               ======     ======

16  RELATED PARTY TRANSACTIONS

    The following directors had interest free loans during the year. The movement on these loans was as follows:-

                                                      MAXIMUM
                                                      IN YEAR      1999       1998
G J Hanson                                             9,882      9,549      7,565
B G Edmondson                                            218        218        218
                                                       =====      =====      =====

17  CONTROLLING PARTY

    The company was controlled throughout the current and previous period by its directors Mr G J Hanson and Mr B G Edmondson by virtue of the fact that between they own all of the company's ordinary share capital.

                                W R D C LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                            YEAR ENDED 31 JULY 1999

18.  CASH FLOW STATEMENT

a) Reconciliation of operating profit to net cash inflow from operating activities

                                                             1999       1998
Operating profit                                           116,176     109,859
Depreciation of tangible assets                             44,213      32,785
Loss on disposal of tangible assets                             --       8,729
Increase in stocks                                         (33,846)     (3,584)
Increase in debtors                                        (29,816)   (101,070)
(Decrease)/Increase in creditors                            (4,943)     59,555
                                                           -------    --------
Net cash inflow from operating activities                   91,784     106,274
                                                           =======    ========

b)  Reconciliation of net cash flow to movement in net debt

                                                            1999       1998
Increase in cash                                            29,961     44,982
Cash to repay bank loan                                     36,932     14,441
Cash to repay hire purchase creditors                       43,859     77,219
Cash to repay finance leases                                 1,380      1,236
Cash inflow from new bank loan                            (108,000)  (100,000)
                                                          --------   --------
Change in net debt resulting from cash flows                 4,132     37,878
New hire purchase contracts                                 (8,000)   (93,883)
                                                          --------   --------
Movement in net debt resulting from cash flows in the
  year                                                      (3,868)   (56,005)
Net debt at beginning of year                             (173,170)  (117,165)
                                                          --------   --------
Net debt at end of year                                   (177,038)  (173,170)
                                                          ========   ========

c)  Analysis of changes in net debt

                                          AT                    OTHER        AT
                                       01 08 98   CASH FLOWS   CHANGES    31 07 99
Cash at bank and in hand                 42,588     29,961                  72,549
                                                   -------
Increase in cash                                    29,961
Debts due within one year               (34,154)    13,904     (33,336)    (53,586)
Debts due after more than one year      (72,220)   (84,972)     33,336    (123,856)
Hire purchase contracts                (106,520)    43,859      (8,000)    (70,661)
Finance leases                           (2,864)     1,380          --      (1,484)
                                       --------    -------     -------    --------
Total                                  (173,170)     4,132      (8,000)   (177,038)
                                       ========    =======     =======    ========

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

19. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

    The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosures required by US GAAP.

    The following is a summary of the key areas of difference and their relevance to these financial statements:

    (a) Reconciliation of profit and loss accounts:

                                                                1999
    Retained profit transferred to reserves for the
      financial year under UK GAAP.                            12,118
    US GAAP adjustments
        Dividends paid during the year (i)                     60,500
                                                               ------
    Net income in accordance with US GAAP                      72,618
                                                               ======

    (b) Reconciliation of shareholders' equity

    There are no differences to report between UK GAAP and US GAAP as the above dividends were declared and paid in the year.

    (i) Under UK GAAP, dividends are linked to the year's profit. Under
       US GAAP, dividends are not attributable to any particular period's earnings and are recorded as a reduction to retained earnings at the point in time that they are formally declared by the board of directors.

    The following is a description of a US GAAP reconciling item:

    Cash flow information

    Under UK GAAP, the cash flow statement is presented in accordance with UK Financial Reporting Standard No. 1 ("FRS 1"). The statement prepared under
FRS 1 presents substantially the same information as that required under US GAAP as interpreted by SFAS No. 95. Under UK GAAP, cash comprises cash in hand and at bank (including overnight deposits), net of bank overdrafts. Under US GAAP , cash and cash equivalents include cash and short-term investments with original maturities of three months or less.

    Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; equity dividends paid; and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

    Cash flows under UK GAAP in respect of interest received, interest paid and taxation would be included within operating activities. Capital expenditure and financial investment would be included within investing activities under US GAAP. Dividends paid and servicing of finance would be included within financing activities under US GAAP.

                                W R D C LIMITED

                            YEAR ENDED 31 JULY 1999

19. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)
    A summary of the operating, investing, and financing activities, classified in accordance with US GAAP is presented below. For purposes of this summary, cash and cash equivalents consist of cash at bank and in hand and short term deposits.

                                                                1999
Cash provided by operating activities                          60,567
Cash provided by investing activities                          41,544
Cash used in financing activities                             (72,150)
                                                              -------
Net increase in cash and cash equivalents                      29,961
Cash and cash equivalents at the beginning of the year         42,588
                                                              -------
Cash and cash equivalents at the end of the year               72,549
                                                              =======

                                  WRDC LIMITED

                               DIRECTORS' REPORT

                            YEAR ENDED 31 JULY 1998

    The directors present their report and financial statements of the company, together with the auditor's report, for the year ended 31 July 1998.

PRINCIPAL ACTIVITIES

    The principal activity of the company is software consultancy.

REVIEW OF BUSINESS

    In the fourth year of trading the company has established a firm foundation of regular business from computer manufacturers, vendors and a number of end user accounts around the World.

    The results for the year and financial position of the company are shown on the attached accounts and show an increased turnover for the fourth period of trade. The directors anticipate an increase in turnover and profitability in the following year.

RESULTS AND DIVIDENDS

    The audited accounts for the year ended 31 July 1998 are set out on pages F-34 to F-43. The profit for the year, after taxation was 64,762 (1997 25,100).

    Dividends totaling 61,000 were paid during the year (1997 21,600).

DIRECTORS

    The directors who served during the accounting year and the interests in the shares and debentures of those serving at the end of the year were as follows:

                                                   AT 31 JULY 1998   AT 31 JULY 1997
GJ Hanson (appointed 4 July 1994)                       2,450             2,450
BG Edmondson (appointed 4 May 1995)                     2,450             2,450
MS Bray (appointed August 1996)                            --                --

POLITICAL AND CHARITABLE CONTRIBUTIONS

    The company has made no political or charitable contributions.

DIRECTORS' RESPONSIBILITIES FOR THE ACCOUNTS

    Company Law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of the affairs of the company and of the profit or loss of the company for that period. In preparing those accounts the directors are required to:

    - select suitable accounting policies and apply them consistently;

    - make judgments and estimates that are reasonable and prudent;

    - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

    - prepare the accounts on a going concern basis unless it is inappropriate to assume that the company will continue in business.

                                  WRDC LIMITED

                            YEAR ENDED 31 JULY 1998

    The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for prevention and detection of fraud and other irregularities.

YEAR 2000 COMPLIANCE

    The company is currently undertaking an audit of all its electronic business systems. The directors regard year 2000 compliance as being of fundamental importance to the company's operation and that of its customers.

    A review has taken place of all office systems and systems supporting WRDC customers. The company is using the BSI standard PD2000-1:1998 as the starting point for this year 2000 compliance testing. The directors are of the opinion that all risks have been identified and remedial action is taking place. It is anticipated that this action will be completed by 31 December 1999.

    Key suppliers have been identified and contacted. The directors do not believe that there is a significant risk to the business in relation to the suppliers, as the core product of the business is consultancy time and in the opinion of the directors all of WRDC's consultants are aware of the year 2000 issue. However, should any key suppliers indicate that they are not year 2000 compliant the directors will seek alternatives prior to 31 December 1999.

    The core business of WRDC is software consultancy on existing customer systems. However, in some instances, the company has supplied software and occasionally hardware to customers. A review is currently being made of all sales to identify such products. This is expected to be completed by June 1999. The directors have designated a support manager to test the products supplied and to identify those items which are not year 2000 compliant. Where such items are identified the directors will undertake to ensure that the customer is aware of the non-compliance.

    The directors are not of the opinion that they have a responsibility to such customers for the non-compliance. The directors are not of the opinion that any material costs will be incurred in relation to these products.

AUDITORS

    In accordance with the Companies Act 1985 the company has passed a resolution appointing Marcus Phillips as auditor. Marcus Phillips has indicated his willingness to fulfill this office.

SMALL COMPANY EXEMPTION

    This report has been prepared in accordance with the special provisions of
Part VII of the Companies Act 1985 relating to small companies.

    The Report of the Directors was approved by the board on 28 May 1999 and signed on its behalf by BG Edmondson.

BG Edmondson
Secretary
28 May 1999

              AUDITOR'S REPORT TO THE SHAREHOLDERS OF WRDC LIMITED

                        ON THE ACCOUNTS OF WRDC LIMITED

    I have audited the accounts on pages F-34 to F-43 which have been prepared under the historical cost convention (as modified by the revaluation of certain fixed assets) and the accounting policies set out on pages F-37 and F-38.

    RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITOR

    As described on page F-31 the company's directors are responsible for the preparation of accounts. It is my responsibility to form an independent opinion, based on my audit, on those accounts and to report my opinion to you.

    BASIS OF OPINION

    I conducted my audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    I planned and performed my audit so as to obtain all the information and explanations which I considered necessary in order to provide me with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud, or other irregularity or error. In forming my opinion I also evaluated the overall adequacy of the presentation of information in the accounts.

    OPINION

    In my opinion the accounts give a true and fair view of the state of the company's affairs as at 31 July 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

MARCUS PHILLIPS

Chartered Accountant

Registered Auditor

Ilkley

28 May 1999

                                  WRDC LIMITED

                            PROFIT AND LOSS ACCOUNT

                        FOR THE YEAR ENDED 31 JULY 1998

                                                               NOTES       1998       1997
                                                              --------   --------   --------
TURNOVER                                                         2        797,075    454,315
Cost of sales                                                            (525,898)  (344,134)
                                                                         --------   --------
GROSS PROFIT                                                              271,177    110,181
Administrative costs                                                     (148,506)   (67,683)
Marketing costs                                                           (12,812)         0
                                                                         --------   --------
OPERATING PROFIT                                                 3        109,859     42,498
Interest payable                                                 6        (23,305)    (9,225)
Interest receivable                                                           355          0
                                                                         --------   --------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                              86,909     33,273
Tax on profit on ordinary activities                             7        (22,147)    (8,173)
                                                                         --------   --------
PROFIT FOR THE FINANCIAL YEAR                                              64,762     25,100
Dividends                                                        8        (61,000)   (21,600)
                                                                         --------   --------
PROFIT RETAINED FOR THE FINANCIAL YEAR                                      3,762      3,500
                                                                         ========   ========

                                  WRDC LIMITED

                                 BALANCE SHEET

                               AS AT 31 JULY 1998

                                                               NOTES       1998       1997
                                                              --------   --------   --------
FIXED ASSETS                                                             134,696    112,248
                                                                         -------    -------
Tangible assets                                                   9      134,696    112,248
                                                                         -------    -------
CURRENT ASSETS
Work in progress                                                 10        3,584         --
Debtors                                                          11      233,649    115,612
Cash in hand                                                              42,588        986
                                                                         -------    -------
                                                                         279,821    116,598
CREDITORS: amounts due within one year                           12      235,628    125,011
                                                                         -------    -------
NET CURRENT ASSETS/(LIABILITIES)                                          44,193     (8,413)
                                                                         -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES                                    178,889    103,835
CREDITORS: amounts falling due after more than 1 year            13      143,438     71,109
PROVISIONS FOR LIABILITIES AND CHARGES                           14          164      1,201
                                                                         -------    -------
NET ASSETS                                                                35,287     31,525
                                                                         =======    =======
CAPITAL AND RESERVES
Called up share capital                                          15        4,900      4,900
Profit and loss account                                                   30,387     26,625
                                                                         -------    -------
                                                                 17       35,287     31,525
                                                                         =======    =======

    The accounts have been prepared in accordance with the special provisions of part VII of the Companies Act 1985 relating to small companies.

GJ Hanson Director

28 May 1999

                                  WRDC LIMITED

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                        FOR THE YEAR ENDED 31 JULY 1998

                                                               NOTES       1998       1997
                                                              --------   --------   --------
Profit for the financial year                                             64,762     25,100

Prior year adjustment to depreciation                                         --      5,247
                                                                          ------     ------

Total gains and losses recognised since last annual report
  and accounts                                                            64,762     30,347
                                                                          ======     ======

    There are no gains or losses in the current year other than the profit for the year. The cumulative effect of the prior year adjustment at 31 July 1997 was to increase retained earnings by 15,059.

                                  WRDC LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                               AS AT 31 JULY 1998

1.  ACCOUNTING POLICIES

    ACCOUNTING CONVENTION

    The accounts are prepared under the historical cost convention, modified to include the revaluation of freehold land and buildings, and in accordance with applicable accounting standards.

    CASH FLOW STATEMENT

    The company has taken advantage of the exemption, conferred by Financial Reporting Standard 1, from presenting a cash flow statement, as it qualifies as a small company.

    TURNOVER

    Turnover represents amounts receivable (excluding VAT) for services provided to third parties.

    TANGIBLE FIXED ASSETS

    All fixed assets are originally recorded at cost.

    DEPRECIATION

    Depreciation is provided on tangible fixed assets at rates calculated to write off their cost, on a straight line basis, over their anticipated useful lives.

    Estimated useful lives are:

Freehold buildings                                            50 years
Tools and equipment and leasehold additions                    4 years
Motor vehicles                                                 4 years

    No depreciation is provided in respect of freehold land.

    WORK IN PROGRESS

    Work in progress is stated at the lower of cost and net realizable value.

    Cost comprises direct materials and labour and attributable overheads.

    Net realisable value comprises estimated sales price less further costs to completion and realisation.

    TAXATION

    Corporation tax payable is provided on taxable profits at the current rate. Deferred tax is provided under the liability method only to the extent that it is likely that the liability will become payable within the foreseeable future.

    Advance corporation tax payable on dividends paid or provided for in the year is written off, except when recoverability against corporation tax payable is considered to be reasonably assured. Credit is taken for advance corporation tax written off in previous years when it is recovered against corporation tax liabilities.

                                  WRDC LIMITED

                               AS AT 31 JULY 1998

1.  ACCOUNTING POLICIES (CONTINUED)
    LEASED ASSETS

    Where assets are financed by leasing agreements that give rights approximating to ownership ('finance leases') the assets are treated as if they had been purchased outright. The amount capitalized is the present value of the minimum lease payments payable over the term of the lease. The corresponding liability to the leasing company is included as an obligation under finance leases. Depreciation on leased assets is charged to the profit and loss account so as to write off the asset over the shorter of the lease term and the assets useful life. Leasing payments are treated as consisting of capital and interest elements and interest is charged to the profit and loss account on an actuarial basis. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives. All other leases are treated as operating leases and the annual rentals are charged to the profit and loss account on a straight line basis over the lease term.

    PENSION COSTS

    The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

    FOREIGN CURRENCY

    Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

2.  SEGMENT INFORMATION

    Turnover and profit on ordinary activities before taxation arose solely from the principal activity of the company.

3.  OPERATING PROFIT

    Operating profit is arrived at after charging/(crediting):

                                                              1998       1997
                                                            --------   --------
Directors' emoluments (see note 4)                          153,963    130,482
Depreciation of assets under hire purchase and finance
  lease contracts                                            25,296     15,120
Depreciation of owned assets                                  7,489      4,086
Higher purchase and finance lease interest                   11,712      7,288
Loss on disposal of fixed assets                              8,729      3,886
Operating leases on office equipment                          1,503      3,910
Auditor's remuneration                                        4,000      1,200
                                                            =======    =======

                                  WRDC LIMITED

                               AS AT 31 JULY 1998

4.  DIRECTORS' EMOLUMENTS

                                                              1998       1997
                                                            --------   --------
Management remuneration                                     124,030    112,124
Contributions to pension scheme                               4,913      5,350
Benefits in kind                                             25,020     13,008
                                                            -------    -------
                                                            153,963    130,482
                                                            =======    =======

    Pension contributions are made by the company in respect of all 3 directors

5.  STAFF COSTS

                                                              1998       1997
                                                            --------   --------
Wages and salaries                                          283,887    190,083
Other pension costs                                           6,081      5,560
Social security costs                                        27,421     19,008
                                                            -------    -------
                                                            317,389    214,651
                                                            =======    =======

    The average number of employees during the year was 9.

    Other pension costs represents payments to the defined contribution scheme disclosed above, and there was 168 accrued at 31 July 1998.

6.  INTEREST PAYABLE

                                                                1998       1997
                                                              --------   --------
Hire and lease purchase interest                               11,712     7,288
Interest on bank loans & overdrafts payable within 5 years     11,024     1,937
Other interest payable                                            569        --
                                                               ------     -----
                                                               23,305     9,225
                                                               ======     =====

                                  WRDC LIMITED

                               AS AT 31 JULY 1998

7.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                1998       1997
                                                              --------   --------
UK Corporation tax at 21/22.3%                                 22,347      7,269
UK Corporation tax prior year under/(over) provision              837       (297)
Deferred tax prior year under/(over) provision                 (1,037)     1,201
                                                               ------     ------
                                                               22,147      8,173
                                                               ======     ======

8.  DIVIDENDS

                                                                1998       1997
                                                              --------   --------
Dividends paid during the accounting year                      61,000     21,600
                                                               ======     ======

9.  TANGIBLE FIXED ASSETS

                                                  LEASEHOLD      OFFICE
                                        CARS     IMPROVEMENTS   EQUIPMENT    TOTAL
                                      --------   ------------   ---------   --------
Cost:
As at 1 August 1997                   121,264        2,960       19,943     144,167
Additions                              93,883        1,109       10,970     105,962
Disposals                             (58,930)          --           --     (58,930)
                                      -------        -----       ------     -------
As at 31 July 1998                    156,217        4,069       30,913     191,199
                                      -------        -----       ------     -------
Depreciation:
As at 1 August 1997                    22,438           --        9,481      31,919
Charge for the year                    24,311          746        7,728      32,785
Disposals                              (8,201)          --           --      (8,201)
                                      -------        -----       ------     -------
As at 31 July 1998                     38,548          746       17,209      56,503
                                      -------        -----       ------     -------
Net book values:
As at 31 July 1997                     98,826        2,960       10,462     112,248
                                      -------        -----       ------     -------
As at 31 July 1998                    117,669        3,323       13,704     134,696
                                      =======        =====       ======     =======

    The net book amounts of tangible fixed assets include 119,983 (1997 - 102,298) in respect of assets held under finance leases and hire purchase contracts.

10.  WORK IN PROGRESS

                                                                1998       1997
                                                              --------   --------
Unbilled work undertaken as at 31 July 1998/1997               3,584           --
                                                               =====     ========

                                  WRDC LIMITED

                               AS AT 31 JULY 1998

11.  DEBTORS: AMOUNTS FALLING DUE WITHIN 1 YEAR

                                                              1998       1997
                                                            --------   --------
Trade debtors                                               199,428     99,415
Other debtors and prepayments                                 9,471      7,914
Loans to directors (Note 18)                                  7,783      8,283
Advance corporation tax recoverable                          16,967         --
                                                            -------    -------
                                                            233,649    115,612
                                                            =======    =======

12.  CREDITORS: AMOUNTS FALLING DUE WITHIN 1 YEAR

                                                              1998       1997
                                                            --------   --------
Trade Creditors                                              69,774     25,378
VAT                                                          21,657      6,154
Bank loans - portion repayable within 1 year                 34,154     14,333
Overdraft                                                        --      3,380
Accrued expenses                                             35,366     40,668
Net obligation under higher purchase and finance leases      38,166     29,329
Corporation tax                                              25,053      1,869
Advance corporation tax                                       6,500      3,900
Deferred income                                               4,958         --
                                                            -------    -------
                                                            235,628    125,011
                                                            =======    =======

    The bank loan and overdraft referred to above and in note 13 below includes 106,374 (1997 16,889) secured against the company's assets both present and future.

13.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN 1 YEAR

                                                               1998       1997
                                                             --------   --------
Bank loan - repayable between 1 and 2 years                   33,336      6,482
Bank loan - repayable between 2 and 5 years                   38,884         --
Net obligation under higher purchase and finance leases
  between 1 and 3 years                                       71,218     64,627
                                                             -------     ------
                                                             143,438     71,109
                                                             =======     ======

14.  PROVISION FOR LIABILITIES AND CHARGES

                                                                1998       1997
                                                              --------   --------
Deferred tax (accelerated capital allowances)                   164       1,201
                                                                ===       =====

    The above represents the full amount provided and there is no amount of unprovided deferred tax at 31 July 1998.

                                  WRDC LIMITED

                               AS AT 31 JULY 1998

15.  SHARE CAPITAL

                                                                1998       1997
                                                              --------   --------
Authorised ordinary shares of L1 each                          10,000     10,000
                                                               ======     ======
Issued ordinary shares of L1 each                               4,900      4,900
                                                               ======     ======

    All shares are fully paid up.

16.  RESERVES

                                                                PROFIT AND LOSS
                                                                    ACCOUNT
                                                                1998       1997
                                                              --------   --------
Retained profit/(loss) for the accounting period               3,762      3,500
                                                               =====      =====

17.  RECONCILIATION OF MOVEMENTS OF SHAREHOLDERS' FUNDS

                                                              1998       1997
                                                            --------   --------
Opening shareholders funds                                   31,525     28,025
Profit for the financial year                                64,762     25,100
Dividends paid                                              (61,000)   (21,600)
                                                            -------    -------
Closing shareholders funds                                   35,287     31,525
                                                            =======    =======

18.  LOANS TO DIRECTORS

                                                                1998       1997
                                                              --------   --------
GJ Hanson                                                      7,565      8,065
BG Edmondson                                                     218        218
                                                               -----      -----
                                                               7,783      8,283
                                                               =====      =====

19.  OBLIGATIONS UNDER HIGHER PURCHASE CONTRACTS AND FINANCE LEASES

                                                               1998       1997
                                                             --------   --------
Current obligations                                           38,166     29,329
Due 1 to 3 years                                              71,218     64,627
                                                             -------     ------
                                                             109,384     93,956
                                                             =======     ======

    The above excludes future finance charges.

                                  WRDC LIMITED

                               AS AT 31 JULY 1998

20.  RELATED PARTIES

    In the opinion of the directors no party has control of the company. It is owned in 2 equal shares. In the opinion of the directors the following are the related parties of the company, their relationship to the company, and the total of the transactions requiring disclosure under Financial Reporting Standard 8.

MR GJ HANSON - RELATED BECAUSE HE IS A DIRECTOR


Loan from company and due to it at 31 July 1998                7,565
                                                              ======

Reimbursed employee expenses and travel advances.             10,100
                                                              ======

MR. BG EDMONDSON - RELATED BECAUSE HE IS A DIRECTOR

Loan from company and due to it at 31 July 1998                 218
                                                              =====
Reimbursed employee expenses                                  7,282
                                                              =====

MR. MS BRAY - RELATED BECAUSE HE IS A DIRECTOR

Reimbursed employee expenses                                  10,606
                                                              ======

    All amounts due to the company are repayable on demand and no interest is charged. All amounts arose during the year except for the loans to BG Edmondson and GJ Hanson. The maximum loan outstanding to GJ Hanson at any time during the year was 15,565.

    All reimbursed expenses represent the actual costs the directors incurred.

21.  CONTINGENT LIABILITIES

    At the present time the company is not covered by Professional Indemnity or Product Liability Insurance. There are, as far as the directors are aware, no pending claims in relation to either of these areas at the date of the signing of the accounts and directors' report, and accordingly no provision has been made in the accounts. It is not practicable to estimate what future claims may amount to, if there are any.

22.  FINANCIAL COMMITMENTS

    Annual commitments under non-cancelable operating leases are as follows:

                                                                1998       1997
                                                              --------   ---------
Within 1 year                                                   8,059           --
Between 2 and 5 years                                          13,432           --
                                                               ------    ---------
                                                               21,491           --
                                                               ======    =========

COMMENT ON FOOTNOTE 23: SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY
  ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

    Footnote 23 on pages F-45 and F-46 was prepared 14 March 2000 by Marcus Phillips, Chartered Accountant, and has been appended to the audited financial statements.

    The footnote formed no part of the financial statements upon which the audit report issued by Marcus Phillips on 28 May 1999 was issued.

    The footnote was prepared based upon the audited financial statements though, as indicated above, has not itself been subject to audit or been reported upon by audit report.

Marcus Phillips

Chartered Accountant

Ilkley

14 March 2000

    Note: Marcus Phillips, Chartered Accountant, ceased to be a Registered Auditor in December 1999.

                                  WRDC LIMITED

                   YEARS ENDED 31 JULY 1997 AND 31 JULY 1998

FOOTNOTE 23:  SUMMARY OF UK AND US GENERALLY ACCEPTED ACCOUNTING
               PRINCIPLES

    The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosure required by US GAAP.

    The following is a summary of those differences identified in the accompanying financial statements:

    a.  RECONCILIATION OF PROFIT AND LOSS ACCOUNTS

                                                                 YEAR END
                                                       -----------------------------
                                                       JULY 31, 1998   JULY 31, 1997
                                                       -------------   -------------
                                                             L               L
Retained profit transferred to reserves for the
  financial year reported under UK GAAP                    3,762           3,500

US GAAP adjustments

  Dividends paid during the year(1)                       61,000          21,600
                                                          ------          ------

Net income in accordance with US GAAP                     64,762          25,100
                                                          ======          ======

    (1) Under UK GAAP dividends are linked to the year's profit. Under US GAAP dividends are not attributable to any particular period's earnings and are recorded as a reduction to retained earnings at the point in time that they are formally declared by the board of directors.

    b.  RECONCILIATION OF SHAREHOLDERS EQUITY

    There are no differences to report between UK GAAP and US GAAP as the above dividends were declared and paid in the year to which they relate.

    The following is a description of a US GAAP reconciling item:

CASH FLOW INFORMATION

    Under UK GAAP a Cash Flow Statement, when prepared, is presented in accordance with UK Financial Reporting Standard 1 ("FRS 1"). The statement prepared under FRS 1 presents substantially the same information as that required under US GAAP as interpreted by SFAS No. 95. Under UK GAAP cash comprises cash in hand and at bank (including overnight deposits), net of bank overdrafts. Under US GAAP cash and cash equivalents include cash and short term investments with original maturities of 3 months or less.

    Under UK GAAP WRDC, Ltd. was exempt from the requirements to prepare a Cash Flow Statement under FRS 1, because FRS 1 exempted the company on the ground that it was small, as defined under Companies Act 1985. Therefore no UK Cash Flow Statement was prepared.

    Under UK GAAP cash flows are presented for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, equity dividends paid, and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

                                  WRDC LIMITED

                   YEARS ENDED 31 JULY 1997 AND 31 JULY 1998

FOOTNOTE 23:  SUMMARY OF UK AND US GENERALLY ACCEPTED ACCOUNTING
               PRINCIPLES (CONTINUED)
    Capital expenditure and financial investment would be included within investing activities under US GAAP. Dividends paid and servicing of finance would be included within financing activities under US GAAP.

    A summary of the operating, investing and financing activities classified in accordance with US GAAP, is presented below. For purposes of this summary, cash and cash equivalents consist of cash at bank and in hand and short term deposits.

                                                                 YEAR END
                                                       -----------------------------
                                                       JULY 31, 1998   JULY 31, 1997
                                                       -------------   -------------
                                                             L               L
Cash provided by operating activities                      69,162          43,080
Cash used in investing activities                         (63,962)        (71,174)
Cash provided by financing activities                      36,402          29,080
                                                          -------         -------
Net increase in cash and cash equivalents                  41,602             986
Cash and cash equivalents at the beginning of the
  year                                                        986               0
                                                          -------         -------
Cash and cash equivalents at the end of the year           42,588             986
                                                          =======         =======

                                  WRDC LIMITED
                               DIRECTORS' REPORT
                            YEAR ENDED 31 JULY 1997

    The directors present their report and financial statements of the company, together with the auditor's report, for the year ended 31 July 1997.

PRINCIPAL ACTIVITIES

    The principal activity of the company is the provision of computer consultancy and project management services.

REVIEW OF BUSINESS

    In the third year of trading the company has established a firm foundation of regular business from computer manufacturers, vendors and a number of end user accounts around the World.

    The results for the year and financial position of the company are shown on the attached accounts and show an increased turnover for the third period of trade. The directors anticipate an increase in turnover and profitability in the following year.

RESULTS AND DIVIDENDS

    The audited accounts for the year ended 31 July 1997 are set out on pages F-50 to F-60. The profit for the year, after taxation was 25,100 (1996, as restated, 31,224)

    Dividends totalling 21,600 were paid during the year.

DIRECTORS

    The directors who served during the accounting year and the interests in the shares and debentures of those serving at the end of the year were as follows:

                                                           AT 31 JULY 1997   AT 31 JULY 1996
GJ Hanson (appointed 4 July 1994)                               2,450             2,450
BG Edmondson (appointed 4 May 1995)                             2,450             2,450
MS Bray (appointed August 1996)

POLITICAL AND CHARITABLE CONTRIBUTIONS

    The company has made no political or charitable contributions.

                                  WRDC LIMITED
                         DIRECTORS' REPORT (CONTINUED)
                            YEAR ENDED 31 JULY 1997

DIRECTORS' RESPONSIBILITIES FOR THE ACCOUNTS

    Company Law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of the affairs of the company and of the profit or loss of the company for that period. In preparing those accounts the directors are required to:

    - select suitable accounting policies and then apply them consistently

    - make judgements and estimates that are reasonable and prudent

    - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

    - prepare the accounts on a going concern basis unless it is inappropriate to assume that the company will continue in business.

    The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for prevention and detection of fraud and other irregularities.

AUDITORS

    In accordance with the Companies Act 1985 the company has passed a resolution appointing Marcus Phillips as auditor. Marcus Phillips has indicated his willingness to fulfill this office.

SMALL COMPANY EXEMPTION

    This report has been prepared in accordance with the special provisions of
Part VII of the Companies Act 1985 relating to small companies.

    The Report of the Directors was approved by the board on 28 April 1998 and signed on its behalf by BG Edmonson.

BG Edmondson

Secretary

28 April 1998

              AUDITOR'S REPORT TO THE SHAREHOLDERS OF WRDC LIMITED
                        ON THE ACCOUNTS OF WRDC LIMITED

    I have audited the accounts on pages F-50 to F-60 which have been prepared under the historical cost convention (as modified by the revaluation of certain fixed assets) and the accounting policies set out on pages F-53 and F-54.

    RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITOR

    As described on page F-48 the company's directors are responsible for the preparation of accounts. It is my responsibility to form an independent opinion, based on my audit, on those accounts and to report my opinion to you.

    BASIS OF OPINION

    I conducted my audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    I planned and performed my audit so as to obtain all the information and explanations which I considered necessary in order to provide me with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud, or other irregularity or error. In forming my opinion I also evaluated the overall adequacy of the presentation of information in the accounts.

    OPINION

    In my opinion the accounts give a true and fair view of the state of the company's affairs at as 31 July 1997 and of it's profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

MARCUS PHILLIPS

Chartered Accountant

Registered Auditor

Ilkley

28 April 1998

                                  WRDC LIMITED
                            PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 31 JULY 1997

                                                              Notes
                                                                        1997       1996
TURNOVER                                                          2    454,315    290,075
Cost of sales                                                         (344,134)  (202,887)
                                                                      --------   --------
GROSS PROFIT                                                           110,181     87,188
Administrative costs                                                   (67,683)   (41,453)
                                                                      --------   --------
OPERATING PROFIT                                                  3     42,498     45,735
Interest payable                                                  6     (9,225)    (7,090)
                                                                      --------   --------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                           33,273     38,645
Tax on profit on ordinary activities                              7     (8,173)    (7,421)
                                                                      --------   --------
PROFIT FOR THE FINANCIAL YEAR                                           25,100     31,224
Dividends                                                         8    (21,600)   (13,000)
                                                                      --------   --------
PROFIT RETAINED FOR THE FINANCIAL YEAR                                   3,500     18,224
                                                                      ========   ========

                                  WRDC LIMITED
                                 BALANCE SHEET
                               AS AT 31 JULY 1997

                                                              Notes
                                                                        1997       1996
FIXED ASSETS
Tangible assets                                                  10    112,248    64,166
                                                                      --------    ------
                                                                       112,248    64,166
                                                                      --------    ------
CURRENT ASSETS
  Work in progress                                               11         --        --
  Debtors                                                        12    115,612    94,036
  Cash in hand                                                             986        --
                                                                      --------    ------
                                                                       116,598    94,036
CREDITORS: amounts due within one year                           13    125,011    90,123
                                                                      --------    ------
NET CURRENT ASSETS                                                      (8,413)    3,913
                                                                      --------    ------
TOTAL ASSETS LESS CURRENT LIABILITIES                                  103,835    68,079
CREDITORS: amounts falling due after more than 1 year            14     71,109    40,054
PROVISION FOR LIABILITIES AND CHARGES                            15      1,201        --
                                                                      --------    ------
NET ASSETS                                                              31,525    28,025
CAPITAL AND RESERVES
  Called up share capital                                        16      4,900     4,900
  Profit and loss account                                               26,625    23,125
                                                                      --------    ------
                                                                 18     31,525    28,025
                                                                      ========    ======

    The accounts have been prepared in accordance with the special provisions of part VII of the Companies Act 1985 relating to small companies.

    The accounts were prepared in accordance with the Financial Reporting Standard For Smaller Entities.

GJ Hanson Director

28 April 1998

                                  WRDC LIMITED
                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                        FOR THE YEAR ENDED 31 JULY 1997

                                                              Notes
                                                                        1997       1996
Profit for the financial year                                          24,707     25,977
                                                                                  ======
Prior year adjustment to depreciation                             9     5,247
                                                                       ------
Total gains and losses recognised since last annual report
  and accounts                                                         29,954
                                                                       ======

    The cumulative effect of the prior year adjustment at 31 July 1997 is to increase retained earnings by 15,059.

                                  WRDC LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                               AS AT 31 JULY 1997

1.  ACCOUNTING POLICIES

    ACCOUNTING CONVENTION

    The accounts are prepared under the historical cost convention, modified to include the revaluation of freehold land and buildings, and in accordance with applicable accounting standards.

    CASH FLOW STATEMENT

    The company has taken advantage of the exemption, conferred by Financial Reporting Standard 1, from presenting a cash flow statement, as it qualifies as a small company.

    TURNOVER

    Turnover consists of the invoiced value (excluding VAT) for services provided to third parties.

    TANGIBLE FIXED ASSETS

    All fixed assets are originally recorded at cost.

    DEPRECIATION

    Depreciation is provided on tangible fixed assets at rates calculated to write off their cost, on a straight line basis, over their anticipated useful lives.

Estimated useful lives are:
Freehold buildings                                            50 years
Tools and equipment and leasehold additions                   4 years
Motor vehicles                                                4 years

    No depreciation is provided in respect of freehold land.

    WORK IN PROGRESS

    Work in progress is stated at the lower of cost and net realisable value.

    Cost comprises direct materials and labour and attributable overheads.

    Net realizable value comprises estimated sales price less further costs to completion and realization.

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

1.  ACCOUNTING POLICIES (CONTINUED)
    TAXATION

    Corporation tax payable is provided on taxable profits at the current rate. Deferred tax is provided under the liability method only to the extent that it is likely that the liability will become payable within the foreseeable future.

    Advance corporation tax payable on dividends paid or provided for in the year is written off, except when recoverability against corporation tax payable is considered to be reasonably assured. Credit is taken for advance corporation tax written off in previous years when it is recovered against corporation tax liabilities.

    LEASED ASSETS

    Where assets are financed by leasing agreements that give rights approximating to ownership ("finance leases") the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable over the term of the lease. The corresponding liability to the leasing company is included as an obligation under finance leases. Depreciation on leased assets is charged to the profit and loss account so as to write off the asset over the shorter of the lease term and the assets useful life. Leasing payments are treated as consisting of capital and interest elements and interest is charged to profit and loss account on an actuarial basis. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives. All other leases are treated as operating leases and the annual rentals are charged to the profit and loss account on a straight line basis over the lease term.

    PENSION COSTS

    The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

2. SEGMENT INFORMATION

    Turnover and profit on ordinary activities before taxation arose solely from the principal activity of the company.

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

3. OPERATING PROFIT

    Operating profit is arrived at after charging/(crediting):

                                                                1997       1996
Directors' emoluments (see note 4)                            130,482     88,376
Depreciation of assets under hire purchase and finance lease
  contracts                                                    15,120     15,259
Depreciation of owned assets                                    4,086      2,779
Higher purchase and finance lease interest                      7,288      6,158
Loss on disposal of fixed assets                                3,886      1,568
Operating leases on office equipment                            3,910      2,247
Auditor's remuneration                                          1,200         --
                                                              =======    =======

4. DIRECTORS' EMOLUMENTS

                                                                1997       1996
Management remuneration                                       112,124     77,000
Contributions to pension scheme                                 5,350      3,600
Benefits in kind                                               13,008      7,776
                                                              -------     ------
                                                              130,482     88,376
                                                              =======     ======

    Pension contributions are made by the company in respect of all 3 directors.

5. STAFF COSTS

                                                                1997       1996
Wages and salaries                                            190,083    103,324
Other pension costs                                             5,560      3,709
Social security costs                                          19,008     11,230
                                                              -------    -------
                                                              214,651    118,263
                                                              =======    =======

    The average number of employees during the year was 5.

    Other pension costs represents payments to the defined contribution scheme disclosed above, and there were no amounts accrued or prepaid at 31 July 1997.

6. INTEREST PAYABLE

                                                                1997       1996
Hire and lease purchase interest                               7,288      6,158
Interest on bank loans & overdrafts payable within 5 years     1,937        932
                                                               -----      -----
                                                               9,225      7,090
                                                               =====      =====

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

7. TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                1997       1996
UK Corporation tax at 23/24.7%                                 7,269      7,421
Prior year over provision                                       (297)        --
Deferred tax                                                   1,201         --
                                                               -----      -----
                                                               8,173      7,421
                                                               =====      =====

8. DIVIDENDS

                                                                1997       1996
Dividends paid during the accounting year                      21,600     13,000
                                                               ======     ======

9. PRIOR PERIOD ADJUSTMENT

    The accounts for the year ended 31 July 1996 have been restated to reflect the change in accounting policy whereby depreciation on vehicles is charged from the date of acquisition rather than a full year's charge being made for the year of acquisition. This has resulted in a reduced charge to depreciation for that year of 5,247 and consequently an increase in net assets at 31 July 1996 of 5,247, and an increase in the profit for the year then ended of 5,247.

    The reason for the change in depreciation policy is to more fairly reflect the use of these fixed assets over time.

    The comparative figures in the primary statements and notes have been restated to reflect the new policy.

    The effect of the change of accounting policy in the accounts for the year ended 31 July 1997 is to increase profit before tax by 9,812.

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

10. TANGIBLE FIXED ASSETS

                                                                  LEASEHOLD      OFFICE
                                                        CARS     IMPROVEMENTS   EQUIPMENT    TOTAL
Cost
As at 1 August 1996                                    67,301           --       11,114      78,415
Additions                                              73,035        2,960        8,829      84,824
Disposals                                             (19,072)          --           --     (19,072)
                                                      -------        -----       ------     -------
As at 31 July 1997                                    121,264        2,960       19,943     144,167
                                                      =======        =====       ======     =======
Depreciation
As at 1 August 1996                                    10,012           --        4,237      14,249
Charge for the year                                    13,962           --        5,244      19,206
Disposals                                              (1,536)          --           --      (1,536)
                                                      -------        -----       ------     -------
As at 31 July 1997                                     22,438           --        9,481      31,919
                                                      =======        =====       ======     =======
Net book values:
As at 31 July 1996                                     57,289           --        6,877      64,166
                                                      -------        -----       ------     -------
As at 31 July 1997                                     98,826        2,960       10,462     112,248
                                                      =======        =====       ======     =======

    The net book amounts of tangible fixed assets include 102,298 (1996 52,042) in respect of assets held under finance leases and hire purchase contracts.

11. WORK IN PROGRESS

                                                                1997       1996
Unbilled work undertaken as at 31 July 1997/1996                  --         --
                                                               =====      =====

    The accounts for the year ended 31 July 1996 included work in progress valued at 40,555. Audit review of opening balances has identified that this balance should have been classified as debtors rather than as work in progress and the prior year comparative in the 1997 accounts has been amended accordingly.

12. DEBTORS: AMOUNTS FALLING DUE WITHIN 1 YEAR

                                                                1997       1996
Trade debtors                                                  99,415     88,516
Other debtors and prepayments                                   7,914      5,237
Loans to directors (Note 19)                                    8,283        283
                                                              -------     ------
                                                              115,612     94,036
                                                              =======     ======

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

13. CREDITORS: AMOUNTS FALLING DUE WITHIN 1 YEAR

                                                                1997       1996
Trade creditors                                                25,378     33,877
VAT                                                             6,154      1,355
Bank loans--portion repayable within 1 year                    14,333      9,253
Overdraft                                                       3,380      2,036
Accrued expenses                                               40,668     20,896
Net obligation under higher purchase and finance leases        29,329     16,128
Corporation tax                                                 1,869      3,828
Advance corporation tax                                         3,900      2,750
                                                              -------     ------
                                                              125,011     90,123
                                                              =======     ======

    The bank loan and overdraft referred to above and in note 14 below includes 16,889 secured against the company's assets both present and future.

14. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN 1 YEAR

                                                                1997       1996
Bank loan--repayable between 1 and 2 years                      6,482      3,667
Net obligation under higher purchase and finance leases
  between 1 and 3 years                                        64,627     36,387
                                                               ------     ------
                                                               71,109     40,054
                                                               ======     ======

15. PROVISION FOR LIABILITIES AND CHARGES

                                                                1997       1996
Deferred tax (accelerated capital allowances)                  1,201         --
                                                               =====      =====

    The above represents the full amount provided and there is no amount of unprovided deferred tax at 31 July 1997.

16. SHARE CAPITAL

                                                                1997       1996
Authorised ordinary shares of L1 each                          10,000     10,000
                                                               ======     ======
Issued ordinary shares of L1 each                               4,900      4,900
                                                               ======     ======

    All shares are fully paid up.

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

17. RESERVES

                                                                   PROFIT AND LOSS
                                                                       ACCOUNT
                                                                1997             1996
Retained profit/(loss) for the accounting period               3,500            18,224
                                                               =====            ======

18. RECONCILIATION OF MOVEMENTS OF SHAREHOLDERS' FUNDS

                                                                1997       1996
Opening shareholders funds as previously stated                22,778      9,801
Prior year adjustment                                           5,247         --
                                                              -------    -------
Opening shareholders funds as restated                         28,025      9,801
Profit for the financial year                                  25,100     25,977
Dividends paid                                                (21,600)   (13,000)
                                                              -------    -------
Closing shareholders funds                                     31,525     22,778
                                                              =======    =======

19. LOANS TO DIRECTORS

                                                                1997       1996
GJ Hanson                                                      8,065        65
BG Edmondson                                                     218       218
                                                               -----       ---
                                                               8,283       283
                                                               =====       ===

20. OBLIGATIONS UNDER HIGHER PURCHASE CONTRACTS AND FINANCE LEASES

                                                                1997       1996
Current obligations                                            29,329     16,128
Due 1 to 3 years                                               64,627     36,387
                                                               ------     ------
                                                               93,956     52,515
                                                               ======     ======

    The above excludes future finance charges.

21. RELATED PARTIES

    In the opinion of the directors no party has control of the company. It is owned in 2 equal shares.

    In the opinion of the directors the following are the related parties of the company, their relationship to the company, and the total of the transactions requiring disclosure under Financial Reporting Standard 8.

                                  WRDC LIMITED

                               AS AT 31 JULY 1997

21. RELATED PARTIES (CONTINUED)
MR GJ HANSON--RELATED BECAUSE HE IS A DIRECTOR

Loan from company and due to it at 31 July 1997                 8,065
                                                               ======

Reimbursed employee expenses and travel advances, net of
  1,320 repaid by GJ Hanson to the company                     12,026
                                                               ======

MR BG EDMONDSON--RELATED BECAUSE HE IS A DIRECTOR

Loan from company and due to it at 31 July 1997                   218
                                                               ======
Reimbursed employee expenses                                    6,641
                                                               ======

MR MS BRAY--RELATED BECAUSE HE IS A DIRECTOR

Reimbursed employee expenses                                   10,678
                                                               ======

    All amounts due to the company are repayable on demand and no interest is charged. All amounts arose during the year except for the loan to BG Edmondson and 65 of the amount due from GJ Hanson. The amounts shown as outstanding above are as at 31 July 1997 and are also the maximum amounts due during the year.

    All reimbursed expenses represent the actual costs the directors incurred.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") are presented to give effect to the acquisition of a 25.1% interest in WRDC Limited (WRDC) in February 2000, and the sale of common stock in February 2000, resulting in net proceeds of $28,000,000, which provided the funds for the acquisition of WDRC. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of the Company. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The 25.1% investment in WRDC has been accounted for under equity method of accounting. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the Pro Forma Financial Statements. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of the Company and WRDC included elsewhere in this Prospectus.

    The following unaudited pro forma condensed statements of operations for the year ended June 30, 1999 and the nine months ended March 31, 2000 give effect to the investment in WRDC as though it had occurred on July 1, 1998.

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

               YEAR ENDED JUNE 30, 1999 AND THE NINE MONTHS ENDED
                                 MARCH 31, 2000
                                  (UNAUDITED)

                                     YEAR ENDED JUNE 30, 1999            NINE MONTHS ENDED MARCH 31, 2000
                               ------------------------------------   --------------------------------------
                                            PRO FORMA                               PRO FORMA
                                COMPANY     ADJUSTMENT   PRO FORMA      COMPANY     ADJUSTMENT    PRO FORMA
                               ----------   ----------   ----------   -----------   ----------   -----------
Net sales....................  $   33,711    $     --    $   33,711   $   121,186    $     --    $   121,186
Cost of sales................     (10,559)         --       (10,559)       (1,277)         --         (1,277)
                               ----------    --------    ----------   -----------    --------    -----------
  Gross profit...............      23,152          --        23,152       119,909          --        119,909
Operating expenses...........     (72,783)         --       (72,783)   (4,802,036)         --     (4,802,036)
                               ----------    --------    ----------   -----------    --------    -----------
  Operating loss.............     (49,631)         --       (49,631)   (4,682,127)         --     (4,682,127)

Other income (expense)
  Equity in earnings (loss)
    of WRDC..................          --     (26,472)(1)    (26,472)          --     (49,236)       (49,236)
  Other, net.................          --          --            --        71,421          --         71,421
                               ----------    --------    ----------   -----------    --------    -----------
                                       --          --       (26,472)       71,421     (49,236)        22,185
                               ----------    --------    ----------   -----------    --------    -----------
Net loss.....................  $  (49,631)   $(26,472)   $  (76,103)  $(4,610,706)   $(49,236)   $(4,659,942)
                               ==========    ========    ==========   ===========    ========    ===========
Loss per share...............  $     0.00                $     0.00   $     (0.32)               $     (0.32)
                               ==========                ==========   ===========                ===========
Weighted average number of
  shares outstanding.........  13,765,808      78,000    13,843,808    14,462,226      78,000     14,540,226
                               ==========    ========    ==========   ===========    ========    ===========

Notes:

(1) To record equity in earnings or loss of WRDC for the year ended July 31, 1999 and the nine months ended April 30, 2000, respectively, adjusted to provide amortization of goodwill of $56,000 for the year ended June 30, 1999, and $42,000 for the nine months ended March 31, 2000. Goodwill is being amortized over ten years by the straight-line method. The fiscal year of WRDC ends on July 31.

(2) To reflect the portion of the shares issued in the offering in February 2000, the proceeds of which were used to fund the $800,000 investment in WRDC.

(3) Revenue and net earnings of WRDC were as follows:

                                                                            NINE MONTHS
                                                           YEAR ENDED     ENDED APRIL 30,
                                                         JULY 31, 1999          2000
                                                         --------------   ----------------
Revenues...............................................    $1,831,261        $2,075,000
Net earnings (loss)....................................    $  117,641        $  (28,830)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Toucan Gold Corporation

We have audited the accompanying consolidated balance sheets of Toucan Gold Corporation as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998, and the period from November 3, 1995 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Toucan Gold Corporation as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 and the period from November 3, 1995 through December 31, 1998, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in its development stage and is not generating cash from operations. As discussed in Note C, additional financing is necessary for the Company to continue its exploration and development activities. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRANT THORNTON LLP

Dallas, Texas
March 5, 1999

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                               DECEMBER 31,
                                                         -------------------------
                                                            1997          1998       JUNE 30, 1999
                                                         -----------   -----------   --------------
                                                                                      (UNAUDITED)
Cash...................................................  $   504,795        83,973    $       711
Receivables and other assets...........................       16,375        47,844      1,024,200
                                                         -----------   -----------    -----------
    Total current assets...............................      521,170       131,817      1,024,911
Noncurrent receivable..................................           --            --        718,900
Investment in subsidiary...............................           --            --      1,707,398
Mineral rights.........................................    3,087,895     2,559,869             --
                                                         -----------   -----------    -----------
                                                         $ 3,609,065   $ 2,691,686    $ 3,451,209
                                                         ===========   ===========    ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Amounts payable to related parties.....................  $   131,139   $   100,436    $    70,000
Accrued expenses and other liabilities.................       67,974            --        149,207
                                                         -----------   -----------    -----------
    Total current liabilities..........................      199,113       100,436        219,207

Stockholders' equity
  Preferred stock, par value $.01 per share;
    authorized, 2,000,000 shares; issued and
    outstanding, none..................................           --            --             --
  Common stock, $.01 par value per share; authorized
    30,000,000 shares; issued and outstanding 8,039,933
    shares and 8,237,933 shares and 9,085,433..........       80,399        82,379         90,854
  Additional paid-in capital...........................    4,488,606     4,526,226      4,687,251
  Deficit accumulated during the development stage.....   (1,159,053)   (2,017,355)    (1,546,103)
                                                         -----------   -----------    -----------
    Total stockholders' equity.........................    3,409,952     2,591,250      3,232,002
                                                         -----------   -----------    -----------
                                                         $ 3,609,065   $ 2,691,686    $ 3,451,209
                                                         ===========   ===========    ===========

        The accompanying notes are an integral part of these statements.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  FOR THE PERIOD                       FOR THE PERIOD
                                                                 NOVEMBER 3, 1995                     NOVEMBER 3, 1995
                                                                  (COMMENCEMENT       FOR THE SIX       (COMMENCEMENT
                            FOR THE YEARS ENDED DECEMBER 31,      OF OPERATIONS)         MONTHS        OF OPERATIONS)
                            ---------------------------------        THROUGH             ENDED        THROUGH JUNE 30,
                              1996        1997        1998      DECEMBER 31, 1998    JUNE 30, 1999          1999
                            ---------   ---------   ---------   ------------------   --------------   -----------------
                                                                                      (UNAUDITED)        (UNAUDITED)
Cost and expenses
  Legal and professional
    fees..................  $ 156,442   $ 312,007   $ 141,261      $   612,210         $ 128,568         $   740,778
  Consulting fees.........     24,000     237,288     214,985          476,273           170,581             646,854
  Abandoned claims........         --      50,000     385,420          435,420                --             435,420
  Travel costs............    114,264      82,254      14,818          253,889            15,031             268,920
  Public relations........     33,655      59,613      62,766          156,034             2,388             158,422
  Other...................     30,110      42,553      15,101           88,054            12,124             100,178
                            ---------   ---------   ---------      -----------         ---------         -----------
    Total cost and
      expenses............    358,471     783,715     834,351        2,021,880           328,692           2,350,572

Other (income) expense
  Interest income.........    (17,650)    (59,168)     (1,898)         (78,716)               --             (78,716)
  Gain on sale of
    subsidiary............         --          --          --               --          (799,944)           (799,944)
  Interest expense........     48,342          --      25,849           74,191                --              74,191
                            ---------   ---------   ---------      -----------         ---------         -----------
    Total other (income)
      expense.............     30,692     (59,168)     23,951           (4,525)         (799,944)           (804,469)
                            ---------   ---------   ---------      -----------         ---------         -----------
    Net earnings (loss)...  $(389,163)  $(724,547)  $(858,302)     $(2,017,355)        $ 471,252         $(1,546,103)
                            =========   =========   =========      ===========         =========         ===========
Basic and diluted earnings
  (loss) per share........  $    (.09)  $    (.09)  $    (.11)                         $     .06
                            =========   =========   =========                          =========
Weighted average shares
  outstanding--basic and
  diluted.................  4,210,334   7,476,372   8,050,891                          8,533,318
                            =========   =========   =========                          =========

        The accompanying notes are an integral part of these statements.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                DEFICIT
                                                                              ACCUMULATED
                                              COMMON STOCK       ADDITIONAL     DURING
                                          --------------------    PAID-IN     DEVELOPMENT
                                           SHARES      AMOUNT     CAPITAL        STAGE        TOTAL
                                          ---------   --------   ----------   -----------   ----------
Balance at November 3, 1995.............         --   $     --   $       --   $        --   $       --
Issuance of common stock................    647,857     96,170           --            --       96,170
Net loss................................         --         --           --       (45,343)     (45,343)
                                          ---------   --------   ----------   -----------   ----------

Balance at January 1, 1996..............    647,857     96,170           --       (45,343)      50,827
Recapitalization of Toucan Mining
  Limited and merger with Starlight
  Acquisitions, Inc.....................  4,453,602    (50,787)     150,787            --      100,000
Issuance of common stock, net of
  expenses of $519,700..................  2,331,141     28,943    3,899,892            --    3,928,835
Net loss................................         --         --           --      (389,163)    (389,163)
                                          ---------   --------   ----------   -----------   ----------

Balance at December 31, 1996............  7,432,600     74,326    4,050,679      (434,506)   3,690,499

Issuance of common stock................    607,333      6,073      437,927            --      444,000
Net loss................................         --         --           --      (724,547)    (724,547)
                                          ---------   --------   ----------   -----------   ----------

Balance at December 31, 1997............  8,039,933     80,399    4,488,606    (1,159,053)   3,409,952
Issuance of common stock................    198,000      1,980       37,620            --       39,600
Net loss................................         --         --           --      (858,302)    (858,302)
                                          ---------   --------   ----------   -----------   ----------

Balance at December 31, 1998............  8,237,933     82,379    4,526,226    (2,017,355)   2,591,250
Issuance of common stock................    847,500      8,475      161,025            --      169,500
Net earnings............................         --         --           --       471,252      471,252
                                          ---------   --------   ----------   -----------   ----------

Balance at June 30, 1999 (unaudited)....  9,085,433   $ 90,854   $4,687,251   $(1,546,103)  $3,232,002
                                          =========   ========   ==========   ===========   ==========

         The accompanying notes are an integral part of this statement.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              FOR THE PERIOD                      FOR THE PERIOD
                                                                             NOVEMBER 3, 1995                    NOVEMBER 3, 1995
                                             FOR THE YEARS ENDED              (COMMENCEMENT         FOR THE       (COMMENCEMENT
                                                DECEMBER 31,                  OF OPERATIONS)      SIX MONTHS      OF OPERATIONS
                                    -------------------------------------        THROUGH             ENDED           THROUGH
                                       1996          1997         1998      DECEMBER 31, 1998    JUNE 30, 1999    JUNE 30, 1999
                                    -----------   -----------   ---------   ------------------   -------------   ----------------
                                                                                                  (UNAUDITED)      (UNAUDITED)
Operating activities
  Net earnings (loss).............  $  (389,163)  $  (724,547)  $(858,302)     $(2,017,355)        $ 471,252       $(1,546,103)
    Adjustments to reconcile net
      earnings (loss) to net cash
      used in operating activities
      Claims written off..........           --        50,000     385,420          435,420                --           435,420
      Gain on sale of
        subsidiary................           --            --          --               --          (799,944)         (799,944)
      Issuance of common stock in
        payment of expense........           --            --          --               --           169,500           169,500
  Net changes in operating assets
    and liabilities
    Receivables and other
      assets......................        1,626       (10,001)    (19,269)         (35,644)           12,725           (22,919)
    Accrued expenses and other
      liabilities.................      (11,289)      169,802     220,007          419,120            71,315           490,435
                                    -----------   -----------   ---------      -----------         ---------       -----------
      Net cash used in operating
        activities................     (398,826)     (514,746)   (272,144)      (1,198,459)          (75,152)       (1,273,611)
Investing activities
  Acquisition and exploration of
    mineral rights................   (1,235,912)   (1,446,453)   (710,748)      (3,512,643)          (78,110)       (3,590,753)
  Sale of option (Note C).........           --            --     275,000          275,000                --           275,000
      Net cash used in investing
        activities................   (1,235,912)   (1,446,453)   (435,748)      (3,237,643)          (78,110)       (3,315,753)
Financing activities
  Net repayments/borrowings from
    related parties...............  $   (72,260)  $    (9,051)  $ 287,070      $   287,070         $  70,000       $   357,070
  Issuance of common stock, net of
    expenses......................    3,624,835       444,000          --        4,133,005                --         4,133,005
  Proceeds from merger with
    Starlight
    Acquisitions, Inc.............      100,000            --          --          100,000                --           100,000
                                    -----------   -----------   ---------      -----------         ---------       -----------
      Net cash provided by
        financing activities......    3,652,575       434,949     287,070        4,520,075            70,000         4,590,075
                                    -----------   -----------   ---------      -----------         ---------       -----------
      Net increase (decrease) in
        cash......................    2,017,837    (1,526,250)   (420,822)          83,973           (83,262)              711
Cash at beginning of period.......       13,208     2,031,045     504,795               --            83,973                --
                                    -----------   -----------   ---------      -----------         ---------       -----------
Cash at end of period.............  $ 2,031,045   $   504,795   $  83,973      $    83,973         $     711       $       711
                                    ===========   ===========   =========      ===========         =========       ===========
Cash paid for:
  Interest........................  $    48,342   $        --   $   7,680      $    56,022         $      --       $    56,022
Noncash investing and financing
  activities:
  Mineral rights acquired for
    common stock..................      336,000        30,000       3,600          369,600                --           369,600
  Securities received on sale of
    option........................           --            --     677,500          677,500                --           677,500
  Securities used to satisfy
    liabilities...................           --            --     665,300          665,300                --           665,300
  Common stock issued for
    services......................           --            --      36,000           58,500                --            58,500

        The accompanying notes are an integral part of these statements.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--ORGANIZATION AND NATURE OF OPERATIONS

    ORGANIZATION

    Starlight Acquisitions, Inc. (Starlight) was formed in 1989 and was a publicly-held development stage company with no principal operations since its incorporation. On May 10, 1996, Starlight merged with Toucan Mining Limited (Toucan Mining), an Isle of Man corporation which began operations on November 3, 1995. Pursuant to the terms of the merger agreement, each stockholder of Toucan Mining received seven shares of Starlight common stock for each share of Toucan Mining common stock. Immediately after the merger, the stockholders of Toucan Mining owned approximately 89% of the outstanding common stock of Starlight. Therefore, the merger has been accounted for as a reverse merger, whereby Toucan Mining is deemed for accounting purposes to have acquired Starlight.

    During July 1996, Starlight formed Toucan Gold Corporation (Toucan Gold or the Company), a wholly-owned subsidiary and a Delaware corporation. On July 29, 1996, Starlight merged into Toucan Gold, and pursuant to the terms of the merger, the outstanding shares of Starlight were canceled in exchange for shares of Toucan Gold. (See Note H).

    NATURE OF OPERATIONS

    Toucan Gold Corporation and subsidiaries, collectively (the Company) are engaged in acquiring, exploring and developing mineral rights in Brazil. No revenues have been generated. See Note C regarding sale of option to purchase the Company's mineral rights.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

    CONSOLIDATION

    The consolidated financial statements include the accounts of the Toucan Gold Corporation and its wholly-owned subsidiaries, Toucan Mining Limited (Mining), and Isle of Man company, and Mineradora de Bauxita Ltd. (MBL), a Brazilian company.

    MINERAL RIGHTS

    Acquisition costs of mineral rights and related exploration and development expenditures are deferred. If deferred expenditures exceed estimated net realizable values, the assets will be written down to their estimated net realizable values. Costs relating to abandoned properties will be written-off when such a decision is made.

    CURRENCY TRANSLATION

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar. The remeasurement of local currencies and transactions denominated in local currencies creates translation adjustments which are included in operations. For 1996, 1997 and 1998, these translation adjustments were not material.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FINANCIAL INSTRUMENTS

    The carrying amounts reported in the balance sheet for cash and payables approximate fair value due to the short-term maturity of these financial instruments.

    USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INTERIM PERIOD FINANCIAL STATEMENTS

    The consolidated financial statements of Toucan Gold Corporation and subsidiaries as of June 30, 1999 and for the six month period then ended, contained herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial position as of June 30, 1999, and the consolidated results of operations and cash flows for the six month period then ended, have been made. In addition, all such adjustments made, in the opinion of management, are of a normal recurring nature. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the interim reporting rules of the Securities and Exchange Commission.

NOTE C--SALE OF OPTION TO PURCHASE MINERAL RIGHTS

    On December 3, 1998, the Company sold an option to Minmet PLC (Minmet), an Irish publicly-traded company, to purchase all of the outstanding capital stock of MBL. The option price was 7.5 million shares of Minmet valued at $677,500. The option has an exercise price of 25 million Minmet shares and expires
June 30, 1999. In connection with the purchase of option, Minmet agreed to spend $500,000 on exploration of MBL's mineral claims, to make a survey of the claims, and to pay the operating costs of MBL for the period from November 1, 1998 to June 30, 1999.

    Minmet also acquired from the Company for $275,000, an option to acquire $995,000 of debt owed by MBL to the Company. The option exercise price is $250,000 plus warrants to purchase 7.7 million Minmet shares at (pound) .08 per share. This option also expires on June 30, 1999.

    The proceeds of $952,500 from the sale of the options have been applied against the carrying value of the mineral interests. Based on the market price of Minmet shares on March 1, 1999 of (pound) .075 ($.12), the Company would recognize a gain of approximately $700,000 if both options were exercised. However, there is no assurance the options will be exercised.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE D--REALIZATION OF ASSETS

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the company as a going concern. However, the Company is a development stage company which has undertaken a program of mineral exploration to target and explore selected areas of its claims to determine which areas are most likely to contain economic gold reserves.

    The recoverability of the cost of mineral rights is dependent on the Company's ability to continue exploration, establish the existence of economically recoverable reserves, develop these reserves, and achieve profitable production or obtain sufficient proceeds from the disposition of the rights. The Company's ability to continue exploration is dependent upon raising additional capital or embarking into joint ventures to fund these activities.

    The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. As discussed in Note C, the Company has sold an option to Minmet PLC for the purchase of mineral rights.

NOTE E--MINERAL RIGHTS

    Mineral rights include the following:

                                                                DECEMBER 31,
                                                           -----------------------
                                                              1997         1998
                                                           ----------   ----------
Consideration paid for priority claims...................  $1,642,000   $1,350,680
Other acquisition and exploration costs (Note F).........   1,445,895    2,161,689
                                                           ----------   ----------
                                                            3,087,895    3,512,369
  Less proceeds from sale of options.....................          --      952,500
                                                           ----------   ----------
                                                           $3,087,895   $2,559,869
                                                           ==========   ==========

    The Company owns priority claims for approximately 480,000 (1,233,317 in 1997) hectares which were filed for exploration in 1995 with the Departamento Nacional De Produca Mineral (DNPM), the Brazilian governmental agency responsible for regulating mineral rights. The Company was not required to make any payments to the DNPM or third parties in relation to the filing of these claims.

    In November 1996, the Company entered into a transaction with a Brazilian individual to acquire 25 additional priority claims, over a period of time, as each of these claims were confirmed by the DNPM. As of December 31, 1997, the Company had acquired 16 of these claims, approximately 97,000 hectares, although, the Company was informed by the DNPM that the seller did not hold priority title on one of these 16 claims. As a result, the Company currently holds priority claim on only 15 of these claims. Consideration paid for these claims included $1,076,000 in cash and 210,000 shares of common stock.

    In 1997, the Company acquired 10 claims from a stockholder for $50,000 in cash, 133,333 shares of the Company's common stock, and warrants to purchase 133,333 shares at $1.50 per share. The warrants expire on January 1, 2000. In 1998, the Company acquired one claim from the same stockholder for

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE E--MINERAL RIGHTS (CONTINUED)
$48,000. The stockholder holds the claims on behalf of the Company under an agreement of beneficial ownership.

    In 1998, the Company abandoned 85 claims covering approximately 800,000 hectares, which resulted in a write-off of $385,420. No significant exploration had been performed on these claims.

    At December 31, 1998, the Company's remaining claims filed for exploration covered approximately 941,000 hectares. The number of hectares for which exploration is granted by DNPM is expected to be less than the number of hectares for which the Company has filed.

NOTE F--RELATED PARTIES

    From November 3, 1995 (inception) until November 1996, the Company's activities were primarily financed by related parties in the form of short-term loans. Advances and repayments during 1996 under the short-term loans were $646,704 and $767,564, respectively. Interest expense paid in 1996 to related parties in relation to these loans was $48,342.

    Amounts payable to related parties at December 1997 and 1998 was $131,139 and $100,436, respectively.

    In 1996, 1997, and 1998, the Company made payments of approximately $307,000, $526,000 and $259,000, respectively, to related parties, including five stockholders, for various consulting services including geological surveys and advice, working with the DNPM to establish beneficial ownership of the priority claims, Brazilian legal and regulatory advice in relation to the priority claims, and the registration of MBL. Included in these costs are approximately $250,000, $330,000 and $174,000 in 1996, 1997 and 1998,
respectively, which are considered to be costs relating to the acquisition and exploration of mineral rights and have been capitalized as mineral rights.

    In 1998, a fee of $60,000 was paid to a related party for assistance in connection with the sale of the option to Minmet PLC (Note C).

    In 1998, related parties advanced $434,000 to the Company. Substantially all of these advances, including interest of $18,000, were repaid by December 31, 1998 with shares of Minmet PLC received in connection with the sale of an option (Note C). See Note E regarding other related party transactions.

NOTE G--PER SHARE DATA

    Earnings (loss) per share is determined by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period. No effect has been given to assumed exercise of options or warrants because their effect would be anti-dilutive.

NOTE H--STOCK OPTIONS AND WARRANTS

    As described in Note A, Starlight's outstanding shares were canceled in exchange for shares of the Company. Additionally, Starlight warrants issued on May 10, 1996 to purchase an additional 100,000 shares of Starlight common stock at an exercise price of $4.00 per share were exchanged for the Company's warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $4.00 per share. The holders of these warrants have certain piggy-back registration rights with respect to the shares

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE H--STOCK OPTIONS AND WARRANTS (CONTINUED) of the Company's common stock underlying the warrants. The warrants are immediately exercisable and expire on the six month anniversary of closing of the first registration of securities by the Company.

    On November 1, 1996, the Company completed an offering of 1,600,000 units for gross proceeds of $4 million. Each unit consisted of one share of common stock, par value $.01 per share, and one common stock share purchase warrant (the Company Warrants). Each Company Warrant entitles the holder to subscribe for one additional share of Company common stock at a price of $3.50 per share. These warrants expired on January 31, 1998.

    During 1997, the Company issued warrants to certain individual stockholders to purchase 533,000 shares of the Company's common stock at an exercise price of $1.50 per share. The warrants are immediately exercisable and expire in January 1, 2000.

    The Company issued stock options to employees in 1997. All options were granted at prices no less than market price at date of grant. The Company accounts for stock option grants pursuant to the provisions of APB No. 25 and accordingly, has recognized no expense related to the grants. All options are exercisable immediately, and expire over periods of approximately two to four years after grant.

    Option activity for 1997 and 1998 is as follows:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                           NUMBER OF   EXERCISE
                                                            SHARES      PRICE
                                                           ---------   --------
Outstanding at January 1, 1997...........................        --     $  --
  Granted................................................   350,000      1.00
                                                            -------     -----
Outstanding at December 31, 1997 and 1998................   350,000      1.00
                                                            =======
Exercisable at December 31, 1997 and 1998................   350,000     $1.00
                                                            =======     =====

    The weighted average remaining life at December 31, 1997 of the options was
1.1 years.

    If the Company had elected to account for stock options under the fair value method pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been increased to the pro forma amounts set forth below:

                                                            1998       1997
                                                          --------   --------
Net loss:
    Actual..............................................  $858,302   $724,547
    Pro forma...........................................   950,802    759,547
Loss per share
    Actual..............................................  $   0.11   $   0.09
    Pro forma...........................................  $   0.12   $   0.10

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE H--STOCK OPTIONS AND WARRANTS (CONTINUED)
    The fair value of these options was estimated at date of grant using the Black-Scholes option pricing model with the following assumptions used:

                                                               1998       1997
                                                             --------   --------
Dividend yield.............................................       0%         0%
Volatility.................................................     122%       122%
Risk-free interest rate....................................     5.0%       5.0%
Expected life..............................................   1 year    2 years

    The weighted average fair value per share of options granted in 1997 and 1998 were $0.35 and $0.23, respectively.

NOTE I--INCOME AND OTHER TAXES

    Income tax expense for all years differs from the amount computed by applying the applicable U.S. corporate income tax rate of 34% to net loss before taxes because a benefit has not been recorded for net operating loss carryforwards due to uncertainty over their realization.

    The tax effects of temporary differences that give rise to deferred tax assets were as follows:

                                                            DECEMBER 31,
                                                        ---------------------
                                                          1998        1997
                                                        ---------   ---------
Deferred tax asset
  Net operating loss carryforwards....................  $ 188,000   $ 105,000
  Organization costs..................................    172,000     172,000
                                                        ---------   ---------
Gross deferred tax assets.............................    360,000     277,000
Valuation allowance...................................   (360,000)   (277,000)
                                                        ---------   ---------
    Net deferred taxes................................  $      --   $      --
                                                        =========   =========

    At December 31, 1998, the Company had approximately $500,000 of U.S. net operating loss carryforwards expiring through 2018.

    Under Brazilian tax law, MBL must begin to pay property taxes on the claims under exploration upon the public disclosure of the claims by the Brazilian authorities.

NOTE J--COMMITMENT AND CONTINGENCIES

    Under an agreement with a Brazilian individual (Note E) , the Company is committed to acquire 9 additional priority claims upon clearance of title by the DNPM. A dispute has arisen between the parties as to the amount to be paid for the additional claims. The Company interprets the agreement to provide for consideration for each claim of $36,000 in cash and 12,000 shares of common stock. Pending resolution of the dispute, the Brazilian individual is withholding transfer documentation for the registration with the DNPM of the 15 claims previously delivered (Note E) . While transfer documentation is not a prerequisite to registration of claims, the lack of documentation complicates and prolongs the registration process. The Company has commenced the registration process and believes that it will be successful in obtaining registration of all 15 claims. However, there is no assurance that these claims will be certified by the DNPM.

                            TOUCAN GOLD CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE J--COMMITMENT AND CONTINGENCIES (CONTINUED)
    The Company is required to obtain the consent of surface owners to access the surface property for exploration and mining. In the event an agreement cannot be reached with the surface owner, the Company may seek legal recourse under Brazilian law which provides the claim holder the right to access if conducting mineral exploration activities. The surface owner is granted a royalty on future production.

NOTE K-- INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1999
       (UNAUDITED)

    (1) Sale of Mineral Rights

    On June 30, 1999, Minmet exercised its options to purchase (1) all of the outstanding capital stock of Mineradora de Bauxita Ltda. (MBL), a Brazilian company and a wholly-owned subsidiary, and (2) debt in the amount of $1,000,000 plus interest owed by MBL to the Company. The aggregate exercise price of the options was $3,400,000 consisting of 25 million Minmet ordinary shares, $250,000 in cash, and warrants to purchase 7.7 million shares of Minmet at (pound) .08 per share. The closing market price of Minmet shares at June 30, 1999 was (pound) .0825 per share ($.13 at the then exchange rate). For accounting purposes, the Company has valued the Minmet shares at (pound) .07 ($.1106) per share, which is a discount from market because of restrictions agreed to by the Company on their sale. The warrants were valued at $385,000. A gain on the sale of $799,944 was recognized.

    At June 30, 1999, the amounts due to Toucan Gold Corporation from Minmet are reflected on the balance sheet as a receivable. A portion of the consideration due from Minmet is owed to Toucan Mining Ltd. (TML), a wholly-owned subsidiary which is no longer consolidated. See Note K(2). In July 1999, Minmet paid to Toucan Gold Corporation and TML the entire amount of consideration due.

    (2) Spin-Off of Subsidiary

    On July 16, 1999, the Board of Directors approved the spin-off of all of the outstanding common shares of TML to the shareholders of Toucan Gold Corporation. Record date for the spin-off is August 3, 1999; provided, however, that the record date will be effective only if the spin-off is effected within 60 days of the record date. Accordingly, in the balance sheet at June 30, 1999, TML has been deconsolidated and is carried on the equity method of accounting. At
June 30, 1999, the assets of TML consisted of cash of $498, a receivable from Minmet of $1,656,900 and mineral rights in the amount of $50,000. The receivable represents the portion of the sale proceeds due to TML (Note K(1)) and consists of the warrants to purchase 7.7 million Minmet shares, valued at $385,000, and
11.5 million Minmet shares valued at $1,271,900.

    (3) Purchase of ITIS Technologies Limited (ITIS)

    On July 22, 1999, Toucan Gold Corporation acquired all of the outstanding capital stock of ITIS, a U.K. company. Consideration given was 4,680,375 common shares, which resulted in the ITIS shareholders owning 34% of the common stock of Toucan Gold Corporation. ITIS is a software development company offering business to business software to facilitate secure internet transactions.

    As a result of the sale of MBL and the spin-off of TML, Toucan Gold will have no operations, and its assets consist of only cash and receivables. The acquisition or ITIS, therefore, will be accounted for as a recapitalization of ITIS.

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    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION
OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Prospectus Summary....................      2
Risk Factors..........................      4
Special Note Regarding Forward-Looking
  Statements; Market Data.............     12
Use of Proceeds.......................     12
Price Range of Common Stock...........     13
Dividend Policy.......................     13
Authoriszor Inc. Selected Financial
  Data................................     14
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     15
Business..............................     20
Management............................     32
Certain Relationships and Related
  Transactions........................     42
Description of Capital Stock..........     43
Shares Eligible for Future Sale.......     47
Plan of Distribution; Selling
  Stockholders........................     49
Where You Can Find More Information...     52
Legal Matters.........................     52
Experts...............................     53
Index to Financial Statements.........    F-1

                                2,827,273 SHARES

                                     [LOGO]

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  MAY 19, 2000

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